                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

                             DATED AS OF MAY 4, 2004

                                     BETWEEN

                        AVIATION FINANCIAL SERVICES INC.

                                       AND

                            KITTY HAWK AIRCARGO, INC.

                                 AIRCRAFT LEASE

                             COMMON TERMS AGREEMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

CONTENTS

SECTION

                                                                                                                   PAGE
1.    INTERPRETATION.............................................................................................    1
   1.1      Definitions..........................................................................................    1
1.2      Construction............................................................................................    1
2.    REPRESENTATIONS AND WARRANTIES.............................................................................    2
3.    CONDITIONS PRECEDENT.......................................................................................    2
4.    COMMENCEMENT...............................................................................................    3
5.    PAYMENTS...................................................................................................    5
6.    MANUFACTURERS' WARRANTIES..................................................................................   18
7.    LESSOR'S COVENANTS.........................................................................................   19
8.    LESSEE'S COVENANTS.........................................................................................   21
9.    INSURANCE..................................................................................................   36
10.      INDEMNITY...............................................................................................   38
11.      EVENTS OF LOSS..........................................................................................   40
12.      RETURN OF AIRCRAFT......................................................................................   42
13.      DEFAULT.................................................................................................   43
14.      ASSIGNMENT..............................................................................................   47
15.      MISCELLANEOUS...........................................................................................   49
16.      DISCLAIMERS AND WAIVERS.................................................................................   55
17.      BROKERS AND OTHER THIRD PARTIES.........................................................................   57
      SCHEDULE 1 Definitions.....................................................................................    1
      SCHEDULE 2 Representations And Warranties..................................................................    1
      SCHEDULE 3 Conditions Precedent............................................................................    1
      SCHEDULE 4 Pre-Delivery Procedures and Delivery Condition..................................................    1
      SCHEDULE 5 Certificate Of Acceptance.......................................................................    1
      SCHEDULE 6 Procedures And Operating Condition At Redelivery................................................    1
      SCHEDULE 7 Insurance Requirements..........................................................................    1
      SCHEDULE 8 Form Of Legal OpinionS..........................................................................    1
      SCHEDULE 9 Events Of Default...............................................................................    1
      SCHEDULE 10  Form of GuarantY..............................................................................    1
      SCHEDULE 11 [Omitted]......................................................................................    1
      SCHEDULE 12 Aircraft Passenger Cabin Interior Standard.....................................................    1
      SCHEDULE 13 Form Of Assignment, Assumption And Release Agreement...........................................    1
      Annex I to Assignment Agreement............................................................................    1
      Annex II To Assignment Agreement...........................................................................    1
      Annex A To Notice of Assignment............................................................................    1
      Annex B To Notice of Assignment............................................................................    1
      SCHEDULE 14 Form Of Lease Supplement No. 1.................................................................    1
      SCHEDULE 15 Form Of CERTIFICATE Lease Termination..........................................................    1
      SCHEDULE 16 Form Of Letter Of Credit.......................................................................    1

                                       i

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                             COMMON TERMS AGREEMENT

THIS COMMON TERMS AGREEMENT (this "CTA") is made as of May 4, 2004, BETWEEN:

Aviation Financial Services Inc. ("AFSI"); and Kitty Hawk Aircargo, Inc.

WHEREAS:

         (A) From time to time, Kitty Hawk Aircargo, Inc. or one of its Affiliates may wish to lease commercial aircraft from AFSI or one of its Affiliates and AFSI or one of its Affiliates may wish to lease commercial aircraft to Kitty Hawk Aircargo, Inc. or one of its Affiliates;

         (B) Each party hereto wishes to provide in one document for certain common terms and conditions, as hereinafter provided in this CTA, that will be applicable, unless otherwise stated, to each such lease referred to in Recital (A); and

         (C) Each such lease transaction will be concluded only on the terms of an agreement entitled "Aircraft Lease Agreement," which together with this CTA (which will be incorporated into and become part of such Aircraft Lease Agreement) will constitute the lease for the applicable aircraft as identified therein;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         All references herein to "Lease" mean the various documents comprising the Lease. In the Lease, capitalized words and expressions not otherwise defined have the meanings set out for them in Schedule 1 or in the Aircraft Lease Agreement.

1.2      CONSTRUCTION

         (a)      In the Lease, unless otherwise stated, a reference to:

                  (i) "Lessor," "Lessee," "GECAS," "Owner" or any other Person includes any of their successors and assigns;

                  (ii) plural concepts shall include the singular and vice versa;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                  (iii) any document, excluding this Common Terms Agreement, shall include any changes to that document and any replacement for it;

                  (iv) a Section or a Schedule is a reference to a section of or a schedule to this CTA or the Aircraft Lease Agreement as so indicated;

                  (v) any Regulation shall include any changes to that Regulation and any replacement for it;

                  (vi) an obligation of a Person refers to any obligation that Person has under or in relation to the Lease;

                  (vii) "includes," "including", "include" or similar terms shall not be construed as limiting and shall mean "including without limitation"; and

                  (viii) in the event of a conflict between the provisions of the Aircraft Lease Agreement and the provisions of this CTA, the provisions of the Aircraft Lease Agreement shall control.

         (b) Headings and Subheadings to Sections and Schedules in the Lease are not intended to affect their meaning.

2.       REPRESENTATIONS AND WARRANTIES

2.1      LESSEE'S REPRESENTATIONS AND WARRANTIES

         Lessee hereby makes the representations and warranties set out in
         Section 1.1 of Schedule 2 as of the date of execution of the Aircraft Lease Agreement and as of the Delivery Date, and Lessee understands that these statements must be true, both when the Aircraft Lease Agreement is executed and on the Delivery Date.

2.2      LESSOR'S REPRESENTATIONS AND WARRANTIES

         Lessor hereby makes the representations and warranties set out in
         Section 1.2 of Schedule 2 as of the date of execution of the Aircraft Lease Agreement and as of the Delivery Date, and Lessor understands that these statements must be true, both when the Aircraft Lease Agreement is executed and on the Delivery Date.

3.       CONDITIONS PRECEDENT

3.1      CONDITIONS PRECEDENT

         Lessee and Lessor will provide each of the Conditions Precedent in a timely fashion. Lessor need not deliver and start the leasing of the Aircraft under the Lease unless each of the Lessor Conditions Precedent is satisfied or waived in writing by Lessor. Lessee need not accept and start the leasing of the Aircraft under the Lease unless each of the Lessee Conditions Precedent is satisfied or waived in writing by Lessee.

3.2      WAIVER

         If any Lessor Condition Precedent is not satisfied, or waived in writing by Lessor, on or before the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee and to start the leasing of the Aircraft, Lessee will ensure that such Lessor Condition Precedent is fulfilled within thirty (30) days after the Delivery Date, and Lessor may treat as an Event of Default the failure of Lessee to do so.

4.       COMMENCEMENT

4.1      LEASING

         (a) The Aircraft Lease Agreement will generally provide a Scheduled Delivery Month. Unless a specific Scheduled Delivery Week or a specific Scheduled Delivery Date has been agreed in the Aircraft Lease Agreement, Lessor shall notify Lessee of the Scheduled Delivery Week as soon as possible, but no later than thirty (30) days prior to the anticipated Delivery Date, and unless a specific Scheduled Delivery Date has been agreed in the Aircraft Lease Agreement, Lessor shall notify Lessee of the Scheduled Delivery Date as soon as practicable but no later than one (1) week prior to the Scheduled Delivery Week, and Lessor shall notify Lessee of any change in the Scheduled Delivery Date as soon as practicable thereafter. Subject to
                  Section 4.4, Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease for the Term, which shall be evidenced by Lessee's execution of Lease Supplement No. 1.

         (b) If (i) Lessee is unwilling or unable to accept delivery of the Aircraft on the date on which Lessor tenders the Aircraft for Delivery to Lessee under and in accordance with Section 4.3(a), or Lessee fails to fulfill any Lessor Condition Precedent on or before such date, and (ii) the Lessee Conditions Precedent are met (or would reasonably be expected to be met if Delivery had occurred), then the Rent Commencement Date for the Aircraft shall be deemed to have occurred on the date on which the Aircraft is tendered by Lessor for Delivery in accordance with subsection (ii) of this
                  Section 4.1(b), and Lessee shall be obligated to pay Rent for the Aircraft on and from such date regardless of whether the Delivery Date occurs or whether Lessee executes Lease Supplement No. 1, but Lessor shall have no obligation to deliver, and Lessee shall have no lease interest in the Aircraft or other right to, possession of the Aircraft unless and until Lessee fulfills all Lessor Conditions Precedent as and when provided in the Lease and Lessee accepts delivery of the Aircraft as evidenced by its execution of Lease Supplement No. 1, and so long as no Default has occurred and is continuing.

         LESSEE WILL BE RESPONSIBLE FOR ALL RISKS ASSOCIATED WITH (I) THE USE AND OPERATION OF THE AIRCRAFT AND (II) ANY LOSS OF OR DAMAGE TO THE AIRCRAFT FROM THE DELIVERY DATE UNTIL POSSESSION OF THE AIRCRAFT IS RETURNED TO LESSOR ON THE RETURN

         OCCASION AND LESSOR EXECUTES AND DELIVERS THE ACKNOWLEDGEMENT CONTEMPLATED BY SECTION 12.4.

4.2      PROCEDURE BEFORE DELIVERY

         Lessor and Lessee will follow the Pre-Delivery Procedure.

4.3      DELIVERY AND ACCEPTANCE

         After the Pre-Delivery Procedure has been carried out:

         (a) Subject to Section 3.1, Lessor will tender delivery of the Aircraft to Lessee at the Delivery Location.

         (b) Subject to Section 3.1, Lessee will accept the Aircraft. Lessee shall also provide evidence of its acceptance by signing Lease Supplement No. 1 and delivering it to Lessor.

         (c) Lessee's acceptance of the Aircraft shall be regarded as absolute, unconditional and irrevocable.

         The Term will commence on the Delivery Date, which Delivery Date is scheduled to occur on the Scheduled Delivery Date, and will expire on the Scheduled Expiry Date unless terminated earlier in accordance with the provisions of the Lease.

4.4      DELAYED DELIVERY

         (a) If Delivery takes place after the Scheduled Delivery Date or does not happen due to an Unforeseen Event or for any other reason (other than an act or omission of Lessor not relating to, or caused by, an Unforeseen Event):

                  (i) Lessor will not be responsible for any Losses that Lessee suffers resulting from the delay or from the non-delivery of the Aircraft; and

                  (ii) Lessee will not, except in the circumstances described in Section 4.4(b), be entitled to terminate the Lease or to reject the Aircraft when it is offered for Delivery because of the delay.

         (b) If the Aircraft has not been tendered for Delivery, in accordance with Section 4.3, by the Final Delivery Date, either party may terminate the Lease by delivering notice to the other party within ten (10) days following the Final Delivery Date. Upon delivery of any such notice, all obligations of each party under the Lease will end on the date of such notice, except that Lessor will repay to Lessee an amount equal to the Deposit (if any), return to Lessee or agree to the cancellation of any Letter of Credit, and release and return any Guarantee given in respect of the Lease. Lessee will remain obligated under its indemnity set forth in Section 3 of Schedule 4.

         (c) Lessee hereby agrees that its only right or remedy for a delay in delivery of the Aircraft due to an Unforeseen Event or for any other reason (other than an act or omission of Lessor not relating to, or caused by, an Unforeseen Event) is the remedy set forth in Section 4.4(b) above and Lessee hereby waives any rights or remedies it may have under Section 2A-406 of the UCC or otherwise for any delay in or failure of delivery.

5.       PAYMENTS

5.1      DEPOSIT

         Lessee shall pay Lessor the Deposit, if any, specified in the Aircraft Lease Agreement.

5.2      RENTAL PERIODS

         The first Rental Period will start on the Rent Commencement Date. Each subsequent Rental Period will start on the date immediately following the last day of the previous Rental Period. Each Rental Period will end on the date immediately before the numerically corresponding day in the next month, except that:

         (a) if there is no numerically corresponding day in that month, it will end on the last day of that month; and

         (b) if a Rental Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.

5.3      RENT

         (a) Time of Payment: Lessee will pay to Lessor or its order Rent in advance, as specified in the Aircraft Lease Agreement, on each Rent Date. Lessor must receive value for the payment on each Rent Date. If a Rental Period begins on a day that is not a Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately before that day.

         (b) Amount: The Rent payable during the Term shall be calculated as provided in the Aircraft Lease Agreement.

5.4      SUPPLEMENTAL RENT

         (a) Amount: If, under the Aircraft Lease Agreement, Lessee is required to pay Supplemental Rent, Lessee will pay that Supplemental Rent, at the rates referred to in the Aircraft Lease Agreement, to Lessor in relation to each calendar month (or part of a month) of the Term, on the fifteenth (15th) day following the end of that calendar month (except that the last payment of Supplemental Rent in respect of the Term shall be paid on the Expiry Date).

         (b) Adjustment: The Supplemental Rent rates shall be adjusted after the Delivery Date not more frequently than annually (with any such adjustment having retrospective application as appropriate to reflect the provisions of paragraphs (ii),
                  (iii) and (iv) below) based on the following:

                  (i) Annual Supplemental Rent Adjustment: by the Annual Supplemental Rent Adjustment, compounded annually commencing on the first anniversary of the Delivery Date, as an agreed inflation adjustment.

                  (ii) Hour to Cycle Ratio Adjustment: Lessor and Lessee acknowledge that the Aircraft Lease Agreement may provide that the Engine Supplemental Rent rate and the Engine LLP Supplemental Rent rate are based upon the assumption that the Aircraft will operate on an Assumed Ratio. If that assumption proves to be incorrect at any time during the Term based upon Lessee's actual operating experience during the most recently preceding twelve (12) months that data is available at the time of determination, and the hour to cycle ratio differs from Assumed Ratio by more than 0.2 during such twelve (12) month period, Lessor shall have the right, upon written notice to Lessee, to adjust the Engine Supplemental Rent rate and the Engine LLP Supplemental Rent rate (in the case of a decrease in the ratio below the Assumed Ratio) and Lessor, upon written request from Lessee, will make that adjustment (in the case of an increase in the ratio above the Assumed Ratio). Any adjustment shall be based on a table contained in the Aircraft Lease Agreement. Actual hour to cycle ratios may fall outside the ratios identified in that table. In that case, the actual values shall be determined by extrapolating the closest observed intervals in the table.

                  (iii) Assumed Utilization Adjustment: Lessor and Lessee acknowledge that the Aircraft Lease Agreement may provide that any amounts of Airframe Supplemental Rent, APU Supplemental Rent and Landing Gear Supplemental Rent payable by Lessee are based upon the assumption that the Aircraft will operate on an Assumed Utilization. If that assumption proves to be incorrect at any time during the Term based upon Lessee's actual operating experience during the most recently preceding twelve (12) months that data is available at the time of determination, such that Lessee's actual utilization of the Aircraft is (x) ***** or greater or (y) ***** or less than the Assumed Utilization, Lessor may make, and notify Lessee of, such adjustment up or down, as applicable, as Lessor reasonably determines is necessary or appropriate in its reasonable discretion to maintain the rates of Airframe Supplemental Rent, APU Supplemental Rent and Landing Gear Supplemental Rent at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                  (iv) Material Revision to Maintenance Program: If the Lessee's Maintenance Program is materially revised and the result of such revision is to materially increase or decrease the cost of obtaining relevant maintenance services above and beyond or below those contemplated by any Supplemental Rent rate then in effect, Lessor may make, and notify Lessee of, such adjustment up or down, as applicable, as Lessor reasonably determines is necessary or appropriate in its reasonable discretion to maintain the Supplemental Rent at levels which accurately reflect the costs associated with obtaining relevant maintenance services at prevailing industry rates.

                  (v)      Each notice by Lessor specified in paragraphs (ii),
                           (iii) and (iv) above shall specify the relevant revised Supplemental Rent rates and the effective date of such revision and Lessee shall be bound by such notice absent manifest error.

                  (vi) Lessee agrees to advise Lessor, in writing, within thirty (30) days following any annualized calculation which would result in the assumptions mentioned in paragraphs (ii) and (iii) above becoming incorrect at any time during the Term.

         (c) Lessor's Property Rights: Lessee acknowledges and agrees that Supplemental Rent is additional rent for the leasing of the Aircraft and not cash collateral or other collateral security for Lessee's maintenance obligations under the Lease. Once paid, all Supplemental Rent is the property of Lessor, it is not refundable to Lessee under any circumstances whatsoever and Lessee has no interest therein whatsoever. For the avoidance of doubt, the provisions of this Section 5.4(c) do not derogate from the provisions set forth in Section 7.2 on Maintenance Contributions.

5.5      PAYMENTS

         All payments by Lessee to Lessor under the Lease will be made for value on the due date in Dollars and in immediately available funds by wire transfer to Deutsche Bank Trust Company Americas, 4 Albany Street, New York, NY, ABA Number 021 001 033, Swift Code BKTRUS 33, for the account of GE Capital Aviation Services, Inc., as Manager, Account number 50 234 585, or such other account as Lessor designates in writing from time to time.

5.6      WITHHOLDING

         (a) WITHHOLDING: Lessee must not deduct any amount from any of its payments under the Lease, for or on account of any Taxes (other than Lessor Taxes), unless it is required by Law to do so, in which case Lessee must:

                  (i) deduct the minimum amount necessary to comply with the Law;

                  (ii) pay Lessor an extra amount so that Lessor receives a net amount on the relevant payment date that is equal to the amount that it would have received if the deduction had not been made. The amount of any such payment to Lessor shall be made taking into account the principles of Section 5.10 so that Lessor shall be in no worse position than it would have been if the deduction had not applied in the first place;

                  (iii) pay the Tax to the relevant taxing authority according to the relevant Law; and

                  (iv) obtain a receipt (if one is available) from the relevant taxing authority and give it to Lessor.

         (b) REPAYMENT OF LESSOR TAXES: If, for any reason, Lessee is required to make any payment of withholding Taxes to a taxing authority (which payment was not deducted from the payment made by Lessee to Lessor on whom such Taxes are imposed) with respect to, or as a result of, any withholding Taxes imposed with respect to a payment pursuant to the Lease which withholding Tax is not the responsibility of Lessee under
                  Section 5.7(a) as a result of Section 5.7(c), then, upon written request of Lessee, Lessor promptly (and in any event within twenty days after receipt of notice of payment of the withholding Taxes and appropriate payment documentation with respect thereto) shall pay to Lessee an amount that equals such withholding Taxes.

5.7      TAX INDEMNITY

         *****

5.8      VALUE ADDED TAX

         (a)      For the purposes of this Section 5.8:

                  (i) "VAT" means value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature; and

                  (ii) "supply" includes anything on or in respect of which VAT is chargeable.

         (b) Lessee will pay to Lessor or the relevant taxing authority and indemnify Lessor against the amount of any VAT chargeable in respect of any supply for VAT purposes under the Lease. Lessee shall provide evidence to Lessor, if available, in respect of any payment it makes of such VAT. The amount of any such payment to Lessor shall be made taking into account the principles of Section 5.10;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. FOUR (4) PAGES OF SECTION 5.7 HAVE BEEN OMITTED PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

         (c) Each amount stated as payable by Lessee under the Lease is exclusive of VAT (if any);

         (d) If, for any reason, Lessee is required to make any payment of VAT to a taxing authority (which payment was not deducted from the payment made by Lessee to Lessor on whom such Tax is imposed) with respect to, or as a result of, any VAT imposed with respect to a payment pursuant to the Lease which VAT is not the responsibility of Lessee under Section 5.7(a) as a result of Section 5.7(c), then, upon written request of Lessee, Lessor promptly (and in any event within twenty days after receipt of notice of payment of the VAT and appropriate payment documentation with respect thereto) shall pay to Lessee an amount that equals such VAT.

5.9      TAX CONTEST

         (a) If a Tax Indemnitee receives a written claim for any Tax for which Lessee would be required to pay an indemnity pursuant to
                  Section 5.7(a)(i), the Tax Indemnitee shall notify Lessee promptly of such claim, provided that any failure to provide such notice will not relieve Lessee of any indemnification obligation pursuant to Section 5.7. If requested by Lessee in writing promptly after receipt of the Tax Indemnitee's notice, the Tax Indemnitee shall, upon receipt of indemnity reasonably satisfactory to it and at the expense of Lessee (including all costs, expenses, legal and accountants' fees and disbursements, and penalties, interest and additions to tax incurred in contesting such claim) in good faith contest or (if permitted by applicable Law and the contest does not relate to income Taxes) permit Lessee to contest such claim by
                  (i) resisting payment thereof if practicable and appropriate,
                  (ii) not paying the same except under protest if protest is necessary and proper, or (iii) if payment is made, using reasonable efforts to obtain a refund of such Taxes in appropriate administrative and judicial proceedings. The Tax Indemnitee shall determine the method of any contest conducted by the Tax Indemnitee and (in good faith consultation with Lessee) control the conduct thereof. Lessee shall determine the method of any contest conducted by Lessee and (in good faith consultation with the Tax Indemnitee) control the conduct thereof. Lessee shall pay in full all payments of Rent and other amounts payable pursuant to the Lease, without reduction for or on account of any Tax, while such contest is continuing. The Tax Indemnitee shall not be required to contest, or to continue to contest, a claim for Taxes under this Section 5.9 if (w) in the case of a contest related to income Taxes, the amount of Taxes at issue is less than *****, or (x) such contest would result in a risk of criminal penalties or risk of a sale, forfeiture or loss of, or the imposition of a Security

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                  Interest (other than a Permitted Lien) on, the Aircraft, or
                  (y) Lessee shall not have furnished, at Lessee's expense, an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to Lessee, that a reasonable basis exists for such contest, or (z) a Default shall be continuing (unless Lessee shall have provided security reasonably satisfactory to the Tax Indemnitee securing Lessee's performance of its obligations under this
                  Section 5.9). If the Tax Indemnitee contests any claim for Taxes by making a payment and seeking a refund thereof, then Lessee shall advance to the Tax Indemnitee, on an interest-free basis, an amount equal to the Taxes to be paid by the Tax Indemnitee in connection with the contest and shall indemnify the Tax Indemnitee on an After-Tax Basis for any adverse tax consequences to the Tax Indemnitee of such interest-free advance. Upon the final determination of any contest pursuant to this Section 5.9 in respect of any Taxes for which Lessee shall have made an advance to the Tax Indemnitee in accordance with the immediately preceding sentence, the amount of Lessee's obligation shall be determined as if such advance had not been made; any indemnity obligation of Lessee to the Tax Indemnitee under this Section
                  5.9 and the Tax Indemnitee's obligation to repay the advance will be satisfied first by setoff against each other, and any difference owing by either party shall be paid within ***** days after such final determination.

         (b) If any Tax Indemnitee obtains a refund or reimbursement of all or any part of any Taxes for which a full indemnity was paid by Lessee under Section 5.7 hereof or otherwise, such Tax Indemnitee shall pay Lessee the amount of such refund or reimbursement, reduced by any Taxes imposed on such Tax Indemnitee on receipt or accrual of such refund or reimbursement and increased by any Taxes saved by such Tax Indemnitee by reason of the deductions, credits, allocations or allowances in respect of such payment by Lessee. If, in addition to such refund or reimbursement, a Tax Indemnitee receives an amount representing interest on such refund or reimbursement, such Tax Indemnitee shall pay to Lessee the portion of such interest which is fairly attributable to such refund, reduced by any Taxes imposed on such Tax Indemnitee on receipt or accrual of such interest and increased by any Taxes saved by reason of the deductions, credits, allocations or allowances in respect of such payment. A Tax Indemnitee shall not be required to make any payment to Lessee pursuant to this
                  Section 5.9 if, and for so long as, a Payment Default or an Event of Default shall have occurred and be continuing.

         (c) Any Tax Indemnitee in its sole discretion (by written notice to Lessee) may waive its rights to indemnification pursuant to
                  Section 5.7 with respect to any claim for any Tax and may refrain from contesting or continuing the contest of such claim, in which event Lessee shall have no obligation to indemnify such Tax Indemnitee for the Taxes that are the subject of such claim. If any Tax Indemnitee agrees to a settlement of any contest conducted pursuant to this Section
                  5.9 without the prior

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                  written consent of Lessee, which consent shall not be unreasonably withheld, then such Tax Indemnitee shall be deemed to have waived its rights to the indemnification provided for in Section 5.7 with respect to the Tax liability accepted in such settlement.

         (d)      Information:

                  (i) If Lessee is required by any applicable Law, or by any third party, to deliver any report or return in connection with any Taxes for which Lessee would be obligated to indemnify Lessor or any other Tax Indemnitee under the Lease, Lessee will complete the same and, on request, supply a copy of the report or return to Lessor. Should Lessee require any information exclusively within the Control of Lessor or another Tax Indemnitee to properly complete and deliver any such report or return, Lessor or such other Tax Indemnitee shall, at Lessee's expense, furnish such information to Lessee promptly after request therefor.

                  (ii) If any report, return or statement is required to be made by Lessor or any other Tax Indemnitee with respect to any Tax for which there is an indemnity obligation of Lessee under the Lease, and Lessee knows of, or reasonably should have known of, such return, report or statement, Lessee will promptly notify Lessor of the requirement and:

                                    (A)      if permitted by applicable Law,
                                             make and timely file such report,
                                             return or statement (except for any
                                             report, return or statement that
                                             Lessor has notified Lessee that
                                             Lessor or any other Tax Indemnitee
                                             intends to prepare and file),
                                             prepare such return in such manner
                                             as will show Lessor as lessor of
                                             the Aircraft and the ownership of
                                             the Aircraft in Owner if required
                                             or appropriate, and provide Lessor
                                             upon request a copy of each such
                                             report, return or statement filed
                                             by Lessee, or

                                    (B)      if Lessee is not permitted by
                                             applicable Law to file any such
                                             report, return or statement, Lessee
                                             will prepare and deliver to Lessor
                                             a proposed form of such report,
                                             return or statement within a
                                             reasonable time prior to the time
                                             such report, return or statement is
                                             to be filed.

                  (iii) Lessee will provide such information and documents as Lessor may reasonably request to enable Lessor or any other Tax Indemnitee to comply with its tax filing, audit and litigation obligations. Lessor or any other Tax Indemnitee will provide such information or documents, at Lessee's expense, that Lessee does not otherwise have as Lessee may reasonably request and which are necessary to enable Lessee to comply with its obligations under the Lease (including Sections
                           5.6 and 5.7 of this CTA and in the Aircraft Lease Agreement).

5.10     INDEMNITY PAYMENTS - AFTER-TAX BASIS; TAX CREDIT

         (a) AFTER-TAX BASIS: The amount of any payment made under Section 5.6, Section 5.7 (including Section 5.7(d)), Section 5.8,
                  Section 5.21, Section 8.13, Section 10, Section 11.1(c),
                  Section 12.2, or Section 13 to or for the benefit of any Indemnitee, shall include such amount as may be necessary to hold such Indemnitee harmless on an After-Tax Basis from all Taxes required to be paid by such Indemnitee with respect to such payment or indemnity (including any payments pursuant to this Section 5.10 determined based on the assumption that at the time each such payment or indemnity is accrued by the relevant Indemnitee, such payment or indemnity will be subject to (i) United States federal income tax at the highest marginal statutory tax rate applicable to corporations in the highest taxable income bracket, (ii) United States state and local income taxes at the composite of the highest marginal statutory tax rates applicable to the Tax Indemnitee and (iii) income taxes (if any) imposed by countries outside the United States at the actual rates imposed on the relevant Indemnitee).

         (b) TAX CREDIT: If Lessor, in good faith, determines that it has realized a tax benefit (by way of deduction, credit or otherwise) as a result of any payment or Tax for which Lessee is liable under Section 5.6(a) 5.7 or 5.8, Lessor shall pay to Lessee as soon as practicable after the tax benefit has been realized (but not before Lessee has made all payments and indemnities to Lessor required under Section 5.6, 5.7 or 5.8) an amount which will ensure that (after taking account of the payment itself) Lessor is in no better and no worse position than it would have been if the deduction had not applied. Nothing in this Section 5.10(b) shall:

                  (i) interfere with the right of Lessor to arrange its tax affairs in whatever manner it thinks fit; or

         oblige Lessor to disclose any information relating to its Tax affairs or any Tax computations (other than computations made with respect to any amounts claimed by Lessor from Lessee pursuant to this Section 5.6,
         Section 5.7 or Section 5.8 hereof); provided, however, that if any of the information related to the computations is contained in tax returns or other documents involving matters unrelated to the Lease or is otherwise confidential information, then such information shall be confirmed by Lessor's independent auditors.

5.11     LESSOR OBLIGATIONS FOLLOWING EXPIRY DATE

         Within ninety-one (91) days (or such shorter period of not less than thirty (30) days after the Expiry Date to which Lessor may agree after Lessee demonstrates to Lessor's reasonable satisfaction that there is no risk whatsoever of any payment made or to be made under the Lease being avoided (or otherwise rescinded) under Section 547 of the United States Bankruptcy Code of 1978, as amended, or any similar occurrence under any analogous provision of applicable United States federal or state Law) after:

         (a) redelivery of the Aircraft to Lessor in accordance with and in the condition required by the Lease; or

         (b) payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date; or

         (c) termination of the Lease prior to the commencement of the Term in accordance with the provisions of the Lease; or

         (d) or in each case such later time as Lessor is reasonably satisfied that Lessee has irrevocably paid to Lessor all amounts that may then be due and payable under the Lease and the Other Agreements and in each case so long as no Default has occurred and is continuing:

                  (i) Lessor will pay to Lessee an amount equal to the balance of the Deposit (if any);

                  (ii) Lessor will pay to Lessee the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and

                  (iii) Lessor will return to Lessee or agree to the cancellation of any Letter of Credit.

5.12     NET LEASE

         The Lease is a net lease. Lessee's obligation to pay Rent and to perform all of its other obligations under the Lease is absolute and unconditional no matter what happens and no matter how fundamental or unforeseen the event, including any of the following:

         (a) any right of set-off, counterclaim, recoupment, defense or other right which either party to the Lease may have against the other (including any right of reimbursement) or which Lessee may have against the Manufacturer, any manufacturer or seller of or any Person providing services with respect to the Aircraft, any Engine or any Part or any other Person, for any reason whatsoever;

         (b) any unavailability of the Aircraft for any reason, including a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft (whether or not the same would, but for this provision, result in the termination of the Lease by operation of law);

         (c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the Laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

         (d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor, Lessee or any other Person;

         (e) any invalidity or unenforceability or lack of due authorization of, or other defect in, the Lease;

         (f)      any Security Interests or Taxes; and/or

         (g) any other cause or circumstance which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under the Lease. Lessee acknowledges and agrees that it has used its own judgment in selecting the Aircraft, and has not relied on Lessor or on any information supplied by Lessor, that Lessor is not a manufacturer of or dealer in aircraft and that Lessor has all of the rights and benefits of a lessor under a lease to which Section 2A-407 of the UCC applies as provided in such
                  Section 2A-407.

         Except as expressly set forth elsewhere in the Lease, Lessee hereby waives, to the extent permitted by applicable Law, any and all right which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender the Lease or the Aircraft or any obligation imposed upon Lessee under the Lease (including payment of Rent or Supplemental Rent).

         Each payment of Rent or Supplemental Rent made by Lessee shall be final. Lessee will not seek to recover all or any part of any payment of Rent or Supplemental Rent for any reason whatsoever except manifest error.

         If for any reason whatsoever the Lease shall be terminated in whole or in part by operation of Law, except as specifically provided in the Lease, Lessee waives all rights (if any) to any termination or diminution in its Rent or Supplemental Rent obligations under the Lease and nonetheless agrees to pay to Lessor, an amount equal to each Rent and Supplemental Rent payment at the time such payments would have become due and payable in accordance with the terms of the Lease had the Lease not been terminated in whole or in part and so long as such payments are made and all other terms and conditions of the Lease are complied with by Lessee, Lessor and Lessee will deem the Lease to remain in full force and effect and Lessee shall continue in possession of the Aircraft under the terms and conditions of the Lease.

Nothing in this Section 5.12 will be construed to limit Lessee's right to institute separate legal proceedings against Lessor in the event of Lessor's breach of the Lease as and to the extent permitted by Sections 7.1 and 16.3 of this CTA and as otherwise permitted by applicable Law, or to limit Lessee's rights and remedies against any other Person.

For the avoidance of doubt, nothing in this Section 5.12 shall be construed to require any payment of Taxes other than those Taxes expressly payable by Lessee under the Lease.

5.13     FURTHER PROVISIONS REGARDING DEPOSIT

         (a) If, under the Aircraft Lease Agreement, Lessee is required to pay a Deposit, Lessee hereby grants a security interest in the Deposit to Lessor as security for Lessee's and Lessee Affiliates' obligations under the Lease and all Other

                  Agreements (including any and all Losses suffered or incurred by Lessor or any of its Affiliates in respect of which Lessee or any Lessee Affiliate is obligated under the Lease or any Other Agreement) and the remaining provisions of this Section
                  5.13 shall apply. Lessee agrees that Lessor shall be entitled to commingle the Deposit with Lessor's general or other funds, Lessor will have no obligation to pay any interest thereon, Lessor will not hold any such funds as agent or in trust for Lessee or in any similar fiduciary capacity and Lessee's right to payment of any amounts equal to the Deposit is limited as set forth in the Lease. In this regard, Lessee acknowledges and agrees that it is not located in the State of New York within the meaning of Section 7-101 1-c. (b) of the New York General Obligations Law and, therefore, the requirements of
                  Section 7-101 of the New York General Obligations Law to the effect that Lessor hold the Deposit in a separate, interest bearing account do not apply.

         (b) If Lessee fails to comply with any provision of the Lease or the Other Agreements, or any Payment Default or Event of Default shall have occurred and be continuing, in addition to all rights and remedies accorded to Lessor elsewhere in the Lease or under Law in respect of the Deposit, Lessor may immediately or at any time thereafter, without prior notice to Lessee, apply all or part of the Deposit in or towards the payment or discharge of any matured obligation owed by Lessee or any Lessee Affiliate under the Lease or the Other Agreements, in such order as Lessor sees fit, and/or exercise any of the rights of set-off described in Section 5.20 against all or part of the Deposit.

         (c) If Lessor exercises the rights described in Section 5.13(b), Lessee shall, following a demand in writing from Lessor, within two (2) Business Days restore the Deposit to the level at which it stood immediately prior to such exercise.

5.14     LETTER OF CREDIT

         (a) If, under the Aircraft Lease Agreement, Lessee is required or elects to provide Lessor with a Letter of Credit, the provisions of this Section 5.14 shall apply. Any Letter of Credit provided by Lessee to Lessor will be issued and payable by a Pre-Approved Bank or another bank acceptable to Lessor in its sole and absolute discretion substantially in the form of
                  Schedule 16 or as otherwise required or approved by Lessor from time to time, in its sole judgment, and, if not issued by a Pre-Approved Bank or by the New York branch of a major international bank acceptable to Lessor in its sole and absolute discretion from time to time, will be confirmed by and payable at the New York branch of a major international bank acceptable to Lessor in its sole and absolute discretion from time to time. The Letter of Credit will be issued as security for all obligations of Lessee or any Lessee Affiliate to Lessor or any of its Affiliates (including any and all Losses suffered or incurred by Lessor or any of its Affiliates in respect of which Lessee or any of its Affiliates is obligated under the Lease or any Other Agreement), and shall remain in full force and effect and may be drawn down by Lessor upon demand at any time or times following the occurrence of a Default until the Required LC Expiry Date.

         (b) The Letter of Credit may have a validity period or periods ending prior to the Required LC Expiry Date, provided that (i) the Letter of Credit shall, in each case, be renewed, extended or reissued and delivered to Lessor not later than thirty (30) days prior to its expiry (if not so renewed or extended in such time, Lessor may draw on the Letter of Credit); and (ii) a Letter of Credit shall remain in force at all times up to the Required LC Expiry Date. Following any such drawing, the amount so drawn shall be held by Lessor as a Deposit, subject to the terms of the Lease, until such time as Lessee furnishes to Lessor a new Letter of Credit complying with the terms of the Lease (whereupon Lessor shall return the full amount of such drawing to Lessee).

         (c) If at any time during the Term, Lessor determines in its sole and absolute discretion that the current issuing or confirming bank for the Letter of Credit is no longer an acceptable issuing or confirming bank (whether by virtue of a material adverse change in its financial condition, a decrease in any credit rating of its long-term unsecured debt obligations or for any other reason) Lessor shall notify Lessee of such fact and Lessee shall within ten (10) Business Days after the date of such notice cause the Letter of Credit to be replaced by a Letter of Credit issued by another bank acceptable to Lessor in its sole and absolute discretion and (if requested by Lessor in its sole and absolute discretion) that such replacement Letter of Credit is confirmed by another bank acceptable to Lessor in its sole discretion.

         (d) If Lessor makes a drawing under the Letter of Credit, Lessee shall, following a demand in writing by Lessor, immediately cause the maximum amount available for drawing under the Letter of Credit to be restored to the level at which it stood immediately prior to such drawing.

5.15     GUARANTEE

         If Lessee is required to provide Lessor with a Guarantee under the Aircraft Lease Agreement, Lessee will contemporaneously with the execution of the Aircraft Lease Agreement, provide Lessor with the Guarantee.

5.16     LATE PAYMENT INTEREST

         If Lessee fails to pay any amount payable under the Lease on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the Interest Rate. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed in the month, assuming a thirty (30) day month and a three hundred and sixty (360) day year.

5.17     CURRENCY

         (a) Except for Losses and expenses suffered or incurred by Lessor, which shall be payable by Lessee to Lessor in the currency and in the amount in which such Loss is suffered or incurred, all amounts payable to Lessor under the Lease shall be payable in Dollars in New York and payment in Dollars in New York is of the essence. Lessee must indemnify Lessor against any Loss Lessor suffers if:

                  (i) Lessor receives an amount relating to Lessee's obligations in a different currency from that in which payments should be made under the Lease; or

                  (ii) Lessee pays a judgment or claim in a different currency from that in which payments should be made under the Lease.

         Lessee relinquishes any right to pay any amount under the Lease in a currency that is different from the currency provided in the Lease. Notwithstanding any such receipt, judgment or claim described in
         Section 5.17(a), Lessee shall have a separate obligation to pay, and Lessor shall have a separate claim against Lessee for, amounts to be indemnified by Lessee under this Section 5.17.

5.18     CERTIFICATES

         Except where expressly provided in the Lease, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under the Lease will, in the absence of manifest error, be presumed to be correct.

5.19     APPROPRIATION

         If any sum paid or recovered by Lessor in respect of the liabilities of Lessee under the Lease is less than the amount then due, Lessor may apply that sum to amounts due under the Lease in such proportions and order and generally in such manner as Lessor may determine in its sole discretion.

5.20     SET-OFF

         *****

5.21     EXPENSES

         Lessee will pay to Lessor on demand all reasonable expenses (including all legal fees and expenses and the fees and expenses of other professional advisers) that Lessor suffers or incurs:

         (a) to deal with any amendments, extensions, consents or waivers that are requested by Lessee or required as a result of any act or omission of Lessee in connection with the Lease (but excluding any expenses incurred by Lessor or Owner in connection with any change in the ownership or financing of the Aircraft or a change in the Lease that is otherwise requested by Lessor or Owner, and in each

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                  case unrelated to any consent, waiver or amendment requested by Lessee or any other act or omission of Lessee) or to deal with any replacement of any Engine or Part;

         (b) for FAA counsel and otherwise to act upon any advice and obtain assistance to perfect the Lease in the State of Registry and the State of Incorporation (and any other appropriate place); and

         (c) in contemplation of, or otherwise in connection with, the enforcement or preservation of any of Lessor's rights under the Lease (including under Section 10) or in respect of the repossession of any Aircraft.

         All amounts payable pursuant to this Section 5.21 will be paid in the currency in which they are incurred by Lessor.

5.22     OTHER OUTGOINGS

         Without duplication of amounts payable by Lessee under Section 5.7, Lessee will promptly pay all Taxes, other than any Taxes described in
         Section 5.7 (c), which it is required to pay and all other amounts of any nature imposed by any Government Entity with respect to the Aircraft and/or the Lease except to the extent that such payment is being contested in good faith by appropriate proceedings in respect of which adequate reserves have been provided by Lessee and non-payment or contest of which does not give rise to any material risk of the Aircraft or any interest therein being sold, forfeited or otherwise lost or any risk of criminal liability on the part of Lessor or Owner.

6.       MANUFACTURERS' WARRANTIES

         (a) So long as no Payment Default or Event of Default has occurred which is continuing, Lessor shall make available to Lessee during the Term the benefit of all manufacturers' warranties in relation to the repair or remedy of any defect in the Aircraft, the Engines or any Part or component thereof (including compensation for loss of use of the Aircraft) and other product support for the Aircraft to the extent that it is permitted to do so. In furtherance of the foregoing, Lessor shall take such actions, at Lessee's cost and expense, as Lessee may reasonably request to make such warranties available to Lessee. Lessee will give Lessor prompt written notice of any warranty claim that is settled with Lessee on the basis of a cash payment.

         (b) If a Default has occurred and is continuing Lessor may immediately recover from Lessee the proceeds of any warranty claims previously paid to Lessee to the extent that such claims relate to any defect in the Aircraft not fully and completely rectified by Lessee before such Default and Lessor may:

                  (i) retain for its own account any such proceeds previously paid to Lessor which would have been remitted to Lessee under this Section 6 in the absence of such Default; and

                  (ii) cause any proceeds of any pending claims to be paid to Lessor, rather than Lessee.

         Lessee will take all steps as are necessary at the end of the Term to ensure that the benefit of any warranties relating to the Aircraft (including those from manufacturers) that have not expired is vested in Lessor.

7.       LESSOR'S COVENANTS

7.1      QUIET ENJOYMENT

         So long as no Event of Default has occurred and is continuing, Lessor will not interfere or permit any other Person lawfully claiming by, through or under Lessor to interfere with Lessee's right to quiet use and possession of the Aircraft during the Term. Lessor will cause Owner (if different from Lessor) to provide Lessee a letter of quiet enjoyment in respect of Lessee's use and possession of the Aircraft in a form substantially similar to Lessor's covenant in this Section 7.1. Exercise by Lessor of its rights of inspection or other rights provided to it under the Lease in the absence of an Event of Default shall not be considered to be a breach of the foregoing covenant. Lessee agrees that its only right with respect to a default by Lessor under the Lease is to make a claim against Lessor for damages resulting directly therefrom, subject to Section 16.3 hereof. Lessee hereby waives any and all other rights or remedies it may have under Section 2A-211 of the UCC or Sections 2A-508 through 2A-522 of the UCC or otherwise.

7.2       MAINTENANCE CONTRIBUTIONS

         If, under the Aircraft Lease Agreement for the Aircraft, Lessee is required to pay Supplemental Rent, then provided no Payment Default or Event of Default has occurred and is continuing, Lessor will pay (as a separate and independent obligation and not as a return of Supplemental
         Rent) the following amounts to Lessee by way of contribution to the net cost of maintenance of the Aircraft (after deduction for all rebates, discounts, allowances, incentives, credits or any other reduction in cost actually received by Lessee), UPON RECEIPT BY LESSOR, WITHIN SIX
         (6) MONTHS AFTER COMMENCEMENT OF SUCH MAINTENANCE AND WITHIN SIXTY (60) DAYS FOLLOWING THE EXPIRY DATE, of an invoice and supporting documentation reasonably satisfactory to Lessor evidencing performance of the following work by the Maintenance Performer:

         (a) Airframe: With respect to the Airframe, the completion, in accordance with the Lease, of the Airframe Structural Check, the lesser of (x) the net cost as shown on that invoice and
                  (y) an amount equal to the aggregate amount of the Airframe Supplemental Rent paid under the Lease for the period prior to the date of such Airframe Structural Check, less the aggregate amount previously paid by Lessor under this sub-section;

         (b) Engine Life-Limited Parts: With respect to life-limited Parts within any Engine, the performance, in accordance with the Lease, of any replacement or repair of those Parts ("Engine LLP Replacement"), the lesser of (x) the net cost as shown on that invoice and (y) an amount equal to the aggregate amount of the Engine LLP Supplemental Rent paid in respect of that Engine under the Lease for the period prior to the date of such replacement or repair, less (aa) any credit granted by the Maintenance Performer to Lessee in respect of any repairable life-limited Part which has been replaced (with such credit being calculated by reference to the then remaining life of such life-limited Part) and (bb) the aggregate amount previously paid in respect of that Engine by Lessor under this sub-section;

         (c) Engine Refurbishment: With respect to any Engine, the performance, in accordance with the Lease, of Engine Refurbishment in respect of that Engine the lesser of (x) the net cost as shown on that invoice and (y) an amount equal to the aggregate amount of the Engine Supplemental Rent paid under the Lease in respect of that Engine for the period prior to the date of such Engine Refurbishment less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-section;

         (d) APU: With respect to the APU, the performance, in accordance with the Lease, of all shop visits requiring APU removal and disassembly, the lesser of (x) the net cost as shown on that invoice and (y) an amount equal to the aggregate amount of the APU Supplemental Rent paid under the Lease for the period prior to the date of such shop visit, less the aggregate amount previously paid by Lessor under this sub-section; and

         (e) Landing Gear: With respect to the Landing Gear, the performance in accordance with the Lease, of all work on the Landing Gear in the nature of overhaul and requiring removal and disassembly, the lesser of (x) the net cost as shown on that invoice and (y) an amount equal to the aggregate amount of the Landing Gear Supplemental Rent paid under the Lease for the period prior to the date of such overhaul, less the aggregate amount previously paid by Lessor under this sub-section.

         PROVIDED THAT Lessor will not pay any such contribution:

         (i) in respect of paragraphs (a)-(e) above, for work arising as a result of accidents or incidents (whether or not eligible for recovery under Lessee's insurance), improper operation or maintenance of the Aircraft or Airworthiness Directive work; nor in respect of paragraphs (b) and (c) above, for work arising as a result of foreign object damage, the removal, installation, maintenance and repair of QEC (Quick Engine Change Kits) and/or any replacement of parts not required under the Lessee's Maintenance Program to be replaced as part of the maintenance described in section (a) through
         (e) above, as the case may be.

8.       LESSEE'S COVENANTS

8.1      DURATION

         Lessee shall perform and comply with its undertakings and covenants in the Lease at all times during the Term. All such undertakings and covenants shall, except where expressly otherwise stated, be performed at the expense of Lessee.

8.2      INFORMATION

         Lessee will:

         (a) provide Lessor with a Technical Report for the Aircraft within seven (7) days after the end of each calendar month throughout the Term;

         (b) promptly provide Lessor with the Financial Information to the extent not otherwise readily available to Lessor via internet access to the databases of the Securities Exchange Commission;

         (c) promptly after the occurrence thereof, notify Lessor of any Event of Loss or of any event which is likely to result in an insurance claim in excess of the Damage Notification Threshold and details of any negotiations with insurers or insurance brokers relating to such claim;

         (d) promptly after the occurrence thereof, notify Lessor of any Default;

         (e) provide Lessor, upon reasonable request, with evidence that all Taxes and charges that are due and payable and were incurred by Lessee in connection with the Aircraft, its location and its operations, including those invoiced by airports and air traffic control authorities, have been paid in full (or are being contested in good faith by appropriate proceedings in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any risk of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or Owner);

         (f) provide Lessor with such other information concerning the location, condition, use and operation of the Aircraft or concerning the business or financial affairs of Lessee, as Lessor may from time to time reasonably request;

         (g) give Lessor not less than sixty (60) days prior written notice as to the time and location of all Major Checks; and

         (h) notify Lessor, promptly, of the removal of any Engine for a period of more than seventy-two (72) hours or for the purpose of Engine Refurbishment.

8.3      LAWFUL AND SAFE OPERATION

         Lessee will operate the Aircraft for commercial purposes from the Delivery Date until the Return Occasion from a base within the Habitual Base or from such other base outside the State of Registry pursuant to sub-lease or a wet-lease complying with Section 8.4(a), provided always that Lessee must not use or operate the Aircraft or suffer or permit the Aircraft to be used or operated:

         (a) in violation of any applicable Regulations or in a manner causing Lessor, Owner, any Financing Party or GECAS to be in violation of any applicable Regulations;

         (b) for any purpose for which the Aircraft was not designed or which is illegal;

         (c) to carry hazardous cargo other than in conformity with industry procedures and requirements of the Air Authority for the carriage and handling of such cargo;

         (d) in any circumstances or place where the Aircraft is not covered by Insurance; or

         (e) for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's or a Permitted Sub-Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee or any Permitted Sub-Lessee, as the case may be.

                  FOR THE AVOIDANCE OF DOUBT, AS BETWEEN LESSEE AND THE INDEMNITEES, LESSEE ACKNOWLEDGES AND AGREES THAT:

                  (i) LESSEE IS SOLELY RESPONSIBLE FOR THE DETERMINATION AND IMPLEMENTATION OF ALL SECURITY MEASURES AND SYSTEMS NECESSARY OR APPROPRIATE FOR THE PROPER PROTECTION OF THE AIRCRAFT (WHETHER ON THE GROUND OR IN FLIGHT) AGAINST (A) THEFT, VANDALISM, HIJACKING, DESTRUCTION, BOMBING, TERRORISM OR SIMILAR ACTS, DIRECTLY OR INDIRECTLY AFFECTING IN ANY WAY THE AIRCRAFT OR ANY PART THEREOF, OR ANY PERSONS WHO (WHETHER OR NOT ON BOARD THE AIRCRAFT) MAY SUSTAIN ANY INJURY OR DAMAGE AS A RESULT OF ANY SUCH ACTS,
                           (B) THE USE OF THE AIRCRAFT IN ANY ACTS, INCLUDING THOSE OF DESTRUCTION, BOMBING, TERRORISM OR SIMILAR ACTS, AND (C) THE TAKING, THEFT OR USE OF ANY PRODUCTS, CHEMICALS, GOODS, OR MATERIALS OF ANY KIND, FORM, OR NATURE LOCATED ON BOARD THE AIRCRAFT OR BEING TRANSPORTED VIA THE AIRCRAFT;

                  (ii) LESSEE'S IMPLEMENTATION OF SUCH SECURITY MEASURES AND SYSTEMS IS AN OBLIGATION OF LESSEE UNDER THE LEASE, AND THAT LESSOR SHALL HAVE ABSOLUTELY NO RESPONSIBILITY THEREFOR, AND

                  (iii) LESSEE, BEING IN SOLE OPERATIONAL CONTROL OF THE AIRCRAFT AND BEING IN THE BUSINESS OF OPERATING COMMERCIAL AIRCRAFT, IS UNIQUELY IN A POSITION TO IDENTIFY AND IMPLEMENT THOSE MAINTENANCE AND SECURITY MEASURES AS ARE NECESSARY TO COMPLY WITH ALL APPLICABLE REGULATIONS, AND AS ARE OTHERWISE APPROPRIATE AND THAT IN DOING SO, LESSEE HAS NOT RELIED UPON, AND SHALL NOT RELY UPON, ANY STATEMENT, ACT, OR OMISSION OF LESSOR.

8.4      SUBLEASING

         (a) AT NO TIME PRIOR TO THE RETURN OCCASION WILL LESSEE SUB-LEASE, WET-LEASE OR OTHERWISE GIVE POSSESSION OR CONTROL OF THE AIRCRAFT, ANY ENGINE OR PART TO, OR OTHERWISE PERMIT THE AIRCRAFT, ANY ENGINE OR PART TO BE IN THE POSSESSION OR CONTROL OF, ANY OTHER PERSON EXCEPT:

                  (i) when the prior written consent of Lessor has been obtained; or

                  (ii) where the Aircraft, Engine or Part is delivered to a manufacturer or maintenance facility for work to be done on it as required or permitted under the Lease; or

                  (iii) to a sub-lessee of the Aircraft to which Lessor consents in writing (a "Permitted Sub-Lessee"), pursuant to a sub-lease to which Lessor consents in writing, such consent not to be unreasonably withheld, and which complies with the conditions set out in Section 8.4(b) (a "Permitted Sub-Lease"), and provided that no Default shall have occurred and be continuing at the commencement of such sub-lease;

                  (iv) provided that no Default has occurred and is continuing, sub-lease up to two Aircraft at any one time to one or more Certificated Air Carriers under a Permitted Sub-Lease for a term of no longer than 6 months for each such Permitted Sub-Lease (a "Short-term Sub-Lease"); provided, further that Lessee will not enter into consecutive Short-term Sub-Leases with the same operator.

                  (v) provided that no Payment Default or Event of Default has occurred and is continuing, on a wet-lease which complies with Section 8.4(d); or

                  (vi)     with respect to an Engine or Part, as permitted under
                           Section 8.11.

         (b) If Lessor grants its consent to a proposed sub-lessee and a proposed sub-lease, in addition to any conditions required by Lessor as part of any such consent of Lessor (which conditions, if any, shall be reasonable) each of the following conditions shall be required to be satisfied in relation to any Permitted Sub-Lease prior to any sub-leasing pursuant to this Section 8.4:

                  (i) Notification: at least thirty (30) days prior to entering into any Permitted Sub-Lease, Lessee shall give Lessor written notice, specifying the identity of the Permitted Sub-Lessee, the term of the Permitted Sub-Lease, the delivery date under the Permitted Sub-Lease and the habitual base of the Permitted Sub-Lessee;

                  (ii) Term: the term of the Permitted Sub-Lease shall not be capable of extending beyond three (3) months before the Scheduled Expiry Date;

                  (iii)    Form: a Permitted Sub-Lease shall:

                                    (A)      not contain provisions inconsistent
                                             with the provisions of the Lease
                                             (but may impose additional or more
                                             stringent obligations on any
                                             Permitted Sub-Lessee than are
                                             imposed on Lessee under the Lease);

                                    (B)      provide that no further subleases
                                             of the Aircraft by such Permitted
                                             Sub-Lessee are permitted; and

                                    (C)      include or incorporate by reference
                                             provisions substantially identical
                                             to or having substantially the same
                                             effect as Sections 2.1, 5.6, 5.7,
                                             5.8, 5.10, 5.12, 5.16, 5.17, 5.22,
                                             8, 9, 10, 11, 13, 15.1, 15.8 and 16
                                             and Schedules 2 (Section 1.1), 7
                                             and 9 of this Common Terms
                                             Agreement (but the Permitted Sub-
                                             Lease may impose additional or more
                                             stringent obligations on any
                                             Permitted Sub-Lessee than are
                                             imposed on Lessee under the Lease);

                  (iv) Subordination and Assignment: the Permitted Sub-Lease shall provide that (aa) the Permitted Sub-Lease is subject and subordinate to the Lease in all respects and the rights of the Permitted Sub-Lessee under the Permitted Sub-Lease are subject and subordinate in all respects to the rights of Lessor under the Lease; and (bb) prior to delivery of the Aircraft to the Permitted Sub-Lessee (as a condition precedent thereof), the Permitted Sub-Lessee shall provide an acknowledgement to Lessor and Owner in a form reasonably satisfactory to Lessor, confirming its agreement to this provision and confirming that its rights to possession of the Aircraft under the Permitted Sub-Lease will terminate immediately upon the termination of the Lease, and that it will redeliver the Aircraft to Lessor, upon notification from Lessor that an Event of Default has occurred and that it has, as a result thereof, terminated Lessee's right to possession of the Aircraft under the Lease (the "Subordination Acknowledgement"). The Permitted Sub-Lease shall be assigned, as security, to Lessor for Lessee's obligations under the Lease, pursuant to an agreement reasonably acceptable to Lessor (the "Sub-Lease Assignment") (and, if applicable, Lessor's interest in such Sub-Lease Assignment may be reassigned, as security, to Owner and/or the Financing Parties' Representative);

                  (v) Quiet Enjoyment: the Permitted Sub-Lease shall provide that the Permitted Sub-Lessee shall have the right to quiet enjoyment of the Aircraft for so long as no Event of Default has occurred and is continuing under the Lease;

                  (vi) Obligations of Lessee: Lessee shall remain primarily liable under the Lease for the performance and observance of all its obligations to the same extent as if no Permitted Sub-Lease had been entered into. To the extent that the Permitted Sub-Lessee properly performs an obligation under the Permitted Sub-Lease, Lessor agrees that such performance shall also be regarded as discharging (to such extent) Lessee's corresponding obligation;

                  (vii) Insurance: all insurance requirements herein shall be complied with either by Lessee or by the Permitted Sub-Lessee as if references in the insurance provisions of the Lease to "Lessee" were references to "the Permitted Sub-Lessee", and Lessee shall provide or cause the Permitted Sub-Lessee to provide the insurance certificate and brokers' letter of undertaking referred to in Section 9.3(c)(iii) at least five (5) Business Days prior to the commencement of the Permitted Sub-Lease;

                  (viii) Registration: there shall be no change in the registration of the Aircraft from its State of Registry unless otherwise consented to by Lessor in writing in its sole and absolute discretion;

                  (ix) Repossession or Political Risk Insurance: if reasonably required by Lessor or if required of Lessor by Owner or the Financing Parties' Representative, (in either such case Lessor will provide notice of such requirement to Lessee within 10 days after Lessee provides notice of the proposed Permitted Sub-Lease under Section 8.4(b)(i)), repossession or political risk insurance, as the case may be, shall be obtained by Lessor at Lessee's cost (which cost may be passed on by Lessee to the Permitted Sub-Lessee under the Permitted Sub-Lease but for which Lessee will remain liable vis-a-vis Lessor in the event of non-payment by the Permitted Sub-Lessee), provided that repossession or political risk insurance, as the case may be, will not be required if the Habitual Base and the State of Registry are not being changed or if the proposed new Habitual Base and the State of Registry are both within states which are now members of the European Union, the United States of America, Japan or Canada. If repossession or political risk insurance is required, the Permitted Sub-Lease must provide that, if any such repossession or political risk insurance, as the case may be, cannot be obtained or renewed, a termination event under the Permitted Sub-Lease will occur pursuant to which the Permitted Sub-Lease will terminate upon notice by

                           Lessor to Lessee or the Permitted Sub-Lessee of an inability to procure repossession or political risk insurance, as the case may be;

                  (x) Legal Opinions: as a condition precedent to the effectiveness of the Permitted Sub-Lease, Lessee shall provide to Lessor the following legal opinions (at Lessee's or Permitted Sub-Lessee's expense) addressed to Lessor, Owner and the Financing Parties' Representative from counsel reasonably acceptable to Lessor;

                                    (A)      a legal opinion in relation to the
                                             Permitted Sub-Lease in form and
                                             substance reasonably satisfactory
                                             to, and containing such other
                                             matters set out in Schedule 8 as
                                             requested by, Lessor and confirming
                                             further that each of the
                                             Subordination Acknowledgement, the
                                             Permitted Sub-Lease and the
                                             Sub-Lease Assignment is valid,
                                             binding and (except as limited by
                                             any equitable principles and
                                             applicable bankruptcy, insolvency,
                                             reorganization, moratorium or
                                             similar Laws affecting creditors'
                                             or lessors' rights generally)
                                             enforceable against Permitted
                                             Sub-Lessee and, in the case of the
                                             Sub-Lease Assignment, properly
                                             perfected as against Lessee;

                                    (B)      without prejudice to Lessor's right
                                             to refuse consent to a change in
                                             the State of Registry, in the case
                                             of a Permitted Sub-Lease for which
                                             the Habitual Base or the State of
                                             Registry will be different from the
                                             Habitual Base or the State of
                                             Registry prior to the commencement
                                             of the Permitted Sub-Lease, one or
                                             more legal opinions in a form and
                                             from counsel qualified in each
                                             relevant jurisdiction reasonably
                                             acceptable to Lessor to the effect,
                                             inter alia, that Lessor's, Owner's
                                             and Financing Parties'
                                             Representative's interests in the
                                             Aircraft will be recognized under
                                             the Laws of such jurisdictions; and

                                    (C)      a legal opinion that Financing
                                             Parties' Representative has a
                                             perfected, first priority security
                                             interest in the Aircraft, the Lease
                                             and Sublease, if applicable.

                           Final forms of the foregoing opinion or opinions (x) shall be forwarded promptly to Lessor at least five
                           (5) Business Days prior to the effective date of the Permitted Sub-Lease, and (y) may, if different opinions are required under the Lease, be made by a single counsel qualified to render opinions in each such country;

                  (xi) Filings: Lessee shall co-operate with Lessor (at no cost to Lessor) in connection with the execution and filing of any documents reasonably required by Lessor to be executed and filed from time to time with any registry or authority in the Habitual Base, the State of Registry and State of Incorporation (of each of Lessee and the Permitted Sub-Lessee) in order to protect the interests of Lessor, Owner and Financing Parties' Representative in and to the Aircraft, the Lease or the Permitted Sub-Lease and/or to ensure the validity, enforcement or priority thereof;

                  (xii) Expenses: Lessee will pay to Lessor on demand all reasonable and documented out of pocket expenses (including reasonable legal, survey and other costs not to exceed $50,000 for each Permitted Sub-Lease of an Aircraft) and Taxes payable or incurred by Lessor, Owner or Financing Parties' Representative, as applicable, in connection with the review and approval of the documentation required pursuant to this Section 8.4 or otherwise incurred in connection with any requested sub-lease or the sub-leasing of the Aircraft thereunder;

                  (xiii) Permitted Sub-Lease: Promptly after its execution, Lessee shall provide Lessor with a copy of the signed Permitted Sub-Lease;

                  (xiv) Acknowledgement by Guarantor: If a Guarantee is required under the Aircraft Lease Agreement, Lessee shall provide to Lessor at least five (5) Business Days prior to the effective date of the Permitted Sub-Lease an acknowledgement by Guarantor of the Permitted Sub-Lease and confirmation that the Guarantee will remain in full force and effect during the term of such Permitted Sub-Lease;

                  (xv)     [Intentionally Omitted]; and

                  (xvi) Rent Sharing: If Lessee subleases the Aircraft under a Permitted Sub-Lease which provides for scheduled rental, power-by-the-hour rental or other similar compensation that exceeds any Rent payable under the Lease, Lessee shall pay one-half (1/2) of such excess to Lessor as additional Rent within one (1) Business Day after Lessee's receipt thereof.

         (c) Notwithstanding anything to the contrary, Lessor may decline consent to any sub-lease if such sub-lease would be to a Person whom Lessor determines is not a suitable sub-lessee for the Aircraft, for example based on such Person's credit or operational ability.

         Notwithstanding Section 8.4 (a), Lessee shall be permitted to wet lease the Aircraft provided such wet lease constitutes an arrangement whereby Lessee agrees to furnish the Aircraft to a third party pursuant to which the Aircraft (i) shall be operated solely by regular employees of Lessee or a Permitted Sub-Lessee which is a Lessee Affiliate, in each case possessing all current certificates and licenses that are required by applicable Regulations, including by the State of Registry, and shall remain in the operational control and possession of Lessee or such Permitted Sub-Lessee, (ii) shall be subject to insurance coverage as provided for in the Lease, (iii) shall be used and operated in accordance with the Lease and shall be maintained or caused to be maintained by Lessee or such Permitted Sub-Lessee in accordance with Lessee's Maintenance Program and Lessee's normal maintenance practices, and (iv) shall not be subject to any change in its

         State of Registry unless otherwise consented to by Lessor in writing in its sole and absolute discretion; and provided always that, such arrangement is expressly subordinated to the Lease and the rights of Lessor and Owner thereunder and to the Aircraft, and Lessee provides Lessor with all opinions, certificates and other documents requested by Lessor which are required to be provided.

8.5      ACCESS

         (a) Lessee will permit Lessor's, Owner's and the Financing Parties' Representative's representatives access to the Aircraft at any reasonable time. Unless a Default has occurred and is continuing, any such Person will give Lessee prior notice of not less than five (5) Business Days and will seek to ensure that it does not result in an unreasonable disruption to the operation of the Aircraft or to the conduct of Lessee's business. Lessee shall comply with the reasonable requests of Lessor's, Owner's and the Financing Parties' Representative's representative, including any request to travel on the flight deck of the Aircraft as an observer, subject to any applicable Regulations and insurance requirements.

         (b) The cost of conducting a visit shall be borne by Lessor, Owner or the Financing Parties' Representative, as the case may be, unless an Event of Default has occurred and is continuing.

         (c) No liability or obligation will be incurred by Lessor, Owner, Financing Parties' Representative or the Financing Parties, as the case may be, by reason of non-exercise by any of them of the rights referred to in this Section 8.5. For the avoidance of doubt, any viewing of the Aircraft by Lessor, Owner, Financing Parties' Representative or the Financing Parties, as the case may be, shall be for such Person's information purposes only, and there shall be no inference or implication there from that Lessee is in compliance with its obligations under the Lease.

8.6      OWNERSHIP; PROPERTY INTERESTS; RELATED MATTERS

         (a)      Lessee will:

                  (i) fix and maintain Nameplates containing the Nameplate Inscription as follows:

                           "This Aircraft/Engine is owned by [Name of Owner] and is leased to [Name of Lessee] and may not be or remain in the possession of or be operated by, any other person without the prior written consent of [Name of Owner];

                  (ii) in any circumstance where such interests are relevant, take all reasonable steps to make sure that all relevant Persons know about the rights or interests of Owner, Lessor and the Financing Parties' Representative in the Aircraft; and

                  (iii) pay all navigation charges, air traffic control charges, landing charges or other amounts of any nature imposed by any Government Entity with respect to Lessee, the Aircraft and/or the Lease except to the extent that, in the reasonable opinion of Lessor, such payment is being contested in good faith by appropriate proceedings in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or Owner.

         (b)      Lessee will not:

                  (i) represent that it is the owner of the Aircraft or that it has an economic interest (equivalent to ownership) in the Aircraft for Tax treatment or other purposes;

                  (ii) take any action or fail to take any action, other than action required under the Lease (including under Section 7.1) to be taken by Lessor, Affiliates of Lessor, Owner or a Financing Party, if such action or omission could result in a forfeiture or seizure of the Aircraft or otherwise similarly put Owner's and/or Lessor's and/or Financing Parties' Representative's rights or interests at risk;

                  (iii) represent to others that Owner, Lessor or any Financing Party is associated with or responsible for the business activities and/or flight operations of Lessee;

                  (iv) allow the Aircraft or Owner's, Lessor's or any Financing Parties' Representatives' interest in it or the Lease to become or remain subject to any Security Interest (other than a Permitted Lien); or

                  (v) allow the name of any Person to be placed on the Aircraft or any Engine as a designation that could reasonably be interpreted as a claim of ownership or as a Security Interest; provided that Lessee may place thereon, or allow a Permitted Sub-Lessee to place thereon, its customary livery, colors and insignia.

8.7      GENERAL

         Lessee will:

         (a) maintain its business as a cargo airline, preserve its corporate existence (other than as permitted in Section 8.7
                  (vii) below) and maintain all rights, privileges, licenses and franchises material thereto or material to performing its obligations under the Lease;

         (b) not operate, maintain, insure or deal with, or keep records with respect to, the Aircraft in a manner which discriminates against the Aircraft adversely insofar as

                  Lessor's, Owner's or Financing Parties' interests are concerned, when compared with the manner in which Lessee operates, maintains, insures or deals with, or keep records with respect to, similar aircraft, engines or parts in Lessee's fleet;

         (c) except upon thirty (30) days prior written notice thereof to Lessor, not change (i) the designated service of process agent set forth in Section 15.8(c), or (ii) its jurisdiction of organization or otherwise be located (as defined in Section 9-307 of the UCC) at any place in the United States other than: Kitty Hawk Aircargo, Inc., 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

         (d)      not liquidate or dissolve;

         (e) remain a Certificated Air Carrier and maintain its status so as to fall within the purview of Section 1110 of Title 11 of the U.S.C. or any analogous statute;

         (f) remain a "citizen of the United States" as defined in Section 40102(a)(15)(c) of Title 49 of the U.S.C.;

         (g) not consolidate with or merge into or with any other corporation or other Person, and not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets to, or acquire all or any substantial part of the property or other assets or capital stock of (if such acquisition is analogous in either purpose or effect to a consolidation or merger), any corporation or other Person, unless Lessee provides Lessor with not less than thirty (30) days prior written notice of such transaction describing such transaction in reasonable detail and providing Lessor with evidence reasonably satisfactory to Lessor demonstrating that such transaction will comply with the following requirements of this Section 8.7 and unless:

                  (i) such transaction shall not have any material adverse effect on the rights of Lessor, Owner or the Financing Parties' Representative under or in respect of the Lease or the Aircraft;

                  (ii) the Person formed by or surviving such consolidation or merger or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of such property and other assets or stock (the "Successor Entity"): (A) shall be a corporation organized and existing under the Laws of the State of Incorporation; (B) immediately after giving effect to such transaction, shall be Lessee or shall have acquired or succeeded to all or substantially all of the property and other assets of Lessee (if such assets are being transferred) as an entirety, and shall have a tangible net worth of not less than Lessee's tangible net worth (determined in each case in accordance with GAAP) immediately prior to such transaction; (C) shall be a "citizen of the United States" of America as defined in Section 40102(a)(15)(c) of Title 49 of the U.S.C. and a Certificated Air Carrier; and (D) shall execute and deliver to Lessor such recordations and filings with any Governmental Entity and such other documents s Lessor determines shall be reasonably necessary or advisable to evidence, or in connection with, such consolidation, merger, sale, lease, transfer or other disposition and an agreement, in form and substance reasonably satisfactory to Lessor which is a legal, valid, binding and enforceable assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of the Lease and the other related documents to which Lessee is a party, and an officer's certificate to such effect and to the effect that the other requirements of this Section 8.7 have been satisfied, and a legal opinion from counsel to such effect and otherwise in such form and substance reasonably satisfactory to Lessor; and

                   (iii) no Event of Default shall have occurred and be continuing or shall occur as a result thereof.

8.8      RECORDS

         Lessee will keep all Aircraft Documents and Records:

         (a)      in the English language;

         (b) so they meet the requirements of applicable Regulations (including FAR 91.417) and Lessee's Maintenance Program.

         For clarification, Lessee acknowledges and agrees that the Aircraft Documents and Records, including all additions, supplements and replacements thereto or thereof constitute part of the Aircraft, are leased to Lessee hereunder and are the sole and exclusive property of the Owner.

8.9      PROTECTION

         Lessee will:

         (a) take all lawful actions requested by Lessor that are within Lessee's control to keep the Aircraft registered with the Air Authority in the name of Owner and subject to a first priority Security Interest in favor of Financing Parties' Representative and, where applicable, comply with the Geneva Convention;

         (b) if permitted under the applicable Regulations, record on each relevant register that Owner is the owner of the Aircraft and, if such facilities exist (i) file the Lease (or particulars thereof) on the public record and (ii) file notices as to the interests of the Financing Parties (if any); and

         (c) make any and all filings required to be made with the Air Authority registry that are within its control and take all other lawful actions within its control that are necessary or advisable to reflect on the Air Authority registry any change in the ownership of the Aircraft, or in the interests of Lessor, Owner or the Financing

                  Parties' Representative in the Lease or the Aircraft, any modification to the Aircraft (such as the permanent replacement of any Engine or Part in accordance with the Lease) or as a result of any change in applicable Regulation. Lessor will bear any costs incurred in connection therewith as a consequence of a transfer by Lessor, Owner or the Financing Parties' Representative of the interests of Lessor, Owner or the Financing Parties' Representative in the Lease or the Aircraft or any other Transfer or a change in the identity of Lessor, Owner or the Financing Parties' Representative (in each case, unrelated to the replacement of any Engine or Part or an Event of Default) and Lessee will bear any other costs incurred in complying with this Section 8.9, including in connection with the replacement of any Engine or Part.

8.10     MAINTENANCE AND REPAIR

         (a) Lessee will maintain, overhaul and repair the Aircraft (or arrange for the Aircraft to be maintained, overhauled and repaired through the Maintenance Performer), so that:

                  (i) the Aircraft is kept in as good operating condition and repair as the condition of the Aircraft as at Delivery and after giving effect to any post-Delivery modifications, repairs or maintenance paid for or otherwise provided by or on behalf of Lessor, except for ordinary wear and tear;

                  (ii) Lessee has a current certificate of airworthiness (issued by the Air Authority in the appropriate public transport category) for the Aircraft;

                  (iii) the Aircraft complies with all applicable Regulations and the standards stipulated by FAR Part 121 and in a manner to maintain all warranty and service life policies and the requirements of all Airworthiness Directives and all service bulletins designated by the State of Design or State of Registry as "mandatory," and to be carried out before the Return Occasion or within the AD Compliance Period; and

                  (iv) all maintenance is carried out according to Lessee's Maintenance Program and shall be performed in at least the same manner and with at least the same care, including maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Lessee.

                  (v) No change shall be made to the Lessee's Maintenance Program or the Maintenance Performer without first giving reasonable written notice to Lessor of such change.

         (b) (b) If any Airworthiness Directive is issued by the FAA, or, to the extent that the same have legal effect, the JAA, for which terminating action is required to be performed by Lessee pursuant to Section 8.10(a)(iii) and if the actual cost incurred by Lessee (as documented in the same manner and paid within the same time as required under Section 7.2 for a Maintenance Contribution payment by

                  Lessor) in performing or causing to be performed such Airworthiness Directive exceeds the AD Threshold, Lessor shall, following receipt of the invoice in such amount and provided no Payment Default or Event of Default has occurred and is continuing, reimburse to Lessee an amount calculated in accordance with the following formula:

                  ***** WHERE:

                  A = *****

                  B = *****

                  C = *****

                  D = *****

8.11     REMOVAL OF ENGINES AND PARTS

         (a) General: Lessee must replace, within thirty (30) days thereof, any Engine that has suffered an Engine Event of Loss in accordance with Section 8.11(b), and any Part that is permanently removed from the Aircraft must be replaced in accordance with Section 8.11(b). Any Part which otherwise is lost, stolen, destroyed, seized, obsolete, confiscated, damaged beyond repair or permanently rendered unfit for any reason, must be replaced in accordance with Section 8.11(b). Any Engine or Part may be installed on another aircraft Lessee owns or leases in accordance with Section 8.11(c). Lessee may temporarily install an engine or part in accordance with
                  Section 8.11(d). Lessee shall obtain from any person to whom possession of an Engine is given, and from the lessor of any airframe on which an Engine is installed and from any holder of a Security Interest in any airframe on which an Engine is installed, an agreement in writing (which agreement, in the case of a lease or Security Interest, may be contained in the applicable lease or Security Interest agreement covering such airframe) that such Person will respect the interests of Owner and Lessor as owner and lessor, respectively, and of the Financing Parties' Representative, in such Engine and will not acquire or claim any rights, title or interest in such Engine as a result of such Engine being installed on such other airframe at any time while such Engine is subject to the Lease. In the event Lessee shall have received from a lessor of or secured party holding a Security Interest in any airframe leased to Lessee or owned by Lessee a written agreement pursuant to the foregoing sentence and the lease or Security Interest covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to such Security Interest in favor of the secured party under such Security Interest, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will respect the interest of such

         CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                  lessor or secured party and will not acquire or claim as against such lessor or secured party, any rights, title or interest in any such engine as a result of such engine being installed on the Airframe at any time while such engine is subject to such lease or Security Interest and owned by such lessor or subject to a Security Interest in favor of such secured party. Lessee will ensure that any Engine or Part not installed on the Aircraft (or an aircraft permitted by Section 8.11(c)) is properly and safely stored and insured and kept free of Security Interests.

         (b) Permanent Replacement: If Lessee permanently replaces an Engine or Part:

                  (i)      in the case of an Engine, it must be a Replacement
                           Engine;

                  (ii) in the case of a Part, the replacement part must be an OEM approved Part, be in good operating condition, must not have been involved in any accident or incident, must not have been installed on an aircraft registered on a military aircraft register, must have as much useful life available until the next expected maintenance procedure, must be of the same or a more advanced make and model and of the same interchangeable modification status as the Part it is replacing and it must otherwise of an equivalent value and utility as the Part it is replacing;

                  (iii) upon installation on the Aircraft the Replacement Engine or replacement part must have become and remain, until replaced in accordance with this
                           Section 8.11, the property of Owner free from Security Interests (other than Permitted Liens), and subject to any applicable Financing Documents;

                  (iv) Lessee must have full details of the source and maintenance records of the Replacement Engine or replacement part. In the case of replacement serialized parts, documentation shall be back to birth and in the case of serialized rotable parts, shall have a complete service history; and

                  (v) Lessee shall provide a legal opinion in respect of the perfection of Financing Parties' Representative interest in such replaced Engine or Part.

         (c) Other Aircraft: An Engine or Part may be installed on an aircraft which Lessee owns or leases, which is insured to Lessor's reasonable satisfaction, if:

                  (i)      no Event of Default has occurred and is continuing;

                  (ii) Lessee or a Permitted Sub-Lessee has operational control over the aircraft;

                  (iii) Owner keeps the ownership of the Engine or Part concerned until replaced in accordance with Section 8.11(b);

                  (iv) the Engine or Part does not become subject to a Security Interest and the applicable airframe is not subject to any Security Interest except a

                           Permitted Lien or a lease or Security Interest described in Section 8.11(a) above; and

                  (v)      the Engine or Part is replaced in accordance with
                           Section 8.11(b) and is removed from the aircraft as soon as practicable under Lessee's engine rotation program (in the case of an Engine) but not later than the Expiry Date;

         (d) Temporary Replacement: Lessee may install any engine or part on the Aircraft as a temporary replacement if:

                  (i)      no Event of Default has occurred and is continuing;

                  (ii) there is not available an engine or part complying with the requirements of the Lease for a Replacement Engine or Part;

                  (iii) it would result in an unreasonable disruption of the operation of the Aircraft or the business of Lessee to have the Aircraft grounded until such time as an engine or part complying with the requirements of the Lease for a Replacement Engine or Part becomes available for installation;

                  (iv) as soon as practicable (under Lessee's engine rotation program in the case of an engine) after an engine or part is installed on the Aircraft, but before the Expiry Date, Lessee removes that engine or part and replaces it with the original Engine or Part (or by an engine or part which is allowed by Section 8.11(b)); and

                  (v) the Insurance for the Aircraft is not adversely affected.

         (e) Pooling/Interchange: Lessee shall not subject any Engine or Part to any pooling, interchange, lease or similar arrangement unless Lessee obtains Lessor's prior written consent thereto, which consent shall not be unreasonably withheld. Lessee shall be allowed to temporarily loan an Engine or Part to another operator for a period not to exceed thirty (30) days.

8.12     EQUIPMENT CHANGES

         (a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:

                  (i)      is expressly permitted or required by the Lease;

                  (ii) has (x) is in accordance with Manufacturer approved data and at a cost (including labor) of less than *****, or (y) the prior written approval of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                           Lessor and, in either case, does not diminish the condition, utility, airworthiness or value of the Aircraft; or

                  (iii)    is required by Law or Regulation of any Government
                           Entity.

         (b) So long as no Payment Default or Event of Default has occurred and is continuing, Lessee may, subject to any applicable Regulations, remove or reverse any Equipment Change provided that the Equipment Change is not required pursuant to the terms of the Lease or to maintain the Insurance and removal or reversal does not diminish the value, utility, airworthiness or condition of the Aircraft assuming that such Equipment Change was not made and that the Aircraft is maintained in accordance with the Lease. Furthermore, Lessor may require Lessee to remove or reverse any Equipment Change prior to the Return Occasion so that, on the Expiry Date the Aircraft is restored to the condition it was in prior to that Equipment Change. Any Equipment Change. Any Equipment Change not so removed or reversed becomes the property of Lessor or Owner, as the case may be, at the Expiry Date.

8.13     TITLE ON AN EQUIPMENT CHANGE

         Title to any equipment that is installed on the Airframe shall, except in the case of an engine or a temporary replacement of a Part in accordance with Section 8.11(d), vest in Owner solely by virtue of its attachment to the Airframe or an Engine and it shall then be subject to the Lease and, if applicable, the Financing Documents, as if it were attached to the Aircraft at Delivery. In the case of any replacement of an Engine, and otherwise if so requested by Lessor, Lessee will provide a properly executed bill of sale or similar instrument to evidence the vesting of good and marketable title, free and clear of any Security Interest (except Lessor Liens), to any such Replacement Engine or other equipment in Owner and all documents required under the Financing Documents. After Lessor has determined that Lessee has permanently replaced an Engine in accordance with Section 8.11(b) and this Section 8.13, Lessor will, or will procure that Owner will, without recourse or warranty (except as to the absence of Lessor Liens), transfer to Lessee or will procure that Owner will transfer to Lessee all of Lessor's or Owner's, as the case may be, rights to the engine that has been replaced, on an AS IS, WHERE IS basis, and will at Lessee's expense provide or will procure that Owner provides a bill of sale or similar instrument as Lessee may reasonably request to evidence such transfer. Lessee shall indemnify Lessor, Owner and each other Tax Indemnitee for all fees, expenses and Taxes incurred by Lessor, Owner or any other Tax Indemnitee in connection with any such transfer; provided that with respect to Taxes, the obligations of Lessee hereunder shall be subject to the exclusions set forth in Section 5.7(c) hereof with the exception of clause (iii) thereof and to the contest rights set forth in Section
         5.9 above.

9.       INSURANCE

9.1      INSURANCE

         Lessee will maintain the Insurance in full force during the Term, and thereafter as expressly required in the Lease, which shall be in accordance with best industry practice for comparable operators operating similar aircraft in similar circumstances, and shall be through such brokers and with such insurers and having such deductibles and subject to such exclusions as may be described in Schedule 7. The Insurance shall in any event meet the requirements set forth in
         Schedule 7 which may be amended from time to time by mutual agreement of Lessor and Lessee so that the scope and level of cover is maintained and the interests of Lessor and each Indemnitee are prudently protected in line with best industry practice and in any event as may be reasonably acceptable to Lessor.

9.2      CHANGE

         If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance for any material reason, Lessor and/or its brokers will consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following such consultation, Lessor acting reasonably considers that any change should be made, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor. Lessor acknowledges that, as of the date of this Common Terms Agreement, Lessee's current insurer and brokers are acceptable to Lessor.

9.3      INSURANCE UNDERTAKINGS AND INFORMATION

         Lessee will:

         (a) comply with the terms and conditions of each policy of any Insurance and not do, consent or agree to any act or omission which:

                  (i)      invalidates or may invalidate any Insurance; or

                  (ii) renders or may render void or voidable the whole or any part of any of any Insurance; or

                  (iii) brings any particular liability within the scope of an exclusion or exception to any Insurance;

         (b) not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than that which is required under the Lease unless relating solely to hull total loss, business interruption, profit commission and deductible risk;

         (c) commence renewal procedures at least thirty (30) days prior to expiry of any of any Insurance and provide to Lessor:

                  (i) if requested by Lessor, a written status report of renewal negotiation fourteen (14) days prior to each expiry date;

                  (ii) facsimile confirmation of completion of renewal prior to each policy expiry date; and

                  (iii) certificates of insurance (and where appropriate certificates of reinsurance), and broker's (and any reinsurance broker's) letter of undertaking in a form acceptable to Lessor, detailing the coverage and confirming compliance with the specified insurance requirements of the Lease and, in the case of the broker's letter of undertaking, opining that the Insurance complies with the requirements of the Lease on or before each renewal date;

         (d) on request, provide to Lessor copies of documents or other information evidencing the Insurance; and

         (e) provide any other insurance and reinsurance related information, or assistance, in respect of the Insurance as Lessor may reasonably require.

9.4      FAILURE TO INSURE

         If Lessee fails to maintain any Insurance in compliance with the Lease, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under the Lease):

         (a) to pay the premiums due or to effect and maintain insurance satisfactory to it or otherwise remedy Lessee's failure in such manner (including to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the Interest Rate, from the date of expenditure by it up to the date of reimbursement by Lessee; and

         (b) at any time while such failure is continuing, to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its reasonable satisfaction.

9.5      CONTINUING INSURANCE

         Lessee shall effect and maintain insurance after the Expiry Date with respect to its liability under Section 10 for two (2) years or until completion of the next "D" check on the Aircraft, whichever is earlier, and such insurance shall name each Indemnitee as an additional insured.

10.      INDEMNITY

         (a) EXCEPT AS PROVIDED IN SECTION 10(b) BELOW, LESSEE AGREES TO ASSUME LIABILITY AND PAY FOR AND TO INDEMNIFY EACH OF THE INDEMNITEES AGAINST AND AGREES TO PAY ON DEMAND ANY AND ALL LOSSES WHICH AN INDEMNITEE MAY SUFFER OR INCUR AT

                  ANY TIME, WHETHER DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATED TO OR IN ANY WAY CONNECTED WITH:

                  (i) THE OWNERSHIP, MAINTENANCE, REPAIR, POSSESSION, SALE OR OTHER TRANSFER OF OWNERSHIP OR POSSESSION, IMPORT, EXPORT, REGISTRATION, STORAGE, MODIFICATION, LEASING (INCLUDING SUB-LEASING), INSURANCE, INSPECTION, TESTING, DESIGN, USE, OPERATION, CONDITION, SECURITY INTERESTS (OTHER THAN LESSOR LIENS) OR OTHER MATTERS RELATING TO THE AIRCRAFT, ANY ENGINE OR PART OR THE LEASE (REGARDLESS OF WHETHER IN THE AIR OR ON THE GROUND, AND REGARDLESS OF WHETHER SUCH LOSSES ARE BASED ON STRICT LIABILITY IN TORT, ANY ACT OR OMISSION, INCLUDING THE NEGLIGENCE, OF ANY INDEMNITEE, OR OTHERWISE); OR

                  (ii) ANY BREACH BY LESSEE OF ANY OF ITS OBLIGATIONS UNDER THE LEASE (WITHOUT DUPLICATION OF AMOUNTS OTHERWISE PAYABLE HEREUNDER); OR

                  (iii) THE DESIGN, TESTING OR USE OF ANY ARTICLE OR MATERIAL IN THE AIRCRAFT, ANY ENGINE OR ANY PART OR ITS OPERATION, INCLUDING ANY DEFECT IN DESIGN AND REGARDLESS OF WHETHER IT IS DISCOVERABLE, AND ANY INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK, DESIGN OR OTHER PROPRIETARY RIGHT CLAIMED BY ANY PERSON OR A BREACH OF ANY OBLIGATION OF CONFIDENTIALITY CLAIMED TO BE OWED TO ANY PERSON.

                  FOR THE AVOIDANCE OF DOUBT, THE REFERENCE TO "OWNERSHIP" IN SECTION (i) SHALL NOT REQUIRE LESSEE TO INDEMNIFY LESSOR IN RESPECT OF ANY DEFECT IN LESSOR'S OR OWNER'S TITLE TO THE AIRCRAFT.

         (b) Lessee is not required to indemnify any particular Indemnitee (provided that Lessor and its Affiliates and its and their officers, directors and employees shall be treated as a single Indemnitee) under this Section 10, to the extent a particular Loss is:

                  (i) results from or arises out of the gross negligence or willful misconduct of that Indemnitee, other than gross negligence imputed to that Indemnitee by reason of its interest in the Aircraft or the Lease;

                  (ii) results from or arises out of Lessor's breach of the Lease which does not result from a Default;

                  (iii) constitutes or is related to any Taxes (but without prejudice to any Indemnitee's rights under any other provision of the Lease relating to Taxes);

                  (iv) results from or arises out of an event which occurs before the commencement of the Term (except where
                           (aa) the Loss is suffered during the Term as a result of a pre-Delivery defect in or otherwise arises out of or relates to or is any way connected with the manufacture, design, maintenance, repair, rebuilding, overhaul or modification of the Aircraft) or (bb) the Aircraft has been purchased from Lessee (or a Lessee Affiliate) and is to be leased back to Lessee under the Lease);

                  (v) results from or arises out of an event that occurs after the redelivery of the Aircraft to Lessor in compliance with the Lease and is not attributable to any act, omission, event or circumstance occurring prior to such redelivery;

                  (vi) results from or arises out of any sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Indemnitee of the Aircraft or Engine or any interest therein that is not a replacement thereof under the Lease or is otherwise not contemplated under the Lease, and unless such sale, transfer or other disposition has resulted from or arises as a result of the exercise of Lessor's remedies following a Default;

                  (vii) results from or arises out of the performance by such Indemnitee of its obligations under any Financing Document or to any Financing Party, provided that such performance does not arise out of a Default under the Lease;

                  (viii) results from or arises out of a default under any Financing Document which is not a Default under the Lease;

                  (ix) results from or arises out of any change in or restructuring of any Financing Document related to the financing of the Aircraft, any Engine or any Part thereof, unless resulting from a Default by Lessee under the Lease or unless Lessee has expressly agreed to undertake such obligations;

                  (x) consists of normal administrative costs and expenses of such Indemnitee (but excluding any such costs or expenses resulting from the exercise of Lessor's remedies following a Default); or

                  (xi) consists of costs or expenses for which Lessor has expressly agreed to be responsible under any other provision of the Lease.

11.      EVENTS OF LOSS

11.1     EVENTS OF LOSS

         (a) If an Event of Loss occurs prior to Delivery of the Aircraft, the Lease will immediately terminate and except as expressly stated in the Lease or under any Other Agreement, neither party will have any further obligation, other than pursuant to
                  Section 5.21 and Section 3 of Schedule 4, except that Lessor will return the Deposit (if any) to Lessee and return to Lessee or agree to the cancellation of any Letter of Credit in respect of the Aircraft, in each case in accordance with the provisions of Section 5.11 hereof.

         (b) If an Event of Loss occurs after Delivery, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) sixty
                  (60) days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss.

         (c) Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of the Agreed Value and all other amounts which may be or become payable to Lessor under the Lease, and if Lessee requests such transfer, Lessor will, or will procure that Owner will, without recourse or warranty (except as to the absence of Lessor Liens) transfer to Lessee or will procure that Owner transfers to Lessee legal and beneficial title, subject to no Lessor Liens (but otherwise without warranty), to the Aircraft, on an AS IS, WHERE IS basis, and will at Lessee's expense, execute and deliver or will procure that Owner executes and delivers, such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer, free and clear of all rights of Lessor and Owner and Lessor Liens. Lessee shall indemnify Lessor, Owner and each other Tax Indemnitee for all fees, expenses and Taxes incurred by Lessor, Owner or any other Tax Indemnitee in connection with any such transfer; provided that with respect to Taxes, the obligations of Lessee hereunder shall be subject to the exclusions set forth in Section 5.7(c) hereof and to the contest rights set forth in Section 5.9 above.

11.2     REQUISITION

         During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

         (a) the Rent and other charges payable under the Lease will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and

         (b) so long as no Payment Default or Event of Default has occurred and is continuing, Lessee will be entitled to any compensation paid by the requisitioning authority in respect of such authority's use of the Aircraft, such Engine or such Part during the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by the Lease. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under the Lease in respect of any such change, but, if any Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under the Lease and/or under any Other Agreement.

12.      RETURN OF AIRCRAFT

12.1     RETURN

         On the Expiry Date or redelivery of the Aircraft pursuant to Section
         13.2 or termination of the leasing of the Aircraft under the Lease, Lessee will, unless an Event of Loss has occurred, redeliver the Aircraft and the Aircraft Documents and Records at Lessee's expense to Lessor at the Redelivery Location, in accordance with the procedures and in compliance with the conditions set forth in Schedule 6, free and clear of all Security Interests (other than Lessor Liens), in a condition suitable for immediate operation under FAR Part 121 or as otherwise agreed by Lessor and Lessee and, in any case, qualifying for and having a valid and fully effective certificate of airworthiness issued by the Air Authority. If requested by Lessor, Lessee shall thereupon cause the Aircraft to be deregistered by the Air Authority.

12.2     NON-COMPLIANCE

         If at the time of Final Inspection Lessee has not fully complied with any of its obligations under the Lease (including Schedule 6), or Lessee fails to make the Aircraft available to Lessor on a timely basis for inspection and redelivery pursuant to Section 12.1 and Schedule 6 (whether such failure is due to any act or omission of Lessee or any other circumstance whatsoever), the Term shall be extended until the time when the Aircraft has been redelivered to Lessor in full compliance with the Lease, for the sole purpose of enabling such non-compliance or failure to be promptly rectified, and during such extension period:

         (a) Lessee shall not use the Aircraft in flight operations except those related directly to the redelivery of the Aircraft to Lessor;

         (b) all Lessee's obligations and covenants under the Lease will remain in full force until Lessee so redelivers the Aircraft; and

         (c) Lessee shall pay Rent to Lessor at a rate per month equal to the amount of Rent payable in respect of the last scheduled Rental Period plus ***** thereof, calculated on a per diem basis.

         Any such extension shall not prejudice Lessor's right to treat such non-compliance or

         CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

         failure as an Event of Default at any time, and to enforce such rights and remedies as may be available to Lessor in respect thereof under the terms of the Lease or applicable Law. Without limiting the generality of the foregoing, Lessee's Rent obligation under paragraph (c) above shall be without prejudice to Lessor's rights to terminate the letting of the Aircraft and to indemnification pursuant to Sections 10(a)(ii) or 13.3.

         Lessor may elect (either on first tender of the Aircraft by Lessee or at any time during the said extension period) to accept redelivery of the Aircraft notwithstanding non-compliance with Section 12.1 or
         Schedule 6, in which case Lessee will indemnify Lessor and provide cash to Lessor (in an amount satisfactory to Lessor) as security for that indemnity in respect of the cost to Lessor of putting the Aircraft into the condition required by the Lease.

12.3     REDELIVERY

         Upon redelivery Lessee will provide to Lessor all documents necessary to export the Aircraft from the Habitual Base and the State of Registry (including a valid and subsisting export certificate of airworthiness for the Aircraft) or required in relation to the deregistration of the Aircraft with the Air Authority.

12.4     ACKNOWLEDGEMENT

         Provided Lessee has complied with its obligations under Section 12 and
         Schedule 6, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirming that Lessee has redelivered the Aircraft to Lessor in accordance with the Lease which acknowledgement shall be without prejudice to Lessor's accrued and continuing rights under the Lease or any Other Agreement.

13.      DEFAULT

13.1     EVENTS

         The occurrence of any of the Events of Default will constitute a repudiation (but not a termination) of the Lease by Lessee (whether the occurrence of any such Event of Default is voluntary or involuntary or occurs by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity).

13.2     RIGHTS AND REMEDIES

If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights and remedies under the Lease, at law, in equity and/or otherwise), at any time thereafter (without notice to Lessee except as required under applicable Law) and subject to compliance with non-waivable mandatory requirements of law:

         (a) accept such repudiation and by notice to Lessee and with immediate effect terminate the leasing of the Aircraft and/or the Lease whereupon all rights of Lessee under the Lease shall cease (but without prejudice to the continuing obligations of Lessee that survive under the Lease, including, obligations to provide Insurance, maintain and repair the Aircraft and/or redeliver the Aircraft in the Redelivery Condition); and/or

         (b) proceed by appropriate court action or actions to enforce performance of the Lease or to recover damages sustained by Lessor by reason of Lessee's breach of the Lease, and all other amounts payable by Lessee to Lessor or to any Indemnitee pursuant to the terms of the Lease; and/or

         (c) take possession of and/or seize the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located; and/or

         (d) by serving notice, require Lessee to redeliver the Aircraft in Redelivery Condition at the time and on the date designated by Lessor in its sole and absolute discretion and at the Redelivery Location provided that if the Aircraft is not redelivered in Redelivery Condition, Lessee shall reimburse Lessor for all costs and expenses incurred to place the Aircraft in Redelivery Condition; and/or

         (e) by serving notice, require that Lessee pay to Lessor, and Lessee shall be liable for and immediately pay to Lessor, and/or proceed by appropriate court action or actions to recover any or all of the following amounts, without duplication:

                  (i) all Rent and other amounts which are or become due and payable under the Lease prior to the earlier to occur of the date Lessor sells or re-leases the Aircraft or receives payment of the amount calculated pursuant to clause (ii) below;

                  (ii)     an amount equal to the Mitigated Rent Amount;

                  (iii) an amount equal to Lessor's reasonably anticipated Enforcement and Remarketing Costs, Unwind Expenses and Aircraft Condition Damages;

                  (iv)     all amounts indemnified by Lessee pursuant to Section
                           13.3;

                  (v) such additional amount, if any, as may be necessary to place Lessor in the same economic position as Lessor would have been in if Lessee had timely performed each of its obligations under the Lease; and

                  (vi) all documented attorney's fees, costs and expenses incurred to enforce the Lease or Lessor's rights and/or remedies or as a result of Lessee's default under the Lease or failure to comply with the obligations under the Lease.

                  It being understood that, to the extent that any of the foregoing amounts represents an estimate by Lessor of losses, damages, costs or expenses which

                  Lessor expects to incur, (x) Lessor shall adjust the amount thereof as needed to reflect the actual amount of such losses, damages, costs or expenses incurred by Lessor when substantially all of such amounts become known to Lessor, but Lessee shall nevertheless be obligated to pay the amount demanded by Lessor (subject to such subsequent adjustment), and (y) notwithstanding the amount specified in such demand, Lessor shall be entitled to claim such other (and greater or additional) amount in any action against Lessee under the Lease, subsequent demand and/or any other damages that Lessor may sustain; and/or

         (f) require Lessee to pay, and Lessee shall pay to Lessor, interest on all unpaid amounts at the Interest Rate, from the due date until the date of payment in full; and/or

         (g) draw upon the Deposit or the Letter of Credit and apply such amounts to any amounts owing or to be owing to Lessor under the Lease; and/or make demand against any Guarantor for any or all of the foregoing.

         No remedy referred to in this Section 13.2, is intended to be exclusive, but, to the extent permissible under the Lease or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity and in Lessor's sole and absolute discretion; and the exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

13.3     DEFAULT INDEMNITY

         Lessee will indemnify Lessor on demand against any Loss which Lessor may sustain or incur directly or indirectly as a result of any Event of Default, including, the non-delivery of the Aircraft by reason of failure of Lessee to satisfy any conditions to that delivery Lessor will use reasonable endeavors to mitigate such Losses, but (i) Lessor shall not be obliged to consult with Lessee concerning any proposed course of action or to notify Lessee of the taking of any particular action, and (ii) this provision is without prejudice to Lessor's rights under Section 13.4.

13.4     SALE OR RE-LEASE

         If an Event of Default occurs and is continuing, Lessor may sell at a private or public sale or re-lease or otherwise deal with the Aircraft at such time and in such manner and on such terms as Lessor considers appropriate in its sole and absolute discretion, free and clear of any rights and interest of Lessee, as if the Lease had never been entered into. Lessor shall have no obligation or duty to sell the Aircraft and Lessor shall be obligated to attempt to re-lease the Aircraft only to the extent, if any, that it is required to do so under Article 2A of the UCC.

13.5     REMOVAL OF LEASE FROM FAA REGISTRY

         If an Event of Default occurs, Lessee will at the request of Lessor immediately take all steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with the Lease and Lessee hereby irrevocably and by way of security for its obligations under the Lease appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation, do any act or thing required in connection with the foregoing and grant all the powers and authorizations necessary for taking any of the foregoing actions during the continuance of an Event of Default. Without limiting the foregoing, Lessor may file with the FAA the Certificate of Lease Termination provided to Lessor under the Lease.

13.6     ASSIGNMENT OF WARRANTIES

         In the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an Engine or Part, any rights in any warranty (express or implied) previously made or assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable.

13.7     WAIVER OF DEFENSES TO REPOSSESSION

         Neither Lessee, nor anyone claiming through or under it, shall set up, claim, invoke or seek to take advantage of any applicable Law now or hereafter in force in any jurisdiction in which the Aircraft may be situated in order to prevent, hinder or delay any effort on the part of Lessor to regain possession of the Aircraft, or re-export the Aircraft from any jurisdiction in which the Aircraft may be situated upon the occurrence of an Event of Default under Section 13.1 or the comparable clause under any Other Agreement and/or the Expiry Date and both prior and subsequent to entry of a final award or judgment, and Lessee, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such applicable Law (including any rights it may have, if any, to avail itself of the protection provided by the Convention of 1933 on the Unification of Certain Rules Relating to the Precautionary Arrest of Aircraft, or any other similar law, treaty or convention applicable to Lessee or the Aircraft which would limit the ability of Lessor to repossess or otherwise recover the Aircraft upon the occurrence and continuance of an Event of Default and/or the expiration or termination of the Lease and prior and subsequent to entry of a final award or judgment). Lessee and anyone claiming through or under it, hereby consents to an order or judgment compelling redelivery or permitting Lessor to take possession of the Aircraft upon the occurrence of an Event of Default and/or the expiration or termination of the Lease, and whether prior or subsequent to the entry of a final judgment, in any action or proceeding.

13.8     POWER OF ATTORNEY

         Lessee hereby appoints Lessor as the attorney-in-fact of Lessee, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, for the purpose of carrying out the provisions of the Lease and taking any action and executing any instrument that Lessor may deem necessary or advisable to accomplish the purposes of the Lease; provided, however, that Lessor may only take action or execute instruments under this Section 13 after an Event of Default has occurred and is continuing. Lessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Lessee under the Lease and are coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Lessor under the Lease, upon the occurrence and during the continuation of an Event of Default, Lessor shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Aircraft, Airframe or any Engine, or the Lease and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to the Lease, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies.

14.      ASSIGNMENT

14.1     LESSEE

         LESSEE WILL NOT ASSIGN, DELEGATE OR OTHERWISE TRANSFER (VOLUNTARILY, INVOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE) ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THE LEASE (INCLUDING THE AIRCRAFT LEASE AGREEMENT OR THIS CTA), OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST OVER ANY OF ITS RIGHTS UNDER THE LEASE (INCLUDING THE AIRCRAFT LEASE AGREEMENT OR THIS CTA), AND ANY ATTEMPT TO DO SO SHALL BE NULL AND VOID. The foregoing shall not be construed to prohibit a Permitted Sub-Lease or any other act permitted to be taken by Lessee under the Lease.

14.2     LESSOR

         Lessee acknowledges and agrees that Lessor may, if applicable under the Financing Documents, assign as security Lessor's interest in the Lease as described in the Acknowledgement and Agreement referred to in
         Schedule 3.

         Lessor may, without the consent of Lessee, assign, novate, delegate or otherwise transfer all or any of its rights or obligations under the Lease or all or any of its right, title or interest in and to the Aircraft (each a "Transfer"), including pursuant to:

         (a)      a sale and leaseback; or

         (b) a novation or assignment of the Lease and/or a sale of the Aircraft (including to a special purpose or securitization or monetization trust, fund, limited liability company, corporation, partnership or other vehicle or in connection with any other direct or indirect raising of capital); or

         (c)      a secured loan financing.

         In connection with any such Transfer, Lessor and its assignee will enter into an Assignment. Lessor will promptly notify Lessee of any Transfer using a notice substantially in the form of Annex II to the Assignment together with such information about the transferee as Lessor has received from the transferee if not previously provided by Lessor to Lessee, and Lessee agrees promptly to execute and deliver in connection with any Transfer such documents and assurances (including an acknowledgement of the Transfer, the absence of any Default under the Lease, and other matters identified in the aforementioned notice) and to take such further action as Lessor may reasonably request to establish or protect the rights and remedies created or intended to be created in favor of the transferee in connection with any Transfer. After any Transfer, the transferee shall be entitled to be an Indemnitee and to such other rights under the Lease as Lessor shall specify. Upon an assignment or novation described in subsection (b) above, Lessor shall be released from all obligations and liabilities under the Lease to the extent such obligations and liabilities are assumed by such transferee, and the Lease, including this CTA as in effect at that time and as incorporated in the Aircraft Lease Agreement, shall be deemed applicable as between Lessee and the transferee of the Lease and may be amended, supplemented or otherwise modified without the consent of the transferor (if this CTA is applicable to the Other Agreements not so transferred, it shall remain in full force and effect and may be amended, supplemented or otherwise modified without the consent of the transferee). Notwithstanding any such assignment or novation, Lessor, Owner, Financing Parties' Representative and each other Indemnitee shall continue to be entitled to indemnification under Section 10, and shall continue to be named as an additional insured under all liability Insurance referred to in
         Section 9 for a period of not less than two (2) years after such Transfer. The agreements, covenants, obligations and liabilities contained in the Lease, including all obligations to pay Rent and indemnify each Indemnitee, are made for the benefit of Lessor (and, in the case of Section 10, each other Indemnitee) and its or their respective successors and assigns, notwithstanding the possibility that any such Person was not originally a party to the Lease or may, at the time such enforcement is sought, not be a party to the Lease.

14.3     CONDITIONS

         In connection with any such Transfer by Lessor:

         (a) Quiet Enjoyment: as a condition precedent to such Transfer becoming effective, Lessor will procure that the transferee or any new owner of the Aircraft (except where such new owner is also the "Lessor" under the Lease) or any new holder of a security interest over the Aircraft or any holder of an interest in the Aircraft or the Lease (by way of security or otherwise), as the case may be, shall execute and deliver to Lessee a letter of quiet enjoyment in respect of Lessee's use and possession of the Aircraft in a form substantially similar to Lessor's covenant in Section 7.1; and

         (b) Costs: Lessor shall reimburse to Lessee its reasonable out-of-pocket expenses (including reasonable legal fees and expenses) actually incurred in connection with co-operating with Lessor in relation to any such Transfer referred to in this Section 14, provided that (i) such expenses are substantiated to Lessor's reasonable satisfaction and (ii) no Payment or Event of Default has occurred and is continuing.

         (c) Transferee: Any transferee of Lessor's interest in the Lease pursuant to a transfer described in clause (b) of Section 14.2, the effect of which is to result in a release of Lessor from its obligations under the Lease, shall (i) at the time of the transfer have a tangible net worth (determined in accordance with GAAP) of at least *****, or (ii) at the time of the transfer be a Person whose unsecured debt obligations have an investment grade rating of BBB- or better by S&P or the equivalent rating or better by Moody's Investors Services, Inc. and Lessor's payment obligations owed to Lessee under the Lease shall rank at least pari passu with any of such rated debt obligations, or, in the absence of such rated obligations, all of Lessor's unsecured, unsubordinated debt obligations or (iii) have its payment obligations under the Lease absolutely and unconditionally guaranteed by such a Person described in the foregoing clause (i) or (ii).

         (d) No Increase In Lessee's Indemnity or Payment Obligations: As a condition to such Transfer, the Transfer shall not in any material respect increase Lessee's indemnity or other payment obligations under the Lease or diminish Lessee's rights under the Lease (to be determined in each case at the time of such Transfer by applying all applicable Laws as are in effect on the effective date of the Transfer).

15.      MISCELLANEOUS

15.1     [INTENTIONALLY OMITTED]

15.2     WAIVERS, REMEDIES CUMULATIVE

         The rights of Lessor under the Lease may be exercised as often as necessary, are cumulative and not exclusive of its rights under any Law; and may be waived only in writing and specifically. Delay by Lessor in exercising, or non-exercise of, any such right will not constitute a waiver of that right.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

15.3     DELEGATION

         Lessor may delegate to any Person all or any of the rights, powers or discretions vested in it by the Lease, and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit.

15.4     SEVERABILITY

         If a provision of the Lease is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Lease; or

         (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of the Lease.

15.5     REMEDY

         If Lessee fails to comply with any provision of the Lease, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as a Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all documented costs and expenses (including reasonable and documented legal fees and expenses) in connection with the non-compliance.

15.6     TIME OF ESSENCE

         The time stipulated in the Lease for all payments payable by Lessee and the prompt, punctual performance of Lessee's other obligations under the Lease are of the essence of the Lease.

15.7     NOTICES

         All notices and other communications under, or in connection with, the Lease will, unless otherwise stated, be given in writing by hand delivery, mail, overnight courier service, facsimile or email (where such address is available). Any such notice or other communication is deemed effectively given when received by the recipient (or if receipt is refused by the intended recipient, when so refused).

         The address, facsimile and email details for notices to Lessee and Lessor are as set out below or as otherwise advised by one party to the other in writing and in compliance with this Section 15.7 from time to time:

                  Lessor                           Lessee
Address:          c/o GECAS Inc.                   1515 West 20th Street

                  201 High Ridge Road              P.O. Box 612787

                  Stamford, CT  06927              DFW Int'l Airport, TX  75261

                  USA                              USA

Attention:        Contracts Leader                 General Counsel

Facsimile:        +1 203-357-3201                  972 456-2449

Email:            NAnotices@gecas.com              smarkhoff@kha.com

15.8     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

         (a) PURSUANT TO AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO AGREE THAT THE LEASE IN ALL RESPECTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE GOVERNING LAW AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (EXCLUSIVE OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH IS INAPPLICABLE TO THE LEASE). THE PARTIES AGREE THAT THE LEASE WAS DELIVERED IN THE STATE OF NEW YORK.

         (b) Pursuant to and in accordance with Section 5-1402 of the New York General Obligations Law, Lessee and Lessor each agree that the United States District Court for the Southern District of New York and any New York state court sitting in the County of New York, New York, and all related appellate courts, are to have non-exclusive jurisdiction to settle any disputes arising out of or relating to the Lease and submits itself and its property to the non-exclusive jurisdiction of the foregoing courts with respect to such dispute;

         (c)      Without prejudice to any other mode of service, Lessee:

                  (i) appoints C.T. Corporation, 1111 Eighth Avenue, 13th Floor, New York, New York 10011 as its agent for service of process relating to any proceedings before the New York or federal courts in connection with the Lease and agrees to maintain the process agent in New York notified to Lessor;

                  (ii) agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned; and

                  (iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph (i) or by facsimile or prepaid mailing by air mail, certified or registered mail of a copy of the process to Lessee at the facsimile number or address, as applicable, notified by Lessee to Lessor pursuant to the Lease.

         (d)      Without prejudice to any mode of service, Lessor:

                  (i) appoints C.T. Corporation, 1111 Eighth Avenue, 13th Floor, New York, New York 10011 as its agent for service of process relating to any proceedings before the New York or federal courts in connection with the Lease and agrees to maintain the process agent in New York notified to Lessor;

                  (ii) agrees that failure by a process agent to notify Lessor of the process shall not invalidate the proceedings concerned; and

                  (iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessor's agent at the address identified in paragraph (i) or by facsimile or prepaid mailing by air mail, certified or registered mail, of a copy of the process to Lessor at the facsimile number or address, as applicable, set forth in Section 15.7.

         (e)      Each of Lessee and Lessor:

                  (i) waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the courts referred to in Section 15.8(b) on grounds of inconvenient forum or otherwise as regards proceedings in connection with the Lease;

                  (ii) waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Lease brought in the courts referred to in Section 15.8(b); and

                  (iii) agrees that a judgment or order of any court referred to in Section 15.8(b) in connection with the Lease is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction as if made by the highest court in that other jurisdiction and accordingly Lessee will not seek to, nor be entitled to, contest and/or delay and/or obstruct registration or enforcement of any such judgment and/or award and/or order on grounds of public policy or otherwise.

         (f) This Section 15 shall survive, continue to take full effect and not merge in any order or judgment and nothing in this
                  Section 15.8 limits the right of either party to bring proceedings against the other in connection with the Lease:

                  (i)      in any other court of competent jurisdiction; or

                  (ii)     concurrently in more than one (1) jurisdiction.

         (g)      Each of Lessee and Lessor irrevocably and unconditionally:

                  (i) agrees that if the other brings legal proceedings against it or its assets in relation to the Lease no sovereign or other immunity from such legal proceedings (which will be deemed to include suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, other attachment, the obtaining of judgment, execution of a judgment or other enforcement or legal process or remedy) will be claimed by or on behalf of itself or with respect to its assets;

                  (ii) waives any such right of immunity which it or its assets now has or may in the future acquire and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for the purposes of such Act; and

                  (iii) waives any requirement, of any kind whatsoever, for Lessor to provide any form of security in respect of the payment of any damages, costs, expenses or any other financial obligation resulting from the commencement or prosecution of proceedings or the making of or service of any order and Lessee undertakes (x) not to challenge the validity of any proceedings or the making of any orders without any requirement for the provision of such security (y) to advise any court upon Lessor's request that Lessee requires no such security and (z) to provide security itself for any third party claims arising out of or in connection with such proceedings and/or orders.

         EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE LESSOR/LESSEE RELATIONSHIP BEING ESTABLISHED, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF LESSOR AND LESSEE REPRESENTS AND WARRANTS THAT EACH HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LEASE. IN THE EVENT OF LITIGATION, THIS SECTION 15.8 MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15.9     SOLE AND ENTIRE AGREEMENT; TRUE LEASE; SECTION 1110

         (a) Entire Agreement: The Lease is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements, representations and understandings in relation to that leasing. Any amendments to the Lease must be made in writing and signed on behalf of Lessor and Lessee.

         (b)      True Lease: The parties intend and agree that the Lease:

                  (i) constitutes a "true lease", and not a "security interest" as defined in Section 1-201(37) of the UCC;

                  (ii) constitutes a "true lease" for United States federal income tax purposes; and

                  (iii) confers only a leasehold interest on Lessee in and to the Aircraft on and subject to the terms of the Lease, and no ownership or other interest with respect to the Aircraft is provided to Lessee under the Lease.

                  Lessee shall not file a tax return that is inconsistent with the provisions of this Section 15.9(b).

         (c) Lessee acknowledges that Lessor would not have entered into the Lease unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the U.S.C. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall not oppose any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee whereby Lessor seeks recovery of possession of the Aircraft under said
                  Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft under the Lease. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend the Lease and take such other action not inconsistent with the Lease as Lessor reasonably requests so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

15.10    BENEFICIARIES

         The Lease shall be binding upon and inure to the benefit of Lessor, Lessee and their permitted successors and assigns. All rights expressed to be granted to each Indemnitee (other than Lessor) under the Lease are given to Lessor on behalf of that Indemnitee, and each Indemnitee is an express third party beneficiary thereof. Except for Lessor, GECAS, Financing Parties' Representative, each Indemnitee and each Tax Indemnitee, no other Person shall be a third party beneficiary of the Lease.

15.11    COUNTERPARTS

         The Lease (including the Aircraft Lease Agreement and this CTA) may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that the Lease constitutes chattel paper (as such term is defined in the UCC as in effect in any applicable jurisdiction), no security interest in the Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart designated as the "original" on the signature page of the

         Aircraft Lease Agreement by Financing Parties' Representative, Owner or Lessor, as the case may be.

15.12    LANGUAGE

         All notices to be given under the Lease will be in English. All documents delivered to Lessor pursuant to the Lease will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of the Lease and any version in any other language, the English version will prevail.

15.13    SURVIVAL

         Lessee's obligations under Section 3 of the applicable Part of Schedule 4, under Sections 5.6, 5.7, 5.8, 5.10, 5.11, 5.17, 5.21, 9.5, 10, 12,
         13.2 and 15 and under any other provision of the Lease providing for an obligation on the part of Lessee to indemnify Lessor or any other Indemnitee shall survive the expiration or any termination of the Lease and continue in full force and effect.

16.      DISCLAIMERS AND WAIVERS

         LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN SECTIONS 16.1 THROUGH 16.4 BELOW SHALL APPLY AT ALL TIMES DURING THE TERM. LESSEE'S ACCEPTANCE OF THE AIRCRAFT IN ACCORDANCE WITH
         SECTION 4.3 SHALL BE CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE AIRCRAFT, THE ENGINES AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS AND RECORDS ARE TECHNICALLY ACCEPTABLE TO LESSEE AND SATISFY THE DELIVERY CONDITION REQUIREMENTS AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY LESSEE.

16.1     EXCLUSION

         THE AIRCRAFT IS LEASED AND DELIVERED UNDER THE LEASE "AS-IS, WHERE-IS," AND LESSEE AGREES AND ACKNOWLEDGES THAT:

         (a) LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE ACCEPTED, MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THE LEASE OR OTHERWISE), ANY GUARANTEES, COVENANTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT OR ANY ENGINE OR PART OR ANY SERVICES PROVIDED BY LESSOR UNDER THE LEASE, INCLUDING THE TITLE, DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH

                  SPECIFICATIONS, OPERATION, MERCHANTABILITY, QUALITY, FREEDOM FROM INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, DATE PROCESSING, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART OR ANY SERVICES PROVIDED BY LESSOR UNDER THE LEASE; AND

         (b) LESSOR SHALL NOT HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE, MISREPRESENTATION OR STRICT LIABILITY OF LESSOR OR OTHERWISE) FOR:

                  (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH (EXCEPT FOR DIRECT DAMAGES DUE TO LESSOR'S BREACH AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 4.4 OR 7.1 HEREOF);

                  (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

                  (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT (EXCEPT FOR DIRECT DAMAGES DUE TO LESSOR'S BREACH AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 4.4 OR 7.1 HEREOF AND SUBJECT TO SECTION 16.3 BELOW), INDIRECT, SPECIAL INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE; OR

                  (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART.

16.2     WAIVER

         LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND

         ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE MATTERS REFERRED TO IN SECTION 16.1.

16.3     DISCLAIMER OF CONSEQUENTIAL DAMAGES

         EACH PARTY AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER FROM ANY OTHER PARTY, FOR INTERRUPTION OF SERVICE, LOSS OF BUSINESS, LOST PROFITS OR REVENUES OR CONSEQUENTIAL DAMAGES (AS DEFINED IN SECTION 2A-520 OF THE UCC OR OTHERWISE) OR ANY SPECIAL OR INDIRECT DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY THE OTHER PARTY OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES CONTAINED IN THE LEASE (INCLUDING A BREACH BY LESSOR UNDER SECTION 4.4 OR SECTION 7.1).

16.4     CONFIRMATION

         LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS
         SECTION 16 AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS PAYABLE UNDER THE LEASE HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

17.      BROKERS AND OTHER THIRD PARTIES

17.1     NO BROKERS

         Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of the Lease, to any Person (other than fees payable to legal advisers or portfolio services).

17.2     INDEMNITY

         Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, reasonable legal fees and expenses) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the Lease or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Section 17.1.

IN WITNESS WHEREOF, the parties hereto have executed this Common Terms Agreement on the date shown at the beginning of the document.

AVIATION FINANCIAL SERVICES INC.

By:    ___________________________
Name:  ___________________________
Title: ___________________________

Kitty Hawk AirCargo, Inc.

By:    ___________________________
Name:  ___________________________
Title: ___________________________

                                      -S-

                                   SCHEDULE 1
                                   DEFINITIONS

The following words and expressions have the respective meanings set forth below:

ACT means the Federal Aviation Act of 1958, as amended, and as recodified in Title 49 of the U.S.C. pursuant to Public Law 103-272, or any similar legislation of the United States of America as enacted in substitution or replacement thereof.

AD COMPLIANCE PERIOD means the number of days after the Return Occasion identified in the Aircraft Lease Agreement under AD Compliance Period.

AD FACTOR has the meaning given in the Aircraft Lease Agreement.

AD THRESHOLD has the meaning given in the Aircraft Lease Agreement.

AFFILIATE means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote greater than 50% of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

AFTER-TAX BASIS means in the case of any amount payable on an "After-Tax Basis" to or for the benefit of any Person (including any amount payable pursuant to this definition), that the total amount otherwise payable will be increased so that, after deduction of the net amount of all Taxes currently required to be paid by such Person with respect to the receipt or accrual by it of such amount (and assuming that such Person is subject to (i) United States federal income tax at the highest marginal statutory rate imposed on corporations in the highest taxable income bracket for the relevant period (in the case of a person that is a U.S. Person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), (ii) United States of America state and local income taxes at the composite of the highest marginal statutory rates imposed on such Person for the relevant period, as such composite rate shall be certified by a financial officer of such Person, and (iii) income taxes (if any) imposed by countries outside the United States at the actual rates imposed on such Person) the Person entitled to the payment will actually receive the amount otherwise required to be paid.

AGREED VALUE means the amount identified in the Aircraft Lease Agreement or such other greater amount as Lessor may from time to time notify to Lessee to reflect an amount equal to 110% of the current market value of the Aircraft.

AIR AUTHORITY means the FAA.

AIRCRAFT means Aircraft and Engines identified in the Aircraft Lease Agreement (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents and Records).

                                      1-1

AIRCRAFT CONDITION DAMAGES means, collectively, any loss, cost, expense or liability, or damage to Lessor's residual interest in the Aircraft, sustained by Lessor due to Lessee's failure to maintain the Aircraft in accordance with the terms of the Lease or Lessee's failure to redeliver the Aircraft in the Redelivery Condition.

AIRCRAFT DOCUMENTS AND RECORDS means the documents, data and records identified in the list attached to the Certificate of Acceptance, and any other documents and records required in connection with Lessee's obligations under Section 8.8, and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with the Lease.

AIRCRAFT LEASE AGREEMENT means an aircraft lease agreement entered or to be entered into between Lessor and Lessee.

AIRFRAME means the Aircraft, excluding the Engines and Aircraft Documents and Records.

AIRFRAME STRUCTURAL CHECK has the meaning given in the Aircraft Lease Agreement.

AIRFRAME SUPPLEMENTAL RENT means the amount identified in the Aircraft Lease Agreement for each Flight Hour operated by the Aircraft.

AIRWORTHINESS DIRECTIVE means an airworthiness directive issued by the State of Design or the State of Registry.

ANNUAL SUPPLEMENTAL RENT ADJUSTMENT has the meaning given in the Aircraft Lease Agreement.

APPRAISAL PROCEDURE means the following procedure for determining the "fair market rental value" of the Aircraft pursuant to Section 13 of this CTA: (a) Lessor shall select an internationally recognized, independent aircraft appraiser certified by the International Society of Transport Aircraft Trading in its sole and absolute discretion who shall make a determination of "fair market rental value" of the Aircraft; and (b) the fees and expenses of the appraiser shall be paid by Lessee. "Fair market rental value" shall mean the value determined by an appraisal completed on an "as-is" and "where-is" basis.

APU means the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed on the Aircraft and title to which is transferred to Owner in accordance with the Lease.

APU SUPPLEMENTAL RENT means the amount identified in the Aircraft Lease Agreement for each Flight Hour operated by the APU.

ASSUMED RATIO has the meaning given in the Aircraft Lease Agreement.

ASSUMED UTILIZATION has the meaning given in the Aircraft Lease Agreement.

                                      1-2

ASSIGNMENT means the Assignment, Assumption and Release Agreement to be entered into between Lessor and the assignee named therein in connection with a Transfer referred to in Section 14.2 of this CTA, in substantially the form of Schedule 13.

BUSINESS DAY means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by Law to be closed.

"C" CHECK means a "C" check in accordance with the Lessee's Maintenance Program each in effect on the relevant date.

CERTIFICATE OF ACCEPTANCE means a certificate of acceptance in the form of Part 1 or Part 2, as applicable, of Schedule 5.

CERTIFICATE OF LEASE TERMINATION means a certificate of lease termination in the form of Schedule 15.

CERTIFICATED AIR CARRIER means any Person (except the United States Government) that is a "citizen of the United States of America" (as defined in Section 40102 of Title 49 of the U.S.C.) and holding a Certificate of Public Convenience and Necessity issued under Section 41102 of Title 49 of U.S.C. by the Department of Transportation or any predecessor or successor agency thereto, and an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of U.S.C. or, in the event such certificates shall no longer be applicable, any Person (except the United States Government) that is a citizen of the United States of America (as defined in Section 40102 of Title 49 of the U.S.C.) and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, which also is certificated so as to entitle Lessor, as a lessor, to the benefits of
Section 1110 of Title 11 of U.S.C. with respect to the Aircraft.

COMMON TERMS AGREEMENT OR CTA has the meaning given in the heading hereof.

CONDITIONS PRECEDENT means the conditions specified in Schedule 3 and any others specified in the Aircraft Lease Agreement.

CSO means Cycles since overhaul.

CYCLE means one take-off and landing of the Aircraft.

DAMAGE NOTIFICATION THRESHOLD means *****.

DEDUCTIBLE AMOUNT means *****.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                                      1-3

DEFAULT means any Event of Default or any event or circumstance that, with the giving of notice and/or lapse of time and/or determination of materiality and/or fulfillment of any other condition, would constitute an Event of Default.

DEFECT means any defect, discrepancy or non-conformity with the Delivery Condition Requirements notified by Lessee to Lessor during the Pre-Delivery Procedure.

DELIVERY means delivery of the Aircraft by Lessor to Lessee under the Lease.

DELIVERY CONDITION REQUIREMENTS means the requirements set forth in Schedule 4 as the same may be varied in the Aircraft Lease Agreement provided that such requirements are solely a description of the condition in which the Aircraft must be in order for Lessee to be obligated to accept the Aircraft under the Lease.

DELIVERY DATE means the date on which Delivery occurs.

DELIVERY LOCATION means the location identified in the Aircraft Lease Agreement or such other location as Lessor and Lessee may mutually agree.

DEPOSIT has the meaning given in the Aircraft Lease Agreement.

DISCOUNT RATE means *****.

DOLLARS AND $ means the lawful currency of the United States of America.

ENFORCEMENT AND REMARKETING COSTS means, collectively, all documented costs, expenses and other incidental damages and losses (but not consequential damages) associated with Lessor's exercise of its remedies under the Lease or otherwise incurred by Lessor as a result of an Event of Default or the exercise of rights or remedies with respect thereto, including repossession costs, legal fees, Aircraft storage, preservation, shipment, repair, refurbishment, modification, maintenance and insurance costs, Aircraft re-lease or sale costs (including any costs incurred to prepare the Aircraft for sale or lease, advertising costs, sale or lease costs (including commissions) and any costs to transition the Aircraft to the next operator's maintenance program) in any way related to the Aircraft, any Engine or any Part, including to put the Aircraft in the Redelivery Condition or in the location provided for in this Section 13.2, or otherwise.

ENGINE means, whether or not installed on the Aircraft:

(a) each engine of the manufacture and model specified in the Aircraft Lease Agreement for the Aircraft which Lessor offers to Lessee for delivery with the Airframe on the Delivery

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                                      1-4

      Date, such engines being described as to serial numbers on the Certificate of Acceptance; and

(b) any Replacement Engine, with effect from the time when title thereto has passed to Owner in accordance with the Lease;

and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine, title to which should have passed to Lessee pursuant to the Lease.

ENGINE CYCLE means operation of an engine on an aircraft from and including a take-off to and including the landing of that aircraft.

ENGINE EVENT OF LOSS means the occurrence, with respect to the Engine only, whether or not installed on the Airframe, of any of those events described in the definition of Event of Loss.

ENGINE FLIGHT HOUR means each hour or part thereof an Engine is operated, elapsing from the moment the wheels of an aircraft on which such Engine is installed leave the ground until the wheels of such aircraft next touch the ground.

ENGINE LLP REPLACEMENT has the meaning given in Section 7.2(b).

ENGINE LLP SUPPLEMENTAL RENT means, in respect of the life-limited Parts for each Engine, the amount identified in the Aircraft Lease Agreement for each Cycle operated by that Engine.

ENGINE REFURBISHMENT means all scheduled and unscheduled off the wing Engine maintenance and repair accomplished for each module in accordance with the performance restoration or full overhaul sections of the Manufacturer's workscope planning guide.

ENGINE SUPPLEMENTAL RENT means in respect of each Engine, the amount identified in the Aircraft Lease Agreement for each Engine Flight Hour (or fraction thereof) operated by that Engine.

ENGINE THRUST SETTING has the meaning given in the Aircraft Lease Agreement.

EQUIPMENT CHANGE has the meaning given in Section 8.12.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

EVENT OF DEFAULT means any event or condition specified in Schedule 9.

EVENT OF LOSS means with respect to the Aircraft (including for the purposes of this definition the Airframe):

                                      1-5

(a) the actual or constructive, compromised, arranged or agreed total loss of the Aircraft; or

(b) the Aircraft being destroyed, damaged beyond economic repair as determined by Lessor or permanently rendered unfit for normal use for any reason whatsoever; or

(c) the Aircraft being condemned, confiscated or requisitioned for title, or title to the Aircraft being otherwise compulsorily acquired by the government of the State of Registry or any other Government Entity; or

(d) the Aircraft being hijacked, stolen, confiscated, detained, seized, condemned or requisitioned for use or hire for the lesser of (i) a period of more than thirty (30) days (or forty-five (45) days in the case of requisition for use or hire by the government of the State of Registry) or
      (ii) a period equal to or exceeding the remaining balance of the Term; or

(e) as a result of any rule, regulation, order or other action by the Air Authority, the use of the Aircraft by Lessee or any Permitted Sub-Lessee shall have been prohibited for a period of twelve (12) consecutive months.

EXPIRY DATE means the Scheduled Expiry Date or, if earlier (i) the date when Lessor acting in accordance with the provisions of the Lease, terminates the leasing of the Aircraft to Lessee under the Lease, or (ii) subject to the provisions of Section 11.1 and 11.2, the date when Lessor receives the Agreed Value together with any other amounts then due and unpaid under the Lease and the Other Agreements following an Event of Loss; provided that if the Term is extended pursuant to Section 12.2, the Expiry Date shall be extended to the date to which the Term is extended pursuant to Section 12.2.

EXTENDED EXPIRY DATE, if applicable, has the meaning given in the Aircraft Lease Agreement.

FAA means the Federal Aviation Administration of the United States of America and any successor thereof.

FAR means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended and modified from time to time.

FINAL DELIVERY DATE has the meaning given in the Aircraft Lease Agreement.

FINAL INSPECTION has the meaning given in Section 1.1 of Schedule 6.

FINANCIAL INDEBTEDNESS means any indebtedness in respect of:

(a)   moneys borrowed or raised;

(b) any liability under any debenture, bond, note, loan stock, acceptance, documentary credit or other security;

(c) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession (exclusive of trade payables); or

                                      1-6

(d) any guarantee, indemnity or similar assurance against financial loss of any person in respect of the above.

FINANCIAL INFORMATION MEANS:

(a) if requested by Lessor, the consolidated management accounts of Lessee (in Dollars, and comprising a balance sheet and profit and loss statement and cash flow forecasts, as well as operational statistics: available ton miles, revenue ton miles and total tons) in English prepared for the most recent previous fiscal quarter certified by a qualified financial officer of Lessee as being true and correct and fairly presenting its financial condition and results of operation in accordance with GAAP (subject to year-end adjustments); and

(b) as soon as available but not in any event later than one hundred and twenty (120) days after the last day of each fiscal year of Lessee, the audited consolidated financial statements of Lessee (consisting of a balance sheet and statements of operations and of retained earnings and cash flows), prepared for the fiscal year then most recently ended certified by the independent auditors of Lessee without qualification.

FINANCING DOCUMENTS means any mortgage, lease assignment, loan agreement, conditional sale agreement, head lease or any other documents entered into by Lessor or Owner with any Financing Party in connection with Lessor's or Owner's financing of the Aircraft.

FINANCING PARTIES means any Person or Persons from time to time notified by Lessor to Lessee as providing finance, or participating in a transaction the purpose of which is to provide finance, to Lessor or Owner in respect of its acquisition, ownership or leasing of the Aircraft, whether by way of loan, superior lease or otherwise.

FINANCING PARTIES' REPRESENTATIVE means any one or more Financing Parties from time to time notified to Lessee as being the Financing Parties' Representative.

FINANCING STATEMENTS means Uniform Commercial Code Financing Statements in respect of the Lease and the Aircraft and Engines leased thereunder prepared in a form acceptable for filing with the applicable Government Entities in the state in which Lessee's location (as determined pursuant to Section 9-307 of the Uniform Commercial Code as in effect in such state) and such other jurisdictions as Lessor shall reasonably require.

FLIGHT HOUR means each hour or part thereof elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.

GAAP means generally accepted accounting principles in the United States of America.

GE CAPITAL means General Electric Capital Corporation.

GECAS means either or both of GE Capital Aviation Services, Limited and GE Capital Aviation Services, Inc.

GENEVA CONVENTION means the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from

                                      1-7
time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

GOVERNING LAW means the Laws of the State of New York, United States of America, as applied to contracts to be performed wholly within the State of New York (exclusive of Section 7-101 of the New York General Obligations Law which is inapplicable to the Lease).

GOVERNMENT ENTITY MEANS:

(a) any national government, political subdivision thereof, or local jurisdiction therein;

(b) any instrumentality, board, commission, court, or agency of any of the above, however constituted; and

(c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

GUARANTEE means, if applicable, a guarantee in the form of Schedule 10 from Guarantor if such guarantee is required by the Aircraft Lease Agreement; and references to the Guarantee include references to any replacement or re-issued guarantee.

GUARANTOR means, if applicable, the Person(s) identified as such in the Aircraft Lease Agreement.

HABITUAL BASE means United States of America or, subject to the prior written consent of Lessor, any other country or countries in which the Aircraft is for the time being habitually based.

INDEMNITEE means each of Lessor, Owner, GE Capital, GECAS (in its capacity as lease manager), any Financing Parties' Representative and any Financing Parties, and their respective successors and permitted assigns, and each of their respective shareholders, subsidiaries, Affiliates, members, partners, contractors, directors, officers, representatives, agents and employees.

INSURANCE means insurance in respect of the Aircraft in form and substance satisfactory to Lessor, and includes any insurance and reinsurance required by
Section 9 and Schedule 7.

INTEREST RATE means ***** prime rate plus ***** per annum, but not to exceed the maximum amount permitted by Law.

JAA means the body referred to as the "Joint Aviation Authorities" established by the members of the European Civil Aviation Conference.

JAR means the Joint Aviation Requirements of the JAA.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                                      1-8

LANDING GEAR means the landing gear assembly of the Aircraft excluding any rotable components.

LANDING GEAR SUPPLEMENTAL RENT means in respect of the Landing Gear, the amount identified in the Aircraft Lease Agreement for each Flight Hour operated by the Landing Gear.

LAW means and includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

LC AMOUNT has the meaning given in the Aircraft Lease Agreement.

LEASE means an Aircraft Lease Agreement for the Aircraft and any Schedules, supplements, amendments, modifications or side letter agreements related to the Lease executed contemporaneously with or subsequently to the Aircraft Lease Agreement, which incorporates this Common Terms Agreement.

LESSEE CONDITIONS PRECEDENT means the conditions specified in Part B of Schedule 3.

LEASE SUPPLEMENT means any Lease Supplement executed and delivered with respect to the Lease.

LEASE SUPPLEMENT NO. 1 means a Lease Supplement No. 1 substantially in the form of Schedule 14.1.

LESSEE means the Person named as Lessee in the applicable Aircraft Lease Agreement.

LESSEE AFFILIATE means any Subsidiary or other Affiliate for the time being of Lessee.

LESSEE CONDITIONS PRECEDENT means the conditions specified in Part B of Schedule 3.

LESSEE'S MAINTENANCE PROGRAM means the Maintenance Program, as at the date of the Aircraft Lease Agreement, specifically approved by the Air Authority for Lessee's maintenance of the Aircraft.

LESSOR means the Person named as Lessor in the Aircraft Lease Agreement.

LESSOR CONDITIONS PRECEDENT means the conditions specified in Part A of Schedule 3.

LESSOR LIEN means any Security Interest whatsoever from time to time created by Lessor or Owner in connection with the financing of the Aircraft, including the Financing Documents, and any other Security Interest in the Aircraft which results from acts of or claims against Lessor or Owner or any other Person lawfully claiming by, through or under Lessor or Owner that do not

                                      1-9
relate to the transactions contemplated by or permitted under the Lease and is not attributable to Lessee.

LESSOR/OWNER TAX JURISDICTION has the meaning given in the Aircraft Lease Agreement.

LESSOR TAXES means Taxes for which Lessee is not obligated to indemnify Lessor and/or Owner and/or a Financing Party as provided in Section 5.7(c).

LETTER OF CREDIT means any letter of credit issued in relation to the Lease pursuant to Section 5.14 and any replacement or renewal of that letter of credit.

LOSSES means any and all cost, expense (including any and all reasonable legal fees and expenses and the fees and expenses of other professional advisers), claims, proceedings, losses, liabilities, obligations, damages (whether direct, indirect, special or incidental), suits, judgments, fees, penalties or fines (whether criminal or civil) of any kind or nature whatsoever, including any of the foregoing arising or imposed with or without any Indemnitee's fault or negligence, whether passive or active or under the doctrine of strict liability.

MAINTENANCE CONTRIBUTIONS means, as and if applicable, all amounts payable by Lessor pursuant to Section 7.2.

MAINTENANCE PERFORMER means such Person as is approved and internationally recognized by the FAA or JAA to perform maintenance and/or modification services on commercial aircraft and/or commercial aircraft engines, which Person shall be reasonably agreed by Lessor and Lessee to have recognized standing and experience, suitable facilities and equipment to perform such services on aircraft and/or engines of the same or improved model as the Aircraft or, in the case of engines, the Engines.

MAINTENANCE PROGRAM means an Air Authority approved maintenance program for the Aircraft in accordance with the Manufacturer's and/or OEM's specifications, requirements, service bulletins, planning documents, maintenance manuals and documents and encompassing scheduled maintenance (including block maintenance), condition-monitored maintenance, and/or on-condition maintenance of Airframe, Engines and Parts, including servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

MAJOR CHECKS means any C check, multiple C check or heavier check (including structural inspections and a corrosion prevention and control program) recommended for commercial aircraft of the same model as the Aircraft by its manufacturer (however denominated) as set out in the Lessee's Maintenance Program.

MANUFACTURER means the manufacturer of the Airframe or an Engine, as the case may be, as identified in the Aircraft Lease Agreement.

                                      1-10

MANUFACTURER'S MAINTENANCE PLANNING DOCUMENT means the recommended maintenance program for the Aircraft issued by the Manufacturer as in effect at the time of any applicable determination.

MINIMUM APU LIMIT has the meaning given in the Aircraft Lease Agreement.

MINIMUM COMPONENT CALENDAR LIFE has the meaning given in the Aircraft Lease Agreement.

MINIMUM COMPONENT CYCLES has the meaning given in the Aircraft Lease Agreement.

MINIMUM COMPONENT FLIGHT HOURS has the meaning given in the Aircraft Lease Agreement.

MINIMUM ENGINE CYCLES has the meaning given in the Aircraft Lease Agreement.

MINIMUM ENGINE LLP CYCLES has the meaning given in the Aircraft Lease Agreement.

MINIMUM ENGINE FLIGHT HOURS has the meaning given in the Aircraft Lease
Agreement.

MINIMUM LANDING GEAR CALENDAR TIME has the meaning given in the Aircraft Lease Agreement.

MINIMUM LANDING GEAR CYCLES has the meaning given in the Aircraft Lease
Agreement.

MINIMUM LANDING GEAR FLIGHT HOURS has the meaning given in the Aircraft Lease Agreement.

MINIMUM LIABILITY COVERAGE has the meaning given in the Aircraft Lease
Agreement.

MITIGATED RENT AMOUNT means an amount equal to the aggregate Rent for the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by Lessee to Lessor, less the applicable amount set forth below:

      (a) in the event that Lessor has re-let the Aircraft, an amount equal to the aggregate basic rental payments to become due under such re-lease for the period coinciding with the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by Lessee; or

      (b) in the event that Lessor has not re-let the Aircraft or has sold the Aircraft, an amount equal to the fair market rental value (determined pursuant to the Appraisal Procedure) of the Aircraft for the period commencing with the date that Lessor reasonably anticipates that the Aircraft could be re-let at such rental rate and ending with the date that the Term was scheduled to expire (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment

                                      1-11
            frequency) to present worth at the Discount Rate to the date of payment by Lessee.

NAMEPLATE INSCRIPTION means the inscription to be included on the Nameplates as requested by Lessor from time to time.

NAMEPLATES means the fireproof plates to be installed on the Aircraft in accordance with Section 8.6(a).

OEM means, in relation to any Part, the original equipment manufacturer of such Part.

OTHER AGREEMENTS means any aircraft, engine or spare parts related lease or financing agreement (including an aircraft, engine or spare parts related loan, hire purchase, conditional sale, credit sale or security agreement) from time to time entered into between Owner (or any Affiliate of Owner) and/or Lessor (or any Affiliate of Lessor), on the one hand, and Lessee (or any Lessee Affiliate), on the other hand.

OWNER means the Person identified in the Aircraft Lease Agreement as Owner or such other Person of which Lessor may notify Lessee from time to time.

PART means, whether or not installed on the Aircraft:

      (a) any module, component, furnishing or equipment (other than a complete Engine or engine) incorporated or installed in or attached to or furnished with the Aircraft on the Delivery Date or thereafter if paid for or otherwise provided by or on behalf of Lessor; and

      (b) any other module, component, furnishing or equipment (other than a complete Engine or engine), with effect from the time when title thereto has passed to Owner pursuant to the Lease;

but excludes any such items title to which has passed to Lessee pursuant to the Lease.

PART 36 OR FAR PART 36 means Part 36 of the FAR, as amended or modified from time to time.

PART 121 OR FAR PART 121 means Part 121 of the FAR, as amended or modified from time to time.

PAYMENT DEFAULT means any Default by Lessee in respect of a payment obligation under the Lease regardless of whether such payment obligation is scheduled or not.

PERMITTED LIEN means:

(a) any lien for Taxes not assessed or, if assessed, not yet due and payable, or being diligently contested in good faith by appropriate proceedings;

(b) any lien of a repairer, mechanic, hangar-keeper or other similar lien arising in the ordinary course of business by operation of Law in respect of obligations which are not overdue or are being diligently contested in good faith by appropriate proceedings;

                                      1-12

(c)   any Lessor Lien; and

(d) the rights of others under any sub-lease or arrangements to the extent expressly permitted under Section 8.4;

but only if (in the case of both (a) and (b)) (i) adequate reserves have been provided by Lessee for the payment of such Taxes or obligations; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any risk of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the part of Lessor or Owner.

PERMITTED SUB-LEASE means any sub-lease of the Aircraft to a Permitted Sub-Lessee to which Lessor has consented as provided for in Section 8.4.

PERMITTED SUB-LESSEE means any sub-lessee of the Aircraft approved by Lessor in writing under a Permitted Sub-Lease or which is otherwise permitted as provided for in Section 8.4.

PERSON means any individual person, any form of corporate or business association, trust, Government Entity, or organization or association of which any of the above is a member or a participant.

PRE-APPROVED BANK means BankOne, Wells Fargo or any bank organized under the laws of the United States of America or any State thereof, or the New York branch of a major international bank, in each case (a) for only so long as its long-term Dollar denominated unsecured debt (or if it does not have long-term unsecured Dollar denominated debt, its parent corporation's long-term unsecured Dollar denominated debt) carries a rating from Standard & Poors of A+ or better, and (b) so long as each Letter of Credit issued by any such bank to Lessor permits drawings thereunder by facsimile.

PRE-DELIVERY PROCEDURE means the procedure leading to Delivery as specified in
Schedule 4.

REDELIVERY CHECK has the meaning given in the Aircraft Lease Agreement.

REDELIVERY CONDITION means the condition of the Aircraft at redelivery as provided in Section 12 and Schedule 6 of the Lease.

REDELIVERY LOCATION means the location identified in the Aircraft Lease Agreement as the Redelivery Location or such other location as may be agreed in writing by Lessor and Lessee.

REGULATIONS means any Law or regulation (including any internal corporate regulation), official directive or recommendation, mandatory requirement or contractual undertaking, or airworthiness requirements or limitations which applies to Lessee or the Aircraft and any Law or regulation, official directive or recommendation or mandatory requirement which applies to Lessor, Owner, Financing Parties' Representative or GECAS.

RENT means all amounts payable pursuant to Section 5.3.

RENTAL PERIOD means each period ascertained in accordance with Section 5.2.

                                      1-13

RENT COMMENCEMENT DATE means the date on which Lessor tenders the Aircraft for Delivery to Lessee under and in accordance with Section 4.3(a).

RENT DATE means the first day of each Rental Period.

REPLACEMENT ENGINE means an engine of the same manufacturer and model, or at Lessee's option an engine of an improved model and having equivalent or better value, utility, modification status, time elapsed since hot section refurbishment, cold section refurbishment, reduction gear overhaul, life limited part utility and remaining equivalent warranty status as the Engine it replaces under Section 8.11, and is otherwise of an equivalent value and utility and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and compatible with the remaining installed Engine(s).

REQUIRED EGT MARGIN has the meaning given in the Aircraft Lease Agreement.

REQUIRED LC EXPIRY DATE means the date being ninety-one (91) days after the Expiry Date.

RETURN OCCASION means the date on which the Aircraft is redelivered to Lessor in accordance with Section 12.

SCHEDULED DELIVERY DATE means the date specified therefor in the Aircraft Lease Agreement or, if no such date is specified, the date notified by Lessor pursuant to and in accordance with Section 4.1(a).

SCHEDULED DELIVERY MONTH means the month specified therefor in the Aircraft Lease Agreement, if such month is so specified.

SCHEDULED DELIVERY WEEK means the week specified therefor in the Aircraft Lease Agreement or, if no such week is specified, the week notified by Lessor to Lessee pursuant to Section 4.1(a) in which the Delivery is scheduled to occur.

SCHEDULED EXPIRY DATE means one of the following, as applicable: (i) the date specified under "Duration of Term" in the Aircraft Lease Agreement; (ii) the day preceding the numerically corresponding day to the Rent Commencement Date `X' number of months after the Rent Commencement Date where `X' shall be the actual number of months specified under "Duration of Term" in the Aircraft Lease Agreement; or (iii) as to any Lease, if any extension option for that Lease has been properly exercised, the Extended Expiry Date. If either such date in (i) or
(ii) above does not fall on a day that is a Business Day, then the Scheduled Expiry Date shall be the immediately preceding Business Day, which date shall be specifically set forth in Lease Supplement No. 1.

SECURITY INTEREST means any mortgage, chattel mortgage, security interest, charge, pledge, lien, conditional sale agreement, title retention agreement, equipment trust agreement, encumbrance, assignment, hypothecation, right of detention or any other agreement or arrangement having the effect of conferring security.

                                      1-14

SRM has the meaning given in the introductory paragraph to Schedule 6.

STATE OF DESIGN means the state having jurisdiction over the Person responsible for the type design of the Aircraft or any Engine or Part.

STATE OF INCORPORATION means Texas.

STATE OF REGISTRY means United States of America.

SUBSIDIARY MEANS:

(a) in relation to any reference to financial statements, any Person whose financial statements are consolidated with the accounts of Lessee in accordance with GAAP; or

(b) for any other purpose, an entity from time to time of which another has direct or indirect control or owns directly or indirectly more than 50 percent (50%) of the voting share capital.

SUPPLEMENTAL RENT means collectively Airframe Supplemental Rent, APU Supplemental Rent, Engine LLP Supplemental Rent, Engine Supplemental Rent, and Landing Gear Supplemental Rent, as applicable.

TAXES means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including any value added or similar tax and any stamp, documentary, license, registration or similar fees or tax), imposed by a Government Entity, together with any penalties, fines, surcharges and interest thereon and any additions thereto.

TAX INDEMNITEES means Owner, Lessor, GECAS, each Financing Party, and GE Capital and each member of the consolidated group of which GE Capital is a member for U.S. Federal Income Tax purposes.

TECHNICAL REPORT means a monthly report of the Flight Hours, Cycles, Engine Flight Hours and Engine Cycles operated by the Airframe and Engines in respect of each calendar month in the form reasonably required by Lessor.

TERM means the period commencing on the Delivery Date and ending on the Expiry Date.

TRANSFER has the meaning set forth in Section 14.2.

TSO means time (in Flight Hours) since overhaul.

UCC means the Uniform Commercial Code as in effect in the State of New York.

UNFORESEEN EVENT MEANS:

(a)   war, civil disturbance or act of any Government Entity;

                                      1-15

(b)   natural disaster or any other act of God;

(c) any Law of, or any allocation or other action by, a Government Entity or any unexpected shortage of labor, materials or facilities affecting the Aircraft;

(d)   any damage or Defect;

(e)   labor disputes;

(f) breach of contract by any Person (other than Lessor), or other failure to deliver or redeliver the Aircraft by any Person (whether or not a breach) with possession or control of the Aircraft (other than by Lessor, if it has possession and control of the Aircraft), including any failure to deliver or delay in delivery by any prior lessee, any seller of the Aircraft or any Person performing modifications or maintenance to the Aircraft and any breach by any prior lessee, seller or modification or maintenance performer or failure to cooperate by any prior lessee, seller or modification or maintenance performer, or any "excusable" or "inexcusable" delay under any previous lease, purchase or modification or maintenance agreement for the Aircraft, or any purchase or modification or maintenance agreement for the Aircraft terminating prior to Delivery (including due to Lessor or an Affiliate of Lessor voluntarily terminating such agreement);

(g) delays in obtaining the Aircraft or any equipment or services for the Aircraft;

(h)   any delay due to Air Authority certifications; or

(i)   any other cause beyond the control of Lessor.

UNITED STATES OR US means the United States of America.

UNWIND EXPENSES means, collectively, any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to Lessor's financing of the Aircraft.

U.S.C. means the United States Code.

                                      1-16

                                   SCHEDULE 2
                         REPRESENTATIONS AND WARRANTIES

1.1   Lessee's Representations and Warranties

      Lessee's representations and warranties to Lessor are as follows:

      (a) STATUS: It is duly organized, validly existing and in good standing in its State of Incorporation.

      (b) NON-CONFLICT: Execution, delivery and performance of the Lease do not contravene or breach (i) any Regulation applicable to Lessee,
            (ii) the constitutional documents of Lessee, or (iii) any document which is binding on Lessee or any of its assets.

      (c) POWER AND AUTHORITY: It has all corporate and other power and authority to execute, deliver and perform the Lease, and the Lease has been duly authorized, executed and delivered by Lessee.

      (d) LEGAL VALIDITY: Its obligations under the Lease are legal, valid, binding and enforceable against Lessee in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' or lessors' rights or remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (e) NO DEFAULT: No Default has occurred and is continuing or would occur because of Delivery.

      (f) LITIGATION: It is not involved in any litigation or other dispute which, if adversely determined, could materially and adversely affect its financial condition or its ability to perform its obligations under the Lease.

      (g) FINANCIAL INFORMATION: Its audited financial statements most recently delivered to Lessor:

            (i)   have been prepared in accordance with GAAP; and

            (ii) are true and correct and present fairly the financial condition and results of operations of Lessee as at the date thereof and for the period then ending.

      (h) FULL DISCLOSURE: Neither the audited financial statements referred to in paragraph (g) nor any other financial, operational or credit related information provided to Lessor by Lessee for the purposes of the Lease contains as of the date thereof any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made.

      (i) LOCATION: Lessee's location (within the meaning of Article 9 of the UCC) is as set forth in Section 8.7; and the records of the Lessee concerning the Aircraft are maintained at such location or at the Habitual Base of the Aircraft.

                                       2-1

      (j) CERTIFICATED AIR CARRIER: Lessee is a Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the U.S.C. with respect to the Aircraft.

      (k) CITIZEN OF THE UNITED STATES: Lessee is a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S.C.

      (l) ERISA: Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502 of ERISA or any tax imposed by Section 4975 of the Internal Revenue Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Lessee or by any trade or business (whether or not incorporated) which together with Lessee would be treated as a single employer under Section 4001 of ERISA and Section 414 of the Internal Revenue Code; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan; no notice of intent to terminate any such employee pension benefit plan has been filed or is expected to be filed, nor has any such employee pension benefit been terminated; no circumstance exists or is anticipated that constitutes or would constitute grounds under Section 4042 of ERISA for the Pension Benefit Guaranty Corporation to institute proceedings to terminate, or to appoint a trustee to manage the administration of, such an employee pension benefit plan; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any such employee pension benefit plan.

      (m) MATERIAL ADVERSE CHANGE: There has been no material adverse change in the financial condition or operations of Lessee and Lessee Affiliates or in the ability of Lessee to comply with its obligations under the Lease since the date of the financial statements most recently provided to Lessor on or prior to the date of the Aircraft Lease Agreement.

      (n) TAXES: Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation, the State of Registry and the Habitual Base and is not required by Law to deduct any Taxes from any payments under the Lease.

1.2.  LESSOR'S REPRESENTATIONS AND WARRANTIES

      Lessor's representations and warranties to Lessee are as follows:

      (a) STATUS: It is duly organized, validly existing and in good standing in its jurisdiction of organization.

      (b) NON-CONFLICT: Execution, delivery and performance of the Lease do not contravene or breach (i) any Regulation applicable to Lessor,
            (ii) the constitutional documents of Lessor, or (iii) any document which is binding on Lessor or any of its assets.

      (c) POWER AND AUTHORITY: It has all corporate and other power and authority to execute, deliver and perform the Lease, and the Lease has been duly authorized,

                                       2-2
            executed and delivered by Lessor and has (or will have on the Delivery Date) title to, or the lawful right to lease, the Aircraft, free and clear of all Security Interests (other than Lessor Liens).

      (d) LEGAL VALIDITY: Its obligations under the Lease are legal, valid, binding and enforceable against Lessor in accordance with their terms.

      (e) CITIZEN OF THE UNITED STATES: Lessor is a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S.C.

                                      2-3

                                   SCHEDULE 3
                              CONDITIONS PRECEDENT

PART A - LESSOR CONDITIONS PRECEDENT

On or before the Scheduled Delivery Date, Lessee shall comply with the Conditions Precedent set out below by ensuring that Lessor receives the following documents and by taking the actions described below, in each case in a manner satisfactory to Lessor. All documents delivered to Lessor pursuant to this Schedule 3 will be in English, or if not in English, will be accompanied by a certified English translation:

         1.       CONDITIONS PRECEDENT TO BE SATISFIED BY LESSEE

         (a) PAYMENTS: all sums due to Lessor under the Lease on or before the Delivery Date including the first payment of Rent and, if applicable, the balance of the Deposit;

         (b) OPINION: an original, signed opinion substantially in the form of Schedule 8 will be issued on the Delivery Date by independent legal counsel acceptable to Lessor with respect to the Laws of the State of New York, the state of the Lessee's location (as defined in Section 9-307 of the UCC) and the State of Incorporation;

         (c) APPROVALS/FILINGS: evidence that all approvals, licenses and consents which may be required in relation to, or in connection with the performance by Lessee of any of its obligations under the Lease have been issued. In addition, Lessee shall satisfy Lessor that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of the Lease and to protect the property rights of Owner in the Aircraft, any Engine or any Part;

         (d) IMPORT: evidence that any required import license, and all customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with (it being acknowledged that some filings can only be made upon Lessee's import of the Aircraft into the State of Registry) and that import of the Aircraft into the Habitual Base is exempt from Taxes;

         (e)      PROCESS AGENT: a letter from the process agent appointed by
                  (i) Lessee in the Lease and (ii) Guarantor (if any) in the Guaranty, accepting that appointment;

         (f) LICENSES: certified copies of Lessee's air transport license, air operator's certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft, including an air carrier operating certificate and evidence of authority to operate under FAR Part 121 and a Certificate of Public Convenience and Necessity issued under Section 40102 of Title 49 of U.S.C.;

         (g)      LETTER OF CREDIT (if applicable): the Letter of Credit;

                                      3-1

         (h) UCC: Financing Statements with respect to the Lease and the Aircraft in a form acceptable to Lessor duly executed and delivered by Lessee and duly filed in each jurisdiction requested by Lessor;

         (i) ACKNOWLEDGEMENT AND AGREEMENT RE ASSIGNMENT (if applicable): an acknowledgement of and certain agreements with respect to the assignment by Lessor of the Lease to Owner and Financing Parties' Representative in the form previously provided to Lessee or as Owner or Financing Parties' Representative may otherwise reasonably request;

         (j) INSURANCE: certificates of insurance (and where appropriate, certificates of reinsurance), an opinion and undertaking from Lessee's insurance broker (and any reinsurance broker) and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of the Lease as to Insurance with effect on and after the Delivery Date;

         (k) FAA OPINION: evidence that there will be issued an opinion of Crowe & Dunlevy or other counsel reasonably acceptable to Lessor who are recognized specialists with regard to FAA registration matters in a form reasonably acceptable to Lessor as to the due filing for recordation of the Lease and, if applicable, the Financing Documents, (the costs for which shall be paid by Lessee);

         (l) CERTIFICATE OF LEASE TERMINATION: a Certificate of Lease Termination executed by a duly authorized officer of Lessee acknowledging that the Lease is no longer in effect with respect to the Aircraft and Engines, which certificate Lessor will hold in escrow to be filed at the FAA upon the expiration or other termination of the Lease;

         (m) CERTIFICATE OF ACCEPTANCE AND LEASE SUPPLEMENT NO. 1: each of Lease Supplement No. 1 and the Certificate of Acceptance, dated and fully completed, and executed by Lessor and Lessee and in the case of Lease Supplement No. 1, filed for recording at the FAA together with the Lease; and

         (n) GUARANTEE: (if applicable) the Guarantee, duly executed and delivered by the Guarantor, and a legal opinion or legal opinions of independent legal counsel acceptable to Lessor in respect of the Guarantee in form and substance acceptable to Lessor and its legal counsel; and

         (o) GENERAL: such other documents as Lessor may reasonably request.

         2.       ADDITIONAL CONDITIONS PRECEDENT TO BE SATISFIED BY LESSEE

         Lessee shall comply with the following additional conditions precedent:

         (a) REPRESENTATIONS/WARRANTIES: the representations and warranties of Lessee in Schedule 2 shall be correct, and would be correct if repeated on Delivery;

                                       3-2

         (b) NO DEFAULT: no Default shall have occurred and be continuing on Delivery or might result from the leasing of the Aircraft to Lessee under the Lease; and

         (c) NO ADVERSE CHANGE: . no event or series of events shall have occurred which, in the reasonable opinion of Lessor, could be expected to have a material adverse effect on the financial condition or operations of Lessee or Guarantor or on the ability of Lessee to comply with its obligations under the Lease or on the ability of Guarantor to comply with its obligations under the Guarantee;

PART B - LESSEE CONDITIONS PRECEDENT

         On or before the Scheduled Delivery Date, Lessor shall comply with the Conditions Precedent set out below by ensuring that Lessee receives the following documents and by taking the actions described below, in each case in a manner satisfactory to Lessee. All documents delivered to Lessor pursuant to this Schedule 3 will be in English:

         (a) FINAL DOCUMENTS: Lessee shall receive on or before the Delivery Date for the Aircraft each of the following:

                  (i) LEASE SUPPLEMENT NO. 1: Lease Supplement No. 1, dated and executed by Lessor and filed for recording at the FAA (together with the Lease);

                  (ii) ACKNOWLEDGEMENT RE QUIET ENJOYMENT: if Lessee is required to deliver an acknowledgement of or agreement with respect to the assignment by Lessor of the Lease to Owner or Financing Parties' Representative, an agreement by each such Person (Owner, Financing Parties' Representative or both, as the case may be) as to itself to the effect set forth in Section 7.1; and

                  (iii) GUARANTEE: a guarantee from Aviation Financial Services Inc. in respect of the obligations of Lessor under the Lease.

         (b) PROCESS AGENT: a letter from the process agent appointed by Lessor in the Lease accepting that appointment;

         (c) QUIET ENJOYMENT: if Lessor is not the Owner, an agreement by Owner as to itself to the effect set forth in Section 7.1

         (d) REPRESENTATIONS/WARRANTIES: the representations and warranties of Lessor in Schedule 2 shall be true and correct in all material respects, and would be true and correct in all material respects if repeated on Delivery; and

         (e) DELIVERY CONDITION REQUIREMENTS: tender by Lessor of delivery of the Aircraft in compliance with the Delivery Condition Requirements.

                                      3-3

                                   SCHEDULE 4
                 PRE-DELIVERY PROCEDURES AND DELIVERY CONDITION

                      REQUIREMENTS - PART 1 (NEW AIRCRAFT)

1.1      PRE-DELIVERY PROCEDURE

         (a)      LICENSES

                  (i) It is the responsibility of Lessee to obtain all licenses, permits or approvals necessary to export or transport the Aircraft from the Delivery Location (although Lessor may request the Manufacturer to apply for the required licenses, permits or approvals as agent for Lessee).

                  (ii) Lessor will provide Lessee with any required data and information relating to the Aircraft or Lessor (as are reasonably available to Lessor) for the purposes of obtaining any such licenses, permits or approvals.

         (b)      INSPECTION

                  Except as otherwise provided in the Aircraft Lease Agreement:

                  (i) Subject to any applicable purchase agreement, Lessee shall inspect the Aircraft (including such rights as Lessor has to be present and inspect, on an ongoing basis, the manufacture of the Aircraft and including a demonstration flight which shall be undertaken for the benefit of Lessee at no expense to Lessee with up to two (2) representatives of Lessee on the Aircraft as observers) to determine whether the Aircraft fulfills the Delivery Condition Requirements.

                  (ii) If Lessee's inspection of the Aircraft shows that the Aircraft does not fulfill the Delivery Condition Requirements, Lessor will correct any Defects and make the Aircraft available for re-inspection by Lessee provided that, in Lessor's reasonable opinion, it is not impracticable or prohibitively expensive to correct the Defect.

                  (iii) If Lessor notifies Lessee that it does not intend to correct the Defect, either party may terminate the Lease. In the event of such a termination, all obligations of each party under the Lease will end on the date of such notice, except that Lessor will repay to Lessee an amount equal to the Deposit (if any), return to Lessee or agree to the cancellation of any Letter of Credit. Lessee will remain obligated under its indemnity set forth in Section 1.1(c) of
                           Schedule 4.

                  If the Aircraft has been purchased from Lessee (or a Lessee Affiliate) and is to be leased back to Lessee under the Lease, then in respect of the leasing of the Aircraft (i) the provisions of this Section 1.1(b) shall not apply, (ii)
                  Section 5.7 (c)(iv) of this CTA shall be deleted in its entirety and replaced with the following: "(iv) a Tax liability charged with respect to the period, or an event occurring after the Expiry Date and unrelated to Lessor's dealings with Lessee or to the transactions contemplated by the

                                     4-1-1

                  Lease", and (iii) Section 10(b)(iv) of this CTA shall be deleted in its entirety and replaced with the following: "(iv) [Intentionally Omitted]".

         (c)      INDEMNITY

                  LESSEE IS RESPONSIBLE FOR AND WILL INDEMNIFY EACH INDEMNITEE AGAINST ALL LOSSES ARISING FROM DEATH OR INJURY TO ANY OBSERVER, REPRESENTATIVE OR ANY EMPLOYEE OF LESSEE IN CONNECTION WITH THE INSPECTION OF THE AIRCRAFT WHETHER OR NOT SUCH LOSSES ARISE OUT OF OR ARE ATTRIBUTABLE TO ANY ACT OR OMISSION, NEGLIGENT OR OTHERWISE, OF ANY INDEMNITEE, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

1.2      DELIVERY CONDITION

The Aircraft shall be new, ex-factory and painted in Lessee's livery.

                                     4-1-2

                 PRE-DELIVERY PROCEDURES AND DELIVERY CONDITION
                     REQUIREMENTS - PART 2 (USED AIRCRAFT)

2.1      PRE DELIVERY PROCEDURE

         (a)      LICENSES

                  (i) It is the responsibility of Lessee to obtain all licenses, permits or approvals necessary to export or transport the Aircraft from the Delivery Location.

                  (ii) Lessor will provide Lessee with any required data and information relating to the Aircraft or Lessor as are reasonably available to Lessor for the purposes of obtaining any such licenses, permits or approvals.

         (b)      INSPECTION

                  Except as otherwise provided in the Aircraft Lease Agreement:

                  (i) Subject to any applicable purchase agreement or prior lease, Lessee shall inspect the Aircraft as more particularly set forth in 2.2(a) below to determine whether the Aircraft fulfills the Delivery Condition Requirements.

                  (ii) If Lessee's inspection of the Aircraft shows that the Aircraft does not fulfill the Delivery Condition Requirements, Lessor will correct any Defects and make the Aircraft available for re-inspection by Lessee provided that, in Lessor's reasonable opinion, it is not impracticable or prohibitively expensive to correct the Defect.

                  (iii) If Lessor notifies Lessee that it does not intend to correct the Defect, either party may terminate the Lease. In the event of such a termination, all obligations of each party under the Lease will end on the date of such notice, except that Lessor will repay to Lessee an amount equal to the Deposit (if any), return to Lessee or agree to the cancellation of any Letter of Credit. Lessee will remain obligated under its indemnity set forth in Section 2.1(c) of
                           Schedule 4.

                  (iv) Lessee shall carry out the inspections contemplated by Schedule 12 (Aircraft Passenger Cabin Interior Standard) and Lessor shall procure that any replacements, repairs or repainting required in accordance with that Schedule shall be effected at Lessor's cost prior to Delivery. If any such task is not accomplished by Lessor prior to Delivery and such failure does not affect the airworthiness or operation of the Aircraft then, such task shall be performed by Lessee subsequent to the Delivery Date, at a time convenient to Lessee, and Lessor shall reimburse Lessee for its actual net costs incurred in performing such task subject to a receipt by Lessor of an invoice from Lessee in relation to such costs. For the purposes of this

                                     4 -2-1
                           paragraph (d) only, references in that Schedule to "Maintenance Manual" shall be deemed to refer to the previous operator's maintenance manual.

                  If the Aircraft has been purchased from Lessee (or a Lessee Affiliate) and is to be leased back to Lessee under the Lease, then in respect of the leasing of the Aircraft (i) the provisions of this Section 2 shall not apply, (ii) Section 5.7(b)(iv) of this CTA shall be deleted in its entirety and replaced with the following: "(iv) a Tax liability charged with respect to the period, or an event occurring after the Expiry Date and unrelated to Lessor's dealings with Lessee or to the transactions contemplated by the Lease", and (iii)
                  Section 10(b)(iv) of this CTA shall be deleted in its entirety and replaced with the following: "(iv) [Intentionally Omitted]".

         (c)      INDEMNITY

                  LESSEE IS RESPONSIBLE FOR AND WILL INDEMNIFY EACH INDEMNITEE AGAINST ALL LOSSES ARISING FROM DEATH OR INJURY TO ANY OBSERVER, REPRESENTATIVE OR ANY EMPLOYEE OF LESSEE IN CONNECTION WITH THE INSPECTION OF THE AIRCRAFT WHETHER OR NOT SUCH LOSSES ARISE OUT OF OR ARE ATTRIBUTABLE TO ANY ACT OR OMISSION, NEGLIGENT OR OTHERWISE, OF ANY INDEMNITEE, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

2.2      DELIVERY CONDITION

On the Delivery Date the Aircraft, subject to ordinary wear and tear of a kind and to an extent consistent with similar aircraft engaged in commercial airline operations, shall be delivered to Lessee by Lessor in accordance with the procedures and in any event in the condition set out below.

(a)      DELIVERY INSPECTION

Immediately prior to the Delivery Date, Lessor will make the Aircraft available to Lessee for inspection ("Delivery Inspection") in order to verify that the condition of the Aircraft complies with the Lease. The Delivery Inspection will include, and be long enough to permit Lessee to perform or witness:

         (i)      inspection of the Aircraft Documents and Records;

         (ii) inspection of the Aircraft, subject to non-interference in and non obstruction of the maintenance in progress by the facility contracted by the Lessor or the previous lessee (including an examination of those compartments and bays, opened for maintenance by the previous lessee during the pre-delivery scheduled maintenance input performed immediately prior to the Delivery Date), uninstalled Parts and the APU;

                                    4 -2-2

         (iii) inspection of the Engines, including (i) a complete video borescope inspection of (A) the low pressure and high pressure compressors and (B) turbine area (including combustors) and
                  (ii) engine condition runs (including full take-off power engine run-up performed in accordance with the performance test in the Manufacturer's maintenance manual, and the Engines shall not exceed corrected limits for all parameters using temperature corrected charts), and power assurance runs; and

         (iv) observe a two hour demonstration flight at Lessor's cost (with Lessee's representatives as on-board observers to the extent permitted by FARs);

         provided however that the Delivery Inspection shall not in any event delay the completion of any pre-Delivery maintenance activity.

(b)      GENERAL CONDITION

         The Aircraft will:

         (i) be clean by major cargo airline standards immediately prior to the Delivery Date;

         (ii) have installed a full complement of equipment, parts, accessories and furnishings. Loose equipment installed at Delivery shall be recorded. The Aircraft (including the Aircraft Documents and Records) shall be in a condition suitable for immediate operations under FAR Part 121, without waiver or restriction;

         (iii) have in existence a valid and effective certificate of airworthiness (and if required by Lessee, a valid and effective export certificate of airworthiness or equivalent) issued by the air authority of the previous lessee. In the case of an export certificate of airworthiness, such certificate shall not be issued any earlier than ten (10) days prior to the Delivery Date;

         (iv) comply with the manufacturer's original specifications, except as modified in accordance with the Manufacturer's service bulletins or letters, Airworthiness Directives, Air Authority approved data (all of which should have supporting State of Design approval);

         (v) have undergone, immediately prior to the Delivery Date, the maintenance workscope specified in the Aircraft Lease Agreement;

         (vi) have had accomplished all outstanding Airworthiness Directives affecting that model of Aircraft requiring compliance prior to the Delivery Date and within the AD Compliance Period; for this purpose, compliance shall be by terminating action if the latest date permitted by such Airworthiness Directive for required compliance by terminating action falls within the AD Compliance Period.

                  In no event shall there be any time extensions, waivers, deviations or alternative means of compliance with any Airworthiness Directives or other regulations that are non-transferable to Lessee.

         (vii) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge from previous lessee that relate to the Aircraft and, to the extent not installed, those kits will be furnished free of charge to Lessee;

                                     4 -2-3

         (viii) be in such external livery specified in the Aircraft Lease Agreement;

         (ix)     have all signs and decals clean, secure and legible;

         (x) meet the requirements of FAR Part 36, Appendix C, Stage 3 noise compliance as in effect at the Delivery Date, without waiver or restriction;

         (xi) have no open, deferred, continued, carry over, or placarded maintenance items or watch items and all log book discrepancies shall be cleared;

         (xii) have had all repairs and damage requiring repetitive inspections or future upgrading repaired to a permanent repair standard such that future repetitive inspections or upgrading shall not be required; and

         (xiii) have all its systems serviceable and fully operational for their intended functions in accordance with the Manufacturer's maintenance manual specifications.

(c)      COMPONENTS

         (i) If the Aircraft Lease Agreement specifies Minimum Component Flight Hours and/or Minimum Component Cycles, each Airframe Flight Hour and Cycle controlled Hard Time Component (other than the APU, but including the components installed on the
                  APU) shall have not less than the Minimum Component Flight Hours and the Minimum Component Cycles of life remaining to the next scheduled removal, in accordance with the previous lessee's maintenance program or the Manufacturer's Maintenance Planning Document (to the extent that the previous lessee's maintenance program does not comply with the Manufacturer's Maintenance Planning Document) and shall be supported by documentation indicating date of installation and by appropriate certification documentation indicating TSO and CSO in the form of JAA Form 1 or FAA Form 8130-3 as applicable; for this purpose "Hard Time Component" means any component which has a limited on-wing life in accordance with the Manufacturer's Maintenance Planning Document and which can have life fully restored through appropriate maintenance;

         (ii) If the Aircraft Lease Agreement specifies a Minimum Component Calendar Life, each calendar-limited component including safety equipment will have not less than its Minimum Component Calendar Life remaining to the next scheduled removal in accordance with the previous lessee's maintenance program or the Manufacturer's Maintenance Planning Document (to the extent that the previous lessee's maintenance program does not comply with the Manufacturer's Maintenance Planning Document) and shall be supported by documentation indicating date of installation and by appropriate certification documentation indicating date of manufacture (where applicable) and date of overhaul in the form of JAA Form 1 or FAA Form 8130-3 as applicable; for this purpose "Calendar Limited Component" means any component which has a limited on-wing life in accordance with the Manufacturer's Maintenance Planning Document and which has a life limit specified as calendar time since manufacture or which can have life fully restored through appropriate maintenance;

         (iii) Each "on-condition" and "condition-monitored" component will be serviceable;

                                     4 -2-4

         (iv) If the Aircraft Lease Agreement specifies Minimum Component Flight Hours and/or Minimum Component Cycles, each Airframe Life-Limited Component will have not less than the Minimum Component Flight Hours and the Minimum Component Cycles remaining to next expected removal and will be supported by certification documentation necessary to demonstrate total cycles accumulated since new; for this purpose "Airframe-Life Limited Component" means a component with an ultimate life which cannot be restored through appropriate maintenance;.

(d)      ENGINES

         (i) Each Engine will be installed on the Aircraft and comply with the following: If the Aircraft Lease Agreement specifies a Minimum Engine Flight Hours and/or Minimum Engine Cycles, each Engine will have not less than the Minimum Engine Flight Hours and Minimum Engine Cycles expected life remaining to the next expected removal and the life limited parts shall have not less than the Minimum Engine Cycles release life remaining. The expected life remaining will be determined by the inspection and checks accomplished by Lessee in accordance with Lease which shall include the following (historic data to the extent that it is available):

                  (i) full borescope inspection;

                  (ii) analysis of trend data;

                  (iii) sea level outside air temperature limit assessment if recommended by the engine manufacturer as an appropriate means to determine engine condition (e.g. CFM 56 test CESM 15);

                  (iv) maximum power assurance runs;

                  (v) technical log analysis for a minimum of the preceding 3 months of operation;

                  (vi) previous shop visit assessment (if applicable); and

                  (vii) reference to the manufacturers maintenance manual.

         (ii) Following the demonstration flight provided for by Section 2.2(a)(d) of this Schedule 4, Part 2, each Engine shall have just accomplished at the Delivery Location a complete video borescope inspection of all Engine gas path modules, which inspection shall be performed at Lessor's expense, and a power assurance run performed at Lessor's expense in accordance with the Manufacturer's maintenance manual and any defects discovered in such inspections which exceed the Engine manufacturer's in-service limits shall be corrected at Lessor's expense. Lessor shall cause such borescope inspections to be performed and to be recorded on videotape by an agency mutually acceptable to Lessor and Lessee and Lessor shall provide Lessee with a copy of such videotape on the Delivery Date. No Engine shall be on "watch" for any reason requiring any special or out of sequence inspection. Each such Engine shall comply with the operations specification of Lessee without waiver or exceptions. All items beyond the Engine manufacturer's in-service limits shall be repaired;

                                    4 -2-5

         (iii) If the Aircraft Lease Agreement specifies Minimum Engine LLP Cycles, each Engine Life-Limited Part will have not less than the Minimum Engine LLP Cycles remaining in accordance with the manufacturer's then current limitations for the part number in question, and will be supported by certification documentation necessary to demonstrate Back-To-Birth traceability; for this purpose "Life Limited Part" means a component with an ultimate life which cannot be restored through appropriate maintenance approved by the State of Design of the manufacturer and "Back-To-Birth Traceability" means certified documentation necessary to identify precisely where, when and with which aircraft operator the expired life and previous maintenance in relation to the Life Limited Part occurred since new;

         (iv) Each Engine will have no less than the Minimum Engine Cycles and the Minimum Engine Flight Hours before any defect, condition or restriction requires any inspection, testing, repair or replacement in accordance with the Engine manufacturer's maintenance manual limits;

         (v) Each Engine will be in a condition to operate at a maximum rated take-off power at sea level under corner point or flat rate conditions and with the Required EGT Margin; and

         (vi) Each Engine shall be rated at the Engine Thrust Setting and all redelivery conditions of this Section 1.4 are based on such Engine Thrust Setting.

(e)      FUSELAGE, WINDOWS AND DOORS

         (i) The fuselage will be free of dents and abrasions which exceed the limits specified in the Manufacturer's maintenance manual or the SRM;

         (ii) Cockpit windows will be free of delamination which exceeds the limits specified in the Manufacturer's maintenance manual or SRM;

         (iii) Cabin windows will be substantially free of blemishes and crazing and will be properly sealed;

         (iv) Doors will be free moving, correctly rigged and be fitted with serviceable seals.

         (v) Lessee shall be provided with an exterior dent, repair, scratch survey of the aircraft exterior on the Delivery Date (with specific locations).

(f)      WINGS AND EMPENNAGE

         (i) Leading edges will be free from damage in excess of the limits specified in the Manufacturer's maintenance manual or SRM; and

         (ii) Unpainted surfaces of the wings and empennage will be polished.

(g)      INTERIOR AND COCKPIT

         (i)      Lessee may carry out the inspections contemplated by Schedule
                  12. Lessor shall ensure that any replacements, repairs or repainting which are required in accordance with Schedule 12 are effected at Lessor's cost.

                                    4 -2-6

         (ii) Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations.

(h)      LANDING GEAR; WHEELS AND BRAKES

         (i) The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary;

         (ii) Each installed Landing Gear shall have no more Cycles accumulated than the Airframe and, if the Aircraft Lease Agreement specifies Minimum Landing Gear Flight Hours and/or Minimum Landing Gear Cycles and/or Minimum Landing Gear Calendar Time, have not less than the Minimum Landing Gear Flight Hours and the Minimum Landing Gear Cycles and the Minimum Landing Gear Calendar Time to the next scheduled overhaul or removal, as the case may be, in accordance with the Manufacturers Maintenance Planning Document; and

         (iii) The wheels and brakes will have not less than half of their useful life remaining.

(i)      AUXILIARY POWER UNIT (APU)

         The APU shall have just completed a borescope inspection and shall meet all air outputs and temperature limitations under load in accordance with the Manufacturer's maintenance manual, and any defects discovered in such inspection, which exceed the APU manufacturer's in-service limits, shall be corrected at Lessor's expense. If the Aircraft Lease Agreement specifies a Minimum APU Limit, the APU shall have not more than the Minimum APU Limit.

(j)      CORROSION

         (i) The Aircraft shall be in compliance with the Manufacturer's corrosion prevention and control program (CPCP). All CPCP inspections which would normally be accomplished while access is provided during structural inspection in accordance with the previous lessee's maintenance program shall have been accomplished;

         (ii) The entire fuselage will be substantially free from corrosion and will be adequately treated in accordance with the previous lessee's corrosion prevention program (which shall include the requirements of the Manufacturers Maintenance Planning Document); and

         (iii) Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.

(k)      FUEL

The fuel on board shall be recorded on the Delivery Date for future reconciliation on the Return Occasion.

                                    4 -2-7

(l)      MAINTENANCE PROGRAM

         i. Prior to the Delivery Date Lessor will provide Lessee reasonable access to the previous lessee's maintenance program and the Aircraft Documents and Records in order to facilitate the Aircraft's integration and bridging into Lessee's fleet;

         ii. Lessee agrees that it will not disclose the contents of the previous lessee's maintenance program to any Person except to the extent necessary to monitor the Aircraft's compliance with Delivery Condition Requirements and/or to bridge the maintenance program for the Aircraft from the previous operator's maintenance program to Lessee's Maintenance Program upon Delivery.

(m)      AIRCRAFT DOCUMENTS AND RECORDS

Lessor will deliver such of the following Aircraft Documents and Records to Lessee as it shall have received from the previous operator of the Aircraft. If Lessor does not deliver to Lessee any item listed below, Lessee will not be entitled to reject the Aircraft when it is offered for Delivery or to make any claim against Lessor in respect of such non-delivery unless such item is designated as mandatory by the Air Authority, or unless such item is required for any inspection by the Air Authority. To the extent that any of the below listed Aircraft Documents and Records are not provided to Lessee at Delivery then, provided such Aircraft Documents and Records are not mandatory, the same Aircraft Documents and Records shall not be provided to Lessor on the Return
Occasion:

A.       Certificates

A001     Certificate of Airworthiness

A002     Current Aircraft Registration

A003     C of A for Export (if applicable)

A004     Noise Limitation Certificate (AFM page)

A005     Radio Station License

A007     Aircraft deregistration confirmation

A008     Burn Certificates - Cabin Interiors - as follows:

Certification of compliance with the applicable fire blocking requirements as outlined in FAR/JAR Part 25 including:

-        Seat cushions*

-        Back rest cushions*

-        Dress covers*

                                    4 -2-8

-        Carpets

-        Curtains

-        Interior Surfaces (if refurbished)

* Including "in combination" burn certification

B.       Aircraft Maintenance Status Summaries

B001     Certified current Time in Service (Hours & Cycles) and maintenance status

B002     Certified status of Airworthiness Directives including method of compliance

B003     Certified status of Service Bulletin Status

B004     Certified status of SSI

B005     Certified status of CPCP (if applicable)

B006     Certified inventory of Hard Time Components (Fitted listing)

B007     Certified inventory of OC/CM Components (Fitted listing)

B008     Certified status of all non-SB and Major Modifications/STC's including acceptable State of Manufacture Certification

B009     Certified status of Check/Inspection History & Current Status of Checks

B010     List of Deferred Maintenance Items

B011     List of Out of Phase Checks, Special Requirements, Time Limited Repairs
(if any).

B012     Aircraft Accident & Incident Report.

B013     Structural repairs and damage (including Dent & Buckle Chart).

C.       Aircraft Maintenance Records

C001     Technical Logs (Minimum of 2 years)

C002     A Checks

Last complete cycle of A Checks (or equivalent)

C003     C Checks

Last Complete cycle of C Checks (or equivalent)

C004     All Major Checks

                                    4 -2-9

C005     CPCP Tasks (if applicable)

C006     Periodic Tasks

C007     Dirty Finger Print Certification - AD's

C008     Dirty Finger Print Certification - SB's

C009     Dirty Finger Print Certification - All other modification

C010     Last Weight Report including Schedule

C011     Compass Swing Report

C012     Last Test Flight Report

C013     Certified ETOPS compliance report (if applicable)

C014     Dirty Finger Print certification - All Structural repairs/structural damage

C015     Details of State of Manufacture certification basis for non-SRM
Structural repairs

C016     Aircraft Log Book(s) if applicable

D.       Configuration Status

D001     Approved and certified LOPA (if applicable)

D002     Galley Drawings/Component OHM (if applicable)

D003     Emergency Equipment Drawing/Listing

D004     Loose Equipment Inventory

D005     Inventory Listing of Avionic installed Units.

E.       Aircraft Historical Records

E001     C of A (Export) from State of Manufacture

E002     Manufacturer's AD Report

E003     Manufacturer's Inspection Report, Initial Equipment list

E004     Manufacturer's repair/alteration report

E005     Manufacturer's SB Report

E006     Service Difficulty Reports (if any)

                                     4 -2-10

E007     Aircraft Historical Log

E008     Last Flight Data Recorder Read-Out & Corrections

E009     Weighing report

F.       Engine Records

F001       Certified Statement of Status of Each Engine

F002       AD Compliance Report and Compliance Documents

F003       Manufacturer's Modifications & SB Status

F004       In-house Modifications (if applicable)

F005       Certified LLP Listing

F006       Certified listing of installed units

F007       Manufacturer Delivery Document

F008       Complete copies of all historical engine/module Shop Visit Reports

F009       State of Manufacture LLP Traceability

F010       Conditioning Monitoring Report

F011       Engine Log Book/Master Records of Installation/Removals

F012       Last Borescope Report, including video if available

F013       Test Cell Run Report

F014       Last On-Wing Ground Run

F015       Certified Statement that Engines are not involved in an Accident

F016       Approved Release to Service Certification for installed rotables

F017       Approved ETOPS compliance report (if applicable)

G.       APU

G001     Certified Statement on Status of APU (if applicable)

G002     Certified SB Compliance Report/AD Status Report

G003     Approved Release to Service Certification for installed units

                                    4 -2-11

G004     APU Log Book/Master Record of Installation/Removals

G005     Complete copies of all APU Shop Visit Reports & Reason for Removal

G006     Statement of APU Hours to Aircraft Flying Hours

G007     LLP Status and Full Traceability to birth

G008     APU Borescope Report

G009     Last On-Wing/Health Check Data sheets (if applicable)

G010     Last Test Cell Run

G011     Approved ETOPS compliance report

H.       Component Records

H001     Approved Release to Service Certification for Hard Time Components

H002     Approved Release to Service Certification for OC/CM Components (to the
extent that this is required by the Air Authority including retention period)

I.       Landing Gears

I001     Approved Release to Service Certification for major assemblies on each
Gear

I002     Approved LLP Listings for each Gear (evidencing total accumulated cycles)

I003     Last Shop Visit Report (OH)

J.       Manuals

All Manufacturer's Manuals delivered with the Aircraft under the Lease updated to the latest revision standard (applicable as at the Return Occasion) or provided with comprehensive approved supplements as may be reasonably requested by Lessee

Microfilm or CD:

J006              WDM

J007              IPC

J008              Maintenance Manual

J009              Schematics

J010              Hook Up Listing

                                    4 -2-12

K.       Miscellaneous

K006     Maintenance Program Specifications (Operator's)

K007     Reference Material for Interpretation of Status Summaries, or
cross-reference for Part Numbers

                                    4 -2-13

                                   SCHEDULE 5
                            CERTIFICATE OF ACCEPTANCE
                              PART 1 (NEW AIRCRAFT)

This Certificate of Acceptance is delivered on the date set out below by ________ ("Lessee") to ________ ("Lessor") pursuant to the Aircraft Lease Agreement dated ________ between Lessor and Lessee (the "Lease"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Lease unless otherwise indicated.

DETAILS OF ACCEPTANCE

Lessee hereby confirms to Lessor that Lessee has at [ ] o'clock on this ________ day of ________, at ________ , technically accepted the following, in accordance with the provisions of the Lease:

________ Aircraft, Manufacturer's Serial Number ________;

________ Engines:

Engine Number     Manufacturer's Serial Number

1 ________ ; and

2 ________ ;

Fuel Status:      Kilos/lbs ________ ; and

APU:  Manufacturer's Serial Number __________.

Loose Equipment Check List: in accordance with the list signed by Lessor and Lessee and attached hereto.

Aircraft Documents and Records: in accordance with the list signed by Lessor and Lessee and attached hereto.

LOPA drawing attached.

HOURS AND CYCLES DATA (as of Delivery Date)

Airframe:

Time Since New:   Cycles Since New:

Landing Gear (Main and Nose)

Time Since New:   Cycles Since New:

                                    5-1-1

Engines:

Position Left Hand s/no. Time Since New:

        Cycles Since New:

Position Right Hand s/no.  Time Since New:

         Cycles Since New:

Auxiliary Power Unit:

Number of Flight Hours/APU Hours

(as applicable) since New:

ACCEPTANCE:

Lessee hereby confirms that the Aircraft, Engines, Parts and Aircraft Documents and Records are technically acceptable to it, satisfy all of the Delivery Condition Requirements and are in the condition for delivery and acceptance as required under the Lease.

IN WITNESS WHEREOF, Lessee and Lessor have, by their duly authorized representative, executed this Certificate of Acceptance on the date in paragraph 1 above.

LESSEE:      _________________________
By:          _________________________
Title:       _________________________

LESSOR:      _________________________
By:          _________________________
Title:       _________________________

                                     5-1-2

                            CERTIFICATE OF ACCEPTANCE
                             PART 2 (USED AIRCRAFT)

This Certificate of Acceptance is delivered, on the date set out below by ________ ("Lessee"), to ________ ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of ________ between Lessor and Lessee (the "Lease"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Lease unless otherwise indicated.

DETAILS OF ACCEPTANCE

Lessee hereby confirms to Lessor that Lessee has at [ ] o'clock on this ________ day of ________, at ________ , technically accepted the following, in accordance with the provisions of the Lease:

________ Aircraft, Manufacturer's Serial Number ________;

________ Engines:

Engine Number     Manufacturer's Serial Number

1 ________; and

2 ________;

Fuel Status:      Kilos/lbs ________ ; and

APU:  Manufacturer's Serial Number ___________.

Loose Equipment Check List: in accordance with the list signed by Lessor and Lessee and attached hereto.

Aircraft Documents and Records: in accordance with the list signed by Lessor and Lessee and attached hereto.

HOURS AND CYCLES DATA (as of Delivery Date)

Airframe:

Date of accomplishment of last Airframe Structural Check

Number of Hours since last Airframe Structural Check:         ________ hours

Number of Cycles since last Airframe Structural Check:        ________ cycles

"C" Check (or Equivalent)

Interval:  _______________________

Time Since: _____________________

                                      5-2-1

Landing Gear Overhaul:

Number of Cycles/Hours Since Last Overhaul:

Left Gear  __________________________ cycles

Date of accomplishment of last Overhaul  _______________________________

Right Gear __________________________cycles

Date of accomplishment of last Overhaul _______________________________Nose Gear __________________________cycles

Date of accomplishment of last Overhaul  _______________________________

Center Gear _________________________cycles

Date of accomplishment of last Overhaul  _______________________________

Interval: Left Gear ____________________

Date of accomplishment of last Overhaul  _______________________________

Right Gear __________________________

Date of accomplishment of last Overhaul  _______________________________

Nose Gear __________________________

Date of accomplishment of last Overhaul  _______________________________

Center Gear _________________________

Date of accomplishment of last Overhaul  _______________________________

Engines:

Number of Hours Since Last Engine Refurbishment:

S/N __________ : __________ hours

S/N __________ : __________ hours

Time Since New:

S/N __________ : __________ hours

S/N __________ : __________ hours

                                      5-2-2

Cycles Since New:

S/N __________ : __________ hours

S/N __________ : __________ hours

Hot Section Inspection:

Interval: ___________________________

Time Since (S/N __________) : ______________

Time Since (S/N __________) : ______________

Time Remaining to First Restriction:

Engine S/N:

Hours: _____________    Restriction: _____________

Cycles: _____________    Restriction: _____________

Engine S/N:

Hours: _____________    Restriction: _____________

Cycles: _____________    Restriction: _____________

Average Cycles in Life Limited Parts (see attached Schedule): _______________

Auxiliary Power Unit:

Number of APU Hours since Last Heavy Shop Visit:

______________ hours       Date accomplished ___________

Hot Section Inspection:

Interval: _______________________

Time Since: _______________________

Interior Equipment:

LOPA - attached _______________________

Emergency drawing - attached _______________________

Galley Equipment _______________________

                                      5-2-3

ACCEPTANCE:

Lessee hereby confirms that the Aircraft, Engines, Parts and Aircraft Documents and Records are technically acceptable to it, satisfy all of the Delivery Condition Requirements and are in the condition for delivery and acceptance as required under the Lease.

IN WITNESS WHEREOF, Lessee and Lessor have, by their duly authorized representative, executed this Certificate of Acceptance on the date in paragraph 1 above.

LESSEE:

By:      _________________________
Title:   _________________________

LESSOR:

By:      _________________________
Title:   _________________________

                                     5-2-4

                                   SCHEDULE 6
                PROCEDURES AND OPERATING CONDITION AT REDELIVERY

On the Return Occasion the Aircraft, subject to ordinary wear and tear of a kind and to an extent consistent with similar aircraft engaged in commercial airline operations, will be redelivered to Lessor by Lessee in accordance with the procedures and in any event in the condition set out below. For the avoidance of doubt, any damage assessment and/or rectification criteria used in assessing the redelivery condition shall be as prescribed in the Manufacturer's maintenance manual and/or the Manufacturer's structural repair manual ("SRM"), as appropriate. Any damage outside the scope of the SRM shall require FAA 8110-3 certification or the equivalent certification by the civil aviation authority by the State of Design.

1.1      FINAL INSPECTION

         Immediately prior to the Return Occasion, Lessee will make the Aircraft available to Lessor and Owner for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with the Lease. The Final Inspection will include, and be long enough to permit Lessor to:

         (a)      inspect the Aircraft Documents and Records;

         (b) inspect the Aircraft (including an examination of all compartments and bays, with Lessee to open or remove panels as reasonably required by Lessor or Owner during the Redelivery Check), uninstalled Parts and the APU (including a complete video borescope inspection of the APU);

         (c) inspect the Engines, including (i) a complete video borescope inspection of (A) the low pressure and high pressure compressors and (B) turbine area (including combusters) and
                  (ii) engine condition runs (including full take-off power engine run-up performed in accordance with the performance test in the Manufacturer's maintenance manual, and the Engines shall not exceed corrected limits for all parameters using temperature corrected charts, and power assurance runs); and

         (d) observe a two (2) hour demonstration flight at Lessee's cost (with Lessor's and Owner's representatives as on-board observers (to the extent permitted by FARs)).

         Furthermore, Lessee acknowledges that a purchaser or the next operator of the Aircraft may need to inspect the Aircraft, the Engines and the Aircraft Documents and Records prior to redelivery and Lessee hereby agrees to cooperate reasonably at all times during the Term with Lessor, Owner and/or such purchaser or such next operator in order to coordinate, assist and grant access for the above inspections and/or meetings as necessary; provided that no such inspection shall unreasonably interfere with or materially interrupt Lessee's normal use, operation or maintenance of the Aircraft.

         Lessor or Owner, as the case may be, is responsible for and will indemnify Lessee against all Losses arising from the death or injury to any observer or any employee of Lessor or Owner, as the case may be, in connection with the inspection of the Aircraft under this Section 1.1.

                                       6-1

1.2      GENERAL CONDITION

         The Aircraft will:

         (a) be clean by major cargo airline standards immediately prior to redelivery and will be in the same configuration as at Delivery subject to any post-Delivery modifications, repairs or maintenance to the Aircraft which are permitted or required by the Lease;

         (b) have installed the full complement of equipment, parts, accessories, furnishings and loose equipment as when originally delivered to Lessee (and, in addition, shall include any post-Delivery modifications, repairs or maintenance which were paid for or otherwise provided by or on behalf of Lessor or which are required or permitted by the Lease or mutually agreed). The Aircraft (including the Aircraft Documents and Records) shall be in a condition suitable for immediate operations under FAR Part 121, without waiver, unless, subject to Lessor's consent, the benefit of such waiver is applicable to the next operator of the Aircraft, or restriction (other than those applicable generally to aircraft of similar make and model); and if any of the engines or parts tendered for redelivery with the Aircraft is not one of the Engines or Parts referred to in the Certificate of Acceptance or a Replacement Engine installed pursuant to Section 8.11 (a) following an Engine Event of Loss in respect of an Engine, Lessor shall have no obligation to accept such engine or part unless Lessee furnishes to Lessor all the documents and evidence in respect of such engine or part in accordance with Section 8.11 (b), as if such engine were a Replacement Engine or such part were a replacement Part, and otherwise complies with such Section 8.11(b) with respect thereto;

         (c) have in existence a valid and effective certificate of airworthiness (and if required by Lessor, a valid and effective export certificate of airworthiness) issued by the Air Authority. In the case of an export certificate of airworthiness, such certificate shall not be issued any earlier than ten (10) days prior to the Return Occasion;

         (d) comply with the manufacturer's original specifications as at the Delivery Date, except as modified during the Term in accordance with the Manufacturer's service bulletins or letters, Airworthiness Directives, Air Authority approved data (all of which should have supporting State of Design approval) or otherwise as permitted by the Lease;

         (e) have undergone, immediately prior to redelivery, the Redelivery Check so that all Airframe and structural inspections, including but not limited to corrosion prevention and control program inspections falling due within the "C" Check interval as defined in the Lessee's Maintenance Program or the Manufacturer's Maintenance Planning Document (if, and to the extent that, the Lessee's Maintenance Program does not comply with the requirements of the Manufacturer's Maintenance Planning Document), have been accomplished in accordance with the Lessee's Maintenance Program on the Return Occasion;

         (f) have had accomplished all outstanding Airworthiness Directives affecting that model of Aircraft requiring compliance during the Term or within the AD Compliance Period; for this purpose, compliance shall be by terminating action if:

                                      6-2

                  (i) Lessee has complied by terminating action for other aircraft of the same model and series then operated by Lessee; or

                  (ii) the latest date permitted by such Airworthiness Directive for required compliance by terminating action falls within the AD Compliance Period.

                  In no event shall there be any time extensions, waivers, deviations or alternative means of compliance with any Airworthiness Directives or other regulations that are non-transferable by Lessee.

         (g) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by Lessee that relate to the Aircraft and, to the extent not installed, those kits will be furnished free of charge to Lessor;

         (h) be in such external livery (freshly painted) as may be requested by Lessor, such painting to include the fuselage, empennage, wings, engine cowlings and pylons, stripped (or sanded if only two or less coats of paint) and painted in accordance with standard industry practice, including any required re-balancing of flight controls and required re-weighing or recalculation of the Aircraft or the Aircraft weight;

         (i)      have all signs and decals clean, secure and legible;

         (j) meet the requirements of FAR Part 36, Appendix C, Stage 3 noise compliance as in effect at the Delivery Date, without waiver or restriction;

         (k) have no open, deferred, continued, carry over, or placarded maintenance items or watch items and all log book discrepancies shall be cleared;

         (l) have had all repairs and damage requiring repetitive inspections or future upgrading repaired to a permanent repair standard such that future repetitive inspections or upgrading shall not be required; and

         (m) have all its systems serviceable and fully operational for their intended functions in accordance with the Manufacturer's maintenance manual specifications.

1.3      COMPONENTS

         (a) If the Aircraft Lease Agreement specifies Minimum Component Flight Hours and/or Minimum Component Cycles, each Flight Hour and Cycle controlled Hard Time Component (other than the APU, but including the components installed on the APU) shall have not less than the Minimum Component Flight Hours and the Minimum Component Cycles of life remaining to the next scheduled removal, in accordance with the Lessee's Maintenance Program or the Manufacturer's Maintenance Planning Document (to the extent that Lessee's Maintenance Program does not comply with the Manufacturer's Maintenance Planning Document) and shall be supported by documentation indicating date of installation and by appropriate certification documentation indicating TSO and CSO in the form of JAA Form 1 or FAA Form 8130-3 as applicable; for this purpose "Hard Time Component" means any component which has a limited on-wing life in accordance with the Lessee's Maintenance Program and which can have life fully restored through appropriate maintenance;

         (b) If the Aircraft Lease Agreement specifies a Minimum component Calendar Life, each Calendar Limited Component including safety equipment will have not less

                                      6-3
                  than its Minimum Component Calendar Life remaining to the next scheduled removal in accordance with the Lessee's Maintenance Program or the Manufacturer's Maintenance Planning Document (to the extent that Lessee's Maintenance Program does not comply with the Manufacturer's Maintenance Planning Document) and shall be supported by documentation indicating date of installation and by appropriate certification documentation indicating date of manufacture (where applicable) and date of overhaul in the form of JAA Form 1 or FAA Form 8130-3 as applicable; for this purpose "Calendar Limited Component" means any component which has a limited on-wing life in accordance with the Lessee's Maintenance Program and which has a life limit specified as calendar time since manufacture or which can have life fully restored through appropriate maintenance;

         (c) Each "on-condition" and "condition-monitored" component will be serviceable and those components installed on the Aircraft within the last twenty-four (24) months shall be supported by documentation indicating date of installation and by appropriate certification documentation such as JAA Form 1 or FAA Form 8130-3;

         (d)      [Intentionally omitted.]

         (e) If the Aircraft Lease Agreement specifies Minimum Component Flight Hours and/or Minimum Component Cycles, each Airframe Life-Limited Component will have not less than the Minimum Component Flight Hours and the Minimum Component Cycles remaining to next expected removal and will be supported by certification documentation necessary to demonstrate total cycles accumulated since new; for this purpose "Airframe-Life Limited Component" means a component with an ultimate life which cannot be restored through appropriate maintenance.

1.4      ENGINES

         (a) Each Engine (or a Replacement Engine as and to the extent permitted by Section 1.2(b)) will be installed on the Aircraft and comply with the following:

                  If the Aircraft Lease Agreement specifies Minimum Engine Flight Hours and/or Minimum Engine Cycles and/or Minimum Engine LLP Cycles, each Engine will have not less than the Minimum Engine Flight Hours and Minimum Engine Cycles expected life remaining to the next expected removal and the life limited Parts shall have not less than the Minimum Engine LLP Cycles release life remaining. The expected life remaining will be determined by the inspection and checks accomplished by Lessor in accordance with the Lease which shall include the following:

                  (i)      full borescope inspection;

                  (ii)     analysis of trend data;

                  (iii) sea level outside air temperature limit assessment if recommended by the Manufacturer as an appropriate means to determine engine condition (e.g., CFM 56 test CESM 15);

                  (iv)     maximum power assurance ground runs;

                                      6-4

                  (v) technical log analysis for a minimum of the previous three (3) months' of operation;

                  (vi)     previous shop visit assessment (if applicable); and

                  (vii)    reference to the manufacturer's maintenance manual;

         (b) Following the demonstration flight provided for by Section 1.1(d) of this Schedule 6 each Engine shall have just accomplished at the Redelivery Location a complete video borescope inspection of all Engine gas path modules, which inspection shall be performed at Lessor's expense, and a power assurance run performed at Lessee's expense in accordance with the Lessee's Maintenance Program or Manufacturer's maintenance manual and any defects discovered in such inspections which exceed the Engine manufacturer's in-service limits shall be corrected at Lessee's expense. Lessee shall cause such borescope inspections to be performed and to be recorded on videotape by an agency selected by Lessor and shall provide Lessor with a copy of such videotape on the Return Occasion. No Engine shall be on "watch" for any reason requiring any special or out of sequence inspection. Each such Engine shall comply with the operations specification of Lessee without waiver or exceptions. All items beyond the Engine manufacturer's in-service limits shall be repaired;

         (c) If the Aircraft Lease Agreement specifies Minimum Engine LLP Cycles, each Engine Life-Limited Part will have not less than the Minimum Engine LLP Cycles remaining in accordance with the manufacturer's then current limitations for the part number in question, and will be supported by certification documentation necessary to demonstrate Back-to-Birth Traceability; for this purpose "Life Limited Part" means a component with an ultimate life which cannot be restored through appropriate maintenance approved by the State of Design of the manufacturer and "Back-to-Birth Traceability" means certified documentation necessary to identify precisely where, when and with which aircraft operator the expired life and previous maintenance in relation to the Life Limited Part occurred since such Engine Life-Limited Part was new;

         (d) Each Engine will have no less than the Minimum Engine Cycles and the Minimum Engine Flight Hours before any defect, condition or restriction requires any inspection, testing, repair or replacement in accordance with the Engine manufacturer's maintenance manual limits;

         (e) Each Engine will be in a condition to operate at a maximum rated take-off power at sea level under corner point or flat rate conditions and with the Required EGT Margin; and

         (f) Each Engine shall be rated at the Engine Thrust Setting and all redelivery conditions of this Section 1.4 are based on such Engine Thrust Setting.

1.5      FUSELAGE, WINDOWS AND DOORS

         (a) The fuselage will be free of dents and abrasions which exceed the limits specified in the Manufacturer's maintenance manual or the SRM;

         (b) Cockpit windows will be free of delamination which exceeds the limits specified in the Manufacturer's maintenance manual or SRM;

                                      6-5

         (c) Cabin windows will be substantially free of blemishes and crazing and will be properly sealed;

         (d) Doors will be free moving, correctly rigged and be fitted with serviceable seals; and

         (e) To the extent that Lessee was provided with a dent, repair and scratch survey of the Aircraft exterior at Delivery (with specific locations) then Lessee shall provide an updated survey to Lessor on the Return Occasion.

1.6      WINGS AND EMPENNAGE

         (a) Leading edges will be free from damage in excess of the limits specified in the Manufacturer's maintenance manual or SRM; and

         (b) Unpainted surfaces of the wings and empennage will be polished.

1.7      INTERIOR AND COCKPIT

         (a)      Lessor may carry out the inspections contemplated by Schedule
                  12. Lessee shall ensure that any replacements, repairs or repainting which are required in accordance with Schedule 12 are effected at Lessee's cost. For the purposes of this
                  Section 1.7 only, references in Schedule 12 to "Maintenance Manual" shall be deemed to refer to Lessee's Maintenance Program manual.

         (b) Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations.

1.8      LANDING GEAR; WHEELS AND BRAKES

         (a) The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary;

         (b) Each installed Landing Gear shall have no more Cycles accumulated than the Airframe and, if the Aircraft Lease Agreement specifies Minimum Landing Gear Flight hours and/or Minimum Landing Gear Cycles and/or Minimum Landing Gear Calendar Time, in any event shall have not less than the Minimum Landing Gear Flight Hours and the Minimum Landing Gear Cycles and the Minimum Landing Gear Calendar Time to the next scheduled overhaul or removal, as the case may be, in accordance with Lessee's Maintenance Program which shall not be less restrictive than the Manufacturer's Maintenance Planning Document; and

         (c) The wheels and brakes will have not less than half of their useful life remaining.

1.9      RETURN OF AUXILIARY POWER UNIT (APU)

         The APU shall have just completed a borescope inspection and shall meet all air outputs and temperature limitations under load in accordance with the Lessee's Maintenance Program and the Manufacturer's maintenance manual, and any defects discovered in such inspection, which exceed the APU manufacturer's in-service limits, shall be corrected at Lessee's expense. If the Aircraft Lease Agreement specifies a Minimum APU Limit, the APU shall have not more than the Minimum APU Limit.

                                      6-6

1.10     CORROSION

         (a) The Aircraft shall be in compliance with the Manufacturer's corrosion prevention and control program (CPCP) requirements as implemented in Lessee's Maintenance Program. All CPCP inspections which would normally be accomplished while access is provided during structural inspection in accordance with the Lessee's Maintenance Program during the Term shall have been accomplished;

         (b) The entire fuselage will be substantially free from corrosion and will be adequately treated in accordance with Lessee's corrosion prevention program (which shall include the requirements of the Manufacturer's Maintenance Planning Document); and

         (c) Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.

1.11     FUEL

         At redelivery, Lessor will pay to Lessee or Lessee will pay to Lessor (as the case may require) a cash adjustment in respect of the difference in fuel on board at Delivery versus redelivery, at the then prevailing cost of fuel at the Redelivery Location.

1.12     MAINTENANCE PROGRAM

         (a) Prior to the Return Occasion and upon Lessor's or Owner's request, Lessee will provide Lessor or Owner or its agent reasonable access to the Lessee's Maintenance Program and the Aircraft Documents and Records in order to facilitate the Aircraft's integration into any subsequent operator's fleet; and

         (b) Upon redelivery of the Aircraft, Lessee will, if requested by Lessor or Owner to do so, provide a certified true current and complete copy of the Lessee's Maintenance Program to Lessor or Owner. Lessor and any Person to whom Lessor grants access to Lessee's Maintenance Program shall agree that it will not disclose the contents of the Lessee's Maintenance Program to any other Person except to the extent necessary to monitor Lessee's compliance with the Lease and/or to bridge the maintenance program for the Aircraft from the Lessee's Maintenance Program to another program after the Return Occasion.

1.13     AIRCRAFT DOCUMENTS AND RECORDS

At redelivery Lessee will return the following Aircraft Documents and Records to Lessor; provided, however, that to the extent that an item on this list was not provided to Lessee at Delivery and is not otherwise a mandatory requirement under the provisions of the Lease, then Lessee will not be obligated to return such document at redelivery:

A.       Certificates

A001     Certificate of Airworthiness

A002     Current Aircraft Registration

                                      6-7

A003     C of A for Export (if applicable)

A004     Noise Limitation Certificate (AFM page)

A005     Radio Station License

A007     Aircraft deregistration confirmation

A008     Burn Certificates - Cabin Interiors - as follows:

Certification of compliance with the applicable fire blocking requirements as outlined in FAR/JAR Part 25 including:

-        Seat cushions*

-        Back rest cushions*

-        Dress covers*

-        Carpets

-        Curtains

-        Interior Surfaces (if refurbished)

* Including "in combination" burn certification

B.       Aircraft Maintenance Status Summaries

B001     Certified current Time in Service (Hours & Cycles) and maintenance status

B002     Certified status of Airworthiness Directives including method of compliance

B003     Certified status of Service Bulletin Status

B004     Certified status of SSI

B005     Certified status of CPCP (if applicable)

B006     Certified inventory of Hard Time Components (Fitted listing)

B007     Certified inventory of OC/CM Components (Fitted listing)

B008     Certified status of all non-SB and Major Modifications/STC's including acceptable State of Manufacture Certification

B009     Certified status of Check/Inspection History & Current Status of Checks

B010     List of Deferred Maintenance Items

B011     List of Out of Phase Checks, Special Requirements, Time Limited Repairs
(if any).

                                      6-8

B012     Aircraft Accident & Incident Report.

B013     Structural repairs and damage (including Dent & Buckle Chart).

C.       Aircraft Maintenance Records

C001     Technical Logs (Minimum of 2 years)

C002     A Checks

Last complete cycle of A Checks (or equivalent)

C003     C Checks

Last Complete cycle of C Checks (or equivalent)

C004     All Major Checks

C005     CPCP Tasks (if applicable)

C006     Periodic Tasks

C007     Dirty Finger Print Certification - AD's

C008     Dirty Finger Print Certification - SB's

C009     Dirty Finger Print Certification - All other modification

C010     Last Weight Report including Schedule

C011     Compass Swing Report

C012     Last Test Flight Report

C013     Certified ETOPS compliance report (if applicable)

C014     Dirty Finger Print certification - All Structural repairs/structural damage

C015     Details of State of Manufacture certification basis - A non-SRM
Structural repairs

C016     Aircraft Log Book(s) if applicable

D.       Configuration Status

D001     Approved and certified LOPA

D002     Galley Drawings/Component OHM

D003     Emergency Equipment Drawing/Listing

D004     Loose Equipment Inventory

                                      6-9

D005     Inventory Listing of Avionic installed Units.

E.       Aircraft Historical Records

E001     C of A (Export) from State of Manufacture

E002     Manufacturer's AD Report

E003     Manufacturer's Inspection Report, Initial Equipment list

E004     Manufacturer's repair/alteration report

E005     Manufacturer's SB Report

E006     Service Difficulty Reports (if any)

E007     Aircraft Historical Log

E008     Last Flight Data Recorder Read-Out & Corrections

E009     Weighing report

F.       Engine Records

F001     Certified Statement of Status of Each Engine

F002     AD Compliance Report and Compliance Documents

F003     Manufacturer's Modifications & SB Status

F004     In-house Modifications (if applicable)

F005     Certified LLP Listing

F006     Certified listing of installed units

F007     Manufacturer Delivery Document

F008     Complete copies of all historical engine/module Shop Visit Reports

F009     State of Manufacture LLP Traceability

F010     Conditioning Monitoring Report

F011     Engine Log Book/Master Records of Installation/Removals

F012     Last Borescope Report, including video if available

F013     Test Cell Run Report

F014     Last On-Wing Ground Run

                                     6-10

F015     Certified Statement that Engines are not involved in an Accident

F016     Approved Release to Service Certification for installed rotables

F017     Approved ETOPS compliance report (if applicable)

G.       APU

G001     Certified Statement on Status of APU (if applicable)

G002     Certified SB Compliance Report/AD Status Report

G003     Approved Release to Service Certification for installed units

G004     APU Log Book/Master Record of Installation/Removals

G005     Complete copies of all APU Shop Visit Reports & Reason for Removal

G006     Statement of APU Hours to Aircraft Flying Hours

G007     LLP Status and Full Traceability to birth

G008     APU Borescope Report

G009     Last On-Wing/Health Check Data sheets (if applicable)

G010     Last Test Cell Run

G011     Approved ETOPS compliance report

H.       Component Records

H001     Approved Release to Service Certification for Hard Time Components

H002     Approved Release to Service Certification for OC/CM Components (to the
extent that this is required by the Air Authority including retention period)

I.       Landing Gears

I001     Approved Release to Service Certification for major assemblies on each
Gear

I002     Approved LLP Listings for each Gear (evidencing total accumulated cycles)

I003     Last Shop Visit Report (OH)

J.       Manuals

All Manufacturer's Manuals delivered with the Aircraft under the Lease updated to the latest revision standard (applicable as at the Return Occasion) or provided with comprehensive approved supplements as may be reasonably requested by Lessor

                                     6-11

Microfilm or CD:

J006     WDM

J007     IPC

J008     Maintenance Manual

J009     Schematics

J010     Hook Up Listing

K.       Miscellaneous

K006     Maintenance Program Specifications (Operator's)

K007     Reference Material for Interpretation of Status Summaries, or
cross-reference for Part Numbers

                                     6-12

                                   SCHEDULE 7
                             INSURANCE REQUIREMENTS

1.1      TYPES OF INSURANCE

         The Insurance required to be maintained is as follows:

         (a) HULL ALL RISKS of loss or damage while flying and on the ground with respect to the Aircraft on an agreed value basis for the Agreed Value and with a deductible not exceeding the Deductible Amount or such other amount agreed by Lessor and Lessee from time to time;

         (b) HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading commercial insurance markets that is of the type and covering the same risks as usually carried by similarly situated air carriers operating similar aircraft, engaged in the same or similar business, and similarly situated with Lessee;

         (c) SPARES ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis for their full replacement value and including engine test and running risks; and

         (d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS, BUT EXCLUSIVE OF MANUFACTURERS PRODUCT LIABILITY INSURANCE) LEGAL LIABILITY (bodily injury/property damage) of an amount not less than the Minimum Liability Coverage for the time being for any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Perils Risks cover is to be maintained from (i) leading commercial insurance markets for similarly situated air carriers operating similar aircraft, engaged in the same or similar business, and similarly situated with Lessee; (ii) the FAA; or (iii) a combination of clauses (i) and (ii), in the scope provided by AVN 52D as in effect on April 1, 2004 or its equivalent and shall be for an amount not less than the greater of (i) the Minimum Liability Coverage and (ii) the amount carried by Lessee in respect of similar aircraft owned or otherwise operated by Lessee.

1.2      TERMS OF HULL AND SPARES INSURANCE

         All required hull and spares insurance, so far as it relates to the Aircraft, will:

         (a) ADDITIONAL INSUREDS: name Lessor, any intermediate lessor, Owner, Financing Parties' Representative and the Person serving as the Financing Parties' Representative in its individual capacity as additional insureds for their respective rights and interests (without imposing on any such Person any obligation imposed on the insured, including the liability to pay any calls, commissions or premiums);

         (b) SETTLEMENT OF LOSSES: provide that any loss will be settled jointly with Lessor and Lessee, and will be payable in Dollars to Lessor, for the account of all interests, except where the insurance payment does not exceed the Damage Notification

                                       7-1

                  Threshold and no Payment Default or Event of Default is in existence, in which case the loss or such portion of the loss will be settled with and paid to Lessee;

         (c) 50/50 PROVISION: if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current London market language); and

         (d) NO OPTION TO REPLACE: confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss.

1.3      TERMS OF LIABILITY INSURANCE

         All required liability insurance will:

         (a) ADDITIONAL INSUREDS: include each Indemnitee, as additional insureds for its respective rights and interests, warranted, each as to itself only, no operational interest (without imposing on any such Person any obligation imposed on the insured, including the liability to pay any calls, commissions or premiums);

         (b) SEVERABILITY: include a severability of interests clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured; and

         (c) PRIMARY POLICY: contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor, each Indemnitee or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies.

1.4      TERMS OF ALL INSURANCE

         All Insurance will:

         (a) BEST INDUSTRY PRACTICE: be in accordance with best industry practice of persons operating similar aircraft in similar circumstances;

         (b) DOLLARS: provide cover denominated in Dollars and any other currencies that Lessor may reasonably require in relation to liability insurance;

         (c) WORLDWIDE: operate on a worldwide basis subject to such limitations and exclusions as are generally included in the policies obtained by similarly situated United States-based international air carriers operating similar aircraft on similar routes;

         (d) BREACH OF WARRANTY: provide that, in relation to the interests of each of the additional assureds, the Insurance will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional assureds seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurance;

         (e) SUBROGATION: provide that the insurers will hold harmless and waive any rights of recourse or subrogation against the additional insureds to the extent Lessee has

                                       7-2
                  waived its rights by its agreements to indemnify the additional insureds pursuant to the Lease. Upon indemnification of an additional insured under Insurance, the insurers may, with the consent of such additional insured (such consent not to be unreasonably withheld) exercise subrogation rights;

         (f) PREMIUMS: provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off, counter-claim or other deduction, by attachment or otherwise in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

         (g) CANCELLATION/CHANGE: provide that the Insurance will continue unaltered for the benefit of the additional insureds for at least thirty (30) days (ten (10) days in the event of cancellation due to non-payment of premium) after written notice by registered mail or facsimile of any cancellation, material adverse change, event of non-payment of premium or installment thereof has been sent by insurer(s) to Lessor, or where an insurance broker is appointed to the insurance broker who shall promptly send on such notice to Lessor, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five (5) great powers or nuclear peril for which termination is automatic;

         (h) REINSURANCE: if reinsurance is required for the Insurance to be acceptable under the Lease, including the requirements of
                  Section 9 and Schedule 7, such reinsurance shall:

                  (i) be on the same terms as the original insurance and will include the provisions of this Schedule;

                  (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

                  (iii) contain a "cut-through" clause in the following form (or otherwise satisfactory to Lessor):

                  "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated as of _________ 20__ and made between Lessor and Lessee such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss

                                      7-3
                  payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith"; subject to such provisions not contravening any Law of the State of Incorporation;

         (j) INITIATING CLAIMS: contain a provision entitling any Indemnitee to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so;

         (k) INDEMNITIES: accept and insure the indemnity provisions of the Lease to the extent of the risks covered by the policies; and

         (l) SCOPE OF COVERAGE PROVIDED: The policies and insurance provisions set forth above for the benefit of the additional insureds are at all times subject to the policy terms, conditions, limitations, exclusions and deductibles and shall only apply to the extent that Lessee has agreed to protect the additional insureds by its agreements to indemnify the additional insureds pursuant to the Lease and then only in their capacity as owner, lessor or lienholder.

1.5      DEDUCTIBLES

         Lessee shall be responsible for any and all deductibles under the Insurance.

1.6      APPLICATION OF INSURANCE PROCEEDS

         The Insurance will be endorsed to provide for payment of proceeds as follows:

         (a) EVENT OF LOSS: all insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Lessor, and Lessor will pay the remaining balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under the Lease and the Other Agreements (including under Section 11.1(b));

         (b) EXCEEDING DAMAGE NOTIFICATION THRESHOLD: all insurance proceeds related to any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with the Lease;

         (c) BELOW DAMAGE NOTIFICATION THRESHOLD: insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee;

         (d) LIABILITY PROCEEDS: all insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made; and

                                      7-4

         (e) DEFAULT: notwithstanding any of the foregoing paragraphs, if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor may elect.

         To the extent that insurance proceeds are paid to Lessee, Lessee agrees to hold such proceeds in trust and comply with the foregoing provisions and apply or pay over such proceeds as so required.

1.7      UNITED STATES GOVERNMENTAL INDEMNITY

         Notwithstanding any of the foregoing paragraphs, in the event of a Permitted Sub-Lease to, or a requisition of use by, the United States or any Governmental Entity whose obligations have the full faith and credit of the federal Government of the United States, Lessor agrees to accept in lieu of insurance required hereunder indemnification or insurance from the United States or such a Governmental Entity in a form reasonably acceptable to Lessor and Owner and against such risks and in such amounts and on such terms such that when added to the Insurance maintained by Lessee, Lessee is in full compliance with the requirements of Section 9 and this Schedule.

1.8      REPORT FROM FAA

         In respect of any Insurances under of this Schedule 7 obtained by Lessee from the FAA, Lessee shall (i) furnish to Lessor copies of any certificates of insurance issued by the FAA in respect of such insurance and (ii) notify Lessor and the Additional Insureds of any cancellation, lapse or material change in such policy (including by reason of any failure to renew or pay premiums) immediately following Lessee's receipt of notice thereof or its publication in the Federal Register.

                                      7-5

                                   SCHEDULE 8
                             FORM OF LEGAL OPINIONS

                      PART A - FORM OF ORRICK LEGAL OPINION

________, 200___

[LESSOR]
c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, Connecticut 06927

         Re: LEASE OF ONE (1) [DESCRIBE AIRCRAFT]; AIRCRAFT MANUFACTURER'S SERIAL NO. ________

Ladies and Gentlemen:

         We have acted as special counsel to Kitty Hawk AirCargo, Inc., a Texas corporation ("Lessee"), Kitty Hawk Inc., a Delaware corporation ("KHI"), and Kitty Hawk Cargo, Inc., a Texas corporation ("KHC"), in connection with the transactions contemplated by the Aircraft Lease Agreement dated as of ______________, 200___ between [LESSOR] (the "Lessor") and the Lessee in respect of the Aircraft bearing manufacturer's serial number ____________ ("Lease"). As used herein, the term "Lease" means and includes the aforementioned Aircraft Lease Agreement which incorporates the Common Terms Agreement (as defined therein). Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned thereto (or incorporated by reference) in the Lease.

         In connection with rendering the opinions contained herein, we have examined executed originals or copies of the following:

         (i)      the Lease;

         (ii)     the Common Terms Agreement;

         (iii) the Lessee Guaranty dated as of _______________ executed by KHI;

         (iv) the Lessee Guaranty dated as of _______________ executed by KHC; and

         (v) the Certificate of ________________, in [his/her] capacity as General Counsel of the Lessee, KHI and KHC, respectively, attached hereto as Attachment 1. [THIS CERTIFICATE TO COME FROM IN-HOUSE COUNSEL]

         The documents listed above in paragraphs (i) through (iv) are collectively referred to herein as the "Principal Documents." The transactions contemplated by the Principal Documents are referred to herein as the "Transaction."

                                      8-1

         In addition, we have reviewed such other documents, agreements, instruments, corporate records and certificates of the Lessee, KHI and KHC, and have made such inquiries of such officers and representatives and have made such investigations of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and/or officers of the Lessee, KHI, KHC or their respective designees, and representations and warranties in the Principal Documents of the parties thereto, all of which we assume to be true, correct and complete. We have made no investigation or review of any matters relating to the Lessee, KHI, KHC or any other Person other than as expressly listed herein. Further, we have made no special investigation of the business operations of the Lessee, KHI or KHC for the purpose of identifying laws or regulations to which any of the Lessee, KHI or KHC is subject. We wish to inform you that our knowledge is necessarily limited due to scope of our review.

         With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties as to matters of fact contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of natural Persons; (e) the Lessee is a corporation validly existing under the laws of Texas; (f) KHI is a corporation validly existing under the laws of Delaware; (g) KHC is a corporation validly existing under the laws of Texas; (h) the valid and due authorization, execution and delivery by each Person of the Principal Documents to which they are a party; (i) the good standing of the parties to the Principal Documents under the laws of all applicable jurisdictions; (j) the full corporate, trust, partnership, limited liability or other power of each of the parties to the Principal Documents, to execute, deliver and perform its respective obligations under the Principal Documents;
(k) each of the Principal Documents constitutes the legal, valid and binding obligation of each party thereto (other than the Lessee, KHI and KHC), enforceable against each such party in accordance with its respective terms; (l) the Lessee is and at all relevant times will be a "citizen of the United States" as defined in 49 United States Code Section 40102(a)(15), (m) the Lessee is and at all relevant times will be a Certificated Air Carrier, (n) the Lessee did not have, at any time prior to the Aircraft becoming subject to the Lease, any right, title or interest in the Aircraft and the only, right, title or interest of Lessee in the Aircraft at all relevant times is and will be that arising from the Lease and (o) no Person has any right, title or interest in or to the Aircraft, other than the Lessor and the Lessee.

         Based on such examination and having regard for legal considerations that we deem relevant and subject to the assumptions and qualifications set forth above and below, we are of the opinion that:

1. The Principal Documents to which the Lessee, KHI or KHC is a party constitute the legal, valid and binding obligations of such entity enforceable against such entity in accordance with their respective terms.

                                      8-2

2. No consent, approval or authorization of, or filing, registration or qualification with, giving of notice to or the taking of other action by or in respect of any New York State or United States Government Entity (other than the Federal Aviation Administration and the United States Department of Transportation, as to which we express no opinion) is required for the execution, delivery and performance by each of the Lessee, KHI and KHC of the Principal Documents to which it is a party, except such consents, approvals, authorizations, filings, registrations, qualifications, notices and other actions as have been given, achieved or accomplished and are in full force and effect.

3. Except for (i) the registration of the Aircraft in the name of Lessor with the FAA pursuant to the Transportation Code (as defined below) and
         (ii) the filing and recordation pursuant to the Transportation Code of the documents referenced in the opinion of _________________________________________, special FAA counsel ("FAA
         Counsel"), with respect to the transactions contemplated by the Lease, no further action is necessary under the laws of the State of New York or the federal laws of the United States in order to establish and perfect Lessor's interest in the Aircraft under the Lease as against the Lessee and any third party in any applicable jurisdiction within the United States. We note that we do not opine with respect to the necessity of any filing which may be required under the Uniform Commercial Code as in effect in the State of Delaware and Texas, as to which you are receiving an opinion of _____________, counsel to the Lessee, KHI and KHC in such jurisdiction.

4. The Lessor is entitled to the benefits of Section 1110 of Title 11 of the United States Code as currently in effect with respect to the Airframe and Engines; provided, however, that no opinion is expressed as to any replacement Airframe or replacement Engine.

         In giving the opinion set forth in paragraph 2 above, we have relied on certificates of officers of the Lessee, KHI and KHC as to the absence of any judgment, decree, injunction, writ or order of any court, arbitration board or other New York State or United States Government Entity which would require any consent, approval, authorization, filing, registration, qualification, notice or other action described in said paragraph 2.

         We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinion expressed in this opinion letter.

         The validity, enforceability and binding nature of the Principal Documents may be limited by and subject to (a) applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, arrangement, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally from time to time in effect; (b) general principles of equity (regardless of whether applied in a proceeding in equity or at law), including principles of commercial reasonableness, good faith and fair dealing; (c) the power of the courts to award damages in lieu of equitable remedies; and (d) the limitation that the right to indemnification and contribution contained in the Principal Documents may be limited by federal or state laws or the policies underlying such laws.

                                      8-3

         We express no opinion as to the enforceability of any provisions contained in the Principal Documents purporting to: (a) allow the acceleration of the maturity of any indebtedness or obligation, the institution of foreclosure proceedings or the exercise of any other rights without notice to the Lessee, KHI or KHC; (b) provide for specific performance, injunctive relief or liquidated damages; (c) restrict or waive access to, or covenant not to assert, legal or equitable remedies, set-off, claims or other rights (including, without limitation, proper jurisdiction, forum non conveniens and venue), waive rights of the Lessee, KHI or KHC or impose duties on any secured party in violation of New York law, or waive any right or duty under any marshalling and exemption law or the right to recover direct, special, exemplary, punitive or consequential damages; (d) relate to delay or failure by the Lessor or any of its representatives to exercise any right, remedy, or option under the Principal Documents not operating as a waiver; (e) establish evidentiary standards; (f) permit the Lessor or any of its representatives to set-off Transaction or non-Transaction obligations against any assets belonging to a third party or otherwise held in a fiduciary capacity or against any certificates of deposit or permit any Affiliate of the Lessor to offset Transaction or non-Transaction obligations against any assets of the Lessee, KHI or KHC or their Affiliates or purporting to permit any set-off or application of monies without prior notice to the Lessee, KHI or KHC (as applicable) or purporting to permit any set-off or application of monies as to unliquidated amounts; (g) expressly or implicitly constitute any Person as the attorney-in-fact of Lessee or any other Person or otherwise grant the Lessor or any of its representatives an irrevocable power of attorney to take actions on behalf of the Lessee, KHI or KHC for the benefit or protection of the Lessor or any of its representatives to the extent that the Lessor or any of its representatives could not otherwise take such actions; (h) vest jurisdiction over any property in any court to the extent such property is not located in such jurisdiction; (i) covenant to take actions, the taking of which is discretionary with or subject to the approval of a third party or which are otherwise subject to contingency, the fulfillment of which is not within the control of the party so covenanting; (j) indemnify a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy; (k) impose penalties, forfeitures, late payment charges, or increasing an interest rate upon delinquency in payment or upon the occurrence of a default; (l) permit various self-help or summary remedies without notice or opportunity for hearing or correction; (m) provide for a waiver of broadly or vaguely stated rights or unknown future rights and/or providing that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to, or with, any right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy; (n) permit any Person to determine, in its sole and absolute discretion, the application of the proceeds from any disposition of collateral, where such application may be contrary to statutory provisions governing such application;
(o) construe, interpret, and/or resolve any inconsistencies or ambiguities in the Principal Documents in favor of a party; (p) provide for the submission by the Lessee, KHI or KHC to the jurisdiction of any court other than a New York State court or provide that venue is proper in any particular court; (q) provide for enforcement of any judgment against Lessee, KHI or KHC in any court other than a New York State court or a U.S. federal court sitting in New York, New York; (r) provide for a waiver of rights to termination of the Lease or diminution of Rent, Supplemental Rent or other amounts payable under the Lease in the event the Lease is terminated in whole or in part by operation of Law; or
(s) provide for a waiver of jury trial. In addition, we express no opinion as to the enforceability of (i) Section 15.8(g)(iii) of the Common Terms Agreement,
(ii) any provision

                                      8-4
contained in the Principal Documents that a specific number of days constitutes reasonable notice under applicable law or (iii) any provision contained in the Principal Documents prohibiting oral amendments to or waivers of provisions of such documents or limiting the effect of a course of dealing between parties thereto.

         The foregoing opinions are subject to the qualification that the enforceability of certain waivers, rights and remedies provided in any of the Principal Documents may be unavailable or limited by certain laws and judicial decisions. In respect of such qualification, however, we are of the opinion that such laws and judicial decisions do not, subject to the other exceptions and limitations contained in this opinion, make the remedies (including, without limitation, the remedy of sale following default) generally afforded by any of the Principal Documents inadequate for the practical realization of the principal benefits to be provided by the Principal Documents.

         We note that the provisions of the Principal Documents that permit the Lessor or any of its representatives to take actions or make determinations, or to benefit from indemnities and similar undertakings by any other party thereto may be subject to a requirement that such action be taken or such determination be made, and that any action or inaction by such persons that may give rise to a request for payment under such an undertaking be taken, or not taken, or a reasonable basis and in good faith.

         Without limiting the foregoing, we express no opinion as to the enforceability or the effect of any demand sent in connection with any Guaranty prior to the occurrence of any Default or Event of Default. We express no opinion with respect to the effect on the enforceability of any Guaranty of any modification or alteration affecting the obligations of Lessee or an election of remedies by Lessor, which occurs without notice to or the consent of the Guarantors.

         We express no opinion as to matters governed by laws other than the Included Laws (as defined below). We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations, or judicial or administrative decisions ("Laws"), other than a review of (i) the laws of the State of New York and (ii) the federal laws of the United States of America (except as excluded in the next sentence). For purposes of this opinion, the term "Included Laws" means the items described in clauses (i) and (ii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Principal Documents. The term Included Laws specifically excludes (a) Laws of any counties, cities towns, municipalities, and special political subdivisions and any agencies thereof, (b) Laws relating to land use, zoning, and building code issues, taxes, environmental issues, intellectual property Laws, antitrust issues, Federal Reserve Board margin regulation issues, federal or state antitrust laws, federal or state laws relating to taxation, and federal or state securities or blue sky laws, (c) matters arising under the Federal Aviation Act of 1958, as amended ("FAA Act"), and Subtitle VII of Title 40, United States Code (the "Transportation Code") and the rules and regulations promulgated thereunder, including, without limitation, FARs, and (d) laws, rules, and regulations relating to the regulation of the conduct of the business of Lessee.

                                      8-5

         In rendering these opinions, as to all matters relating to the FAA Act and the rules and regulations promulgated thereunder, including, without limitation, FARs, we have assumed the correctness of the opinions contained in an opinion letter of FAA Counsel dated the date hereof, which is being delivered to you in connection with the transactions contemplated by the Principal Documents, and we express no opinion regarding matters addressed by FAA Counsel.

         This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. We have not undertaken to determine, or to inform any Person of, the occurrence or non-occurrence of any such actions, events, or changes. This opinion is solely for you in connection with the Transaction and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, any other Person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                        Very truly yours,

                                        ORRICK HERRINGTON & SUTCLIFFE LLP

                                      8-6

                                  Attachment 1

          CERTIFICATE OF KITTY HAWK AIRCARGO, INC., A TEXAS CORPORATION ("LESSEE"), KITTY HAWK INC., A DELAWARE CORPORATION ("KHI"), AND KITTY
                  HAWK CARGO, INC., A TEXAS CORPORATION ("KHC")

         I, ______________, the duly authorized General Counsel of Kitty Hawk AirCargo, Inc., a Texas corporation ("Lessee"), Kitty Hawk Inc., a Delaware corporation ("KHI"), and Kitty Hawk Cargo, Inc., a Texas corporation ("KHC"), hereby certify for purposes of the opinion of Orrick Herrington & Sutcliffe LLP (the "Opinion") in connection with that certain Aircraft Lease Agreement dated as of _______________ (the "Lease"), by and among the Lessee and [LESSOR] (the "Lessor"), that:

1. No proceedings for the dissolution, liquidation, consolidation or merger of the Lessee, KHI or KHC have been commenced or are threatened as of the date hereof.

2. No consent, approval or authorization of, or filing, registration or qualification with, giving of notice to or the taking of other action by or in respect of any New York State or United States Government Entity (other than the Federal Aviation Administration and the United States Department of Transportation) is required for the execution, delivery and performance by each of the Lessee, KHI and KHC of the Principal Documents to which it is a party, except such consents, approvals, authorizations, filings, registrations, qualifications, notices and other actions as have been given, achieved or accomplished and are in full force and effect.

         Capitalized terms not otherwise defined herein are used as defined in the Opinion, a copy of which has been furnished to the undersigned.

         IN WITNESS WHEREOF, the undersigned duly authorized officer of the Lessee, KHI and KHC has executed this Certificate this ___ day of _____________.

                                        ____________________________________
                                        Name:  ______________
                                        Title: ______________

                                      8-7

                     PART B - FORM OF IN-HOUSE LEGAL OPINION

________, 200___

[LESSOR]
c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, Connecticut 06927

         Re: LEASE OF ONE (1) [DESCRIBE AIRCRAFT]; AIRCRAFT MANUFACTURER'S SERIAL NO. ________

Ladies and Gentlemen:

         I am the General Counsel of Kitty Hawk, Inc., a Delaware corporation ("KHI"). Reference is made to the transactions contemplated by the Aircraft Lease Agreement dated as of ______________, 200___ between [LESSOR] (the "Lessor") and Kitty Hawk Aircargo, Inc., a wholly-owned subsidiary of KHI (the "Lessee") in respect of the Aircraft bearing manufacturer's serial number ____________ ("Lease"). As used herein, the term "Lease" means and includes the aforementioned Aircraft Lease Agreement which incorporates the Common Terms Agreement (as defined therein). Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned thereto (or incorporated by reference) in the Lease.

         In connection with rendering the opinions contained herein, I have examined executed originals or copies of the following:

         (i)      the Lease;

         (ii)     the Common Terms Agreement;

         (iii) the Lessee Guaranty dated as of _______________ executed by KHI;

         (iv) the Lessee Guaranty dated as of _______________ executed by Kitty Hawk Cargo, Inc. ("KHC"); and

         The documents listed above in paragraphs (i) through (iv) are collectively referred to herein as the "Principal Documents." The transactions contemplated by the Principal Documents are referred to herein as the "Transaction."

         In addition, I have reviewed such other documents, agreements, instruments, corporate records and certificates of the Lessee, KHI and KHC, and have made such inquiries of such officers and representatives and have made such investigations of law, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                                      8-8

         As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and/or officers of the Lessee, KHI, KHC or their respective designees, and representations and warranties in the Principal Documents of the parties thereto, all of which I assume to be true, correct and complete.

         With your permission I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties as to matters of fact contained in the records, documents, instruments and certificates I have reviewed; (d) the legal capacity of natural Persons; (e) that the Lessee is a corporation validly existing under the laws of Texas; (f) that KHI is a corporation validly existing under the laws of Delaware; (g) that KHC is a corporation validly existing under the laws of Texas; (h) the valid and due authorization, execution and delivery by each Person, of the Principal Documents to which they are a party; (i) the good standing of the parties to the Principal Documents under the laws of all applicable jurisdictions; (j) the full corporate, trust, partnership, limited liability or other power of each of the parties to the Principal Documents, to execute, deliver and perform its respective obligations under the Principal Documents; (k) the due authorization, execution and delivery on behalf of each of the respective parties thereto, of documents referred to herein and (l) that each of the Principal Documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its respective terms; except, in the case of clauses (a), (h),
(i) and (k), with respect to Lessee, KHC and KHI.

         Based on such examination and having regard for legal considerations that I deem relevant and subject to the assumptions and qualifications set forth above and below, I am of the opinion that:

1. Lessee is a "citizen of the United States" as defined in 49 United States Code Section 40102(a)(15).

2.       Lessee is a Certificated Air Carrier.

         I express no opinion as to matters governed by laws other than the Included Laws (as defined below). I have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations, or judicial or administrative decisions ("Laws"), other than a review of the federal laws of the United States of America, including, without limitation, matters arising under the Federal Aviation Act of 1958, as amended ("FAA Act"), and Subtitle VII of Title 40, United States Code (the "Transportation Code") and the rules and regulations promulgated thereunder, including, without limitation, FARs. For purposes of this opinion, the term "Included Laws" means the items described in the preceding sentence that are, in my experience, normally applicable to transactions of the type contemplated in the Principal Documents. The term Included Laws specifically excludes (a) Laws of any counties, cities towns, municipalities, and special political subdivisions and any agencies thereof, (b) Laws relating to land use, zoning, and building code issues, taxes, environmental issues, intellectual property Laws, antitrust issues, Federal Reserve Board margin regulation issues, federal or state antitrust laws, federal or state laws relating to taxation, and federal or state securities or blue sky

                                      8-9
laws, and (c) laws, rules, and regulations relating to the regulation of the conduct of the business of Lessee.

         This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. I have not undertaken to determine, or to inform any Person of, the occurrence or non-occurrence of any such actions, events, or changes. This opinion is solely for you in connection with the Transaction and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, any other Person without our prior written approval. I disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                          Very truly yours,

                                      8-10

                       FORM OF LOCAL COUNSEL LEGAL OPINION

________, 200___

[LESSOR]
c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, Connecticut 06927

         Re: LEASE OF ONE (1) BOEING 737-300F; AIRCRAFT MANUFACTURER'S SERIAL NO. ________

Ladies and Gentlemen:

         We have acted as special counsel to Kitty Hawk Aircargo, Inc., a Texas corporation ("Lessee"), Kitty Hawk, Inc., a Delaware corporation ("KHI"), and Kitty Hawk Cargo, Inc., a Delaware corporation ("KHC"), in connection with the transactions contemplated by the Aircraft Lease Agreement dated as of ______________, 200___ between [LESSOR] (the "Lessor") and the Lessee in respect of the Aircraft bearing manufacturer's serial number ____________ ("Lease"). As used herein, the term "Lease" means and includes the aforementioned Aircraft Lease Agreement which incorporates the Common Terms Agreement (as defined therein). Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned thereto (or incorporated by reference) in the Lease.

                        SCOPE OF EXAMINATION AND GENERAL
                         ASSUMPTIONS AND QUALIFICATIONS

         In connection with rendering the opinions contained herein, we have examined executed originals or copies of the following:

         (i)      the Lease;

         (ii)     the Common Terms Agreement;

         (iii) the Lessee Guaranty dated as of _______________ executed by KHI;

         (iv) the Lessee Guaranty dated as of _______________ executed by KHC;

         (v) a certified copy of the Certificate of Incorporation, as amended, of the Lessee, as certified by the Secretary of State of the State of Texas on ______________ (the "Lessee Certificate of Incorporation");

         (vi) a copy of the Bylaws, as amended, of the Lessee certified as current as of the date hereof (the "Lessee Bylaws");

         (vii) a certified copy of the Second Amended and Restated Certificate of Incorporation, as amended, of KHI, as certified by the Secretary of State of the State of Delaware on _______________ (the "KHI Certificate of Incorporation");

                                      8-11

         (viii) a copy of the Second Amended and Restated Bylaws, as amended, of KHI certified as current as of the date hereof (the "KHI Bylaws");

         (ix) a certified copy of the Certificate of Incorporation of KHC, as certified by the Secretary of State of the State of Delaware on _______________ (the "KHC Certificate of Incorporation");

         (x) a copy of the Bylaws of KHC certified as current as of the date hereof (the "KHC Bylaws");

         (xi) a certificate from the Secretary of State of the State of Texas indicating that the Lessee has an active status in the State of Texas as of ____________;

         (xii) a certificate from the Comptroller of Public Accounts of the State of Texas certifying that Lessee is in good standing in the State of Texas as of ____________;

         (xiii) a certificate from the Secretary of State of the State of Delaware indicating that KHI is in existence and in good standing in the State of Delaware as of ____________;

         (xiv) a certificate from the Secretary of State of the State of Delaware indicating that KHC is in existence and in good standing in the State of Delaware as of ____________;

         (xv) a written consent of the Board of Directors of the Lessee with respect to the Transaction (as defined below);

         (xvi) resolutions of the Board of Directors of KHI and the Aircraft Acquisition Committee of the Board of Directors of KHI with respect to the Transaction;

         (xvii) a written consent of the Board of Directors of KHC with respect to the Transaction; and

         (xviii) the Certificate of ________________, in his capacity as General Counsel of the Lessee, KHI and KHC, attached hereto as Attachment 1, to the effect that (a) the Lessee, KHI and KHC have identified and delivered or made available to us copies of all material agreements, indentures, or instruments to which the Lessee, KHI or KHC is a party or by which it is bound, a list of which is set forth in Exhibit A thereto (the "Material Agreements"); (b) the Lessee, KHI and KHC have delivered to us copies of all judgments, injunctions, writs, decrees, and orders of any court or governmental agency to which the Lessee, KHI or KHC is a party or by which it is bound, a list of which is set forth in Exhibit B thereto (the "Applicable Orders") and (c) the other matters addressed therein.

         The documents listed above in paragraphs (i) through (iv) are collectively referred to herein as the "Principal Documents." The transactions contemplated by the Principal Documents are referred to herein as the "Transaction." The documents listed above in paragraphs (v) through (xviii) are collectively referred to herein as the "Constituent Documents."

         In addition, we have reviewed such other documents, agreements, instruments, corporate records and certificates of the Lessee, KHI and KHC, and have made such inquiries of such officers and representatives and have made such investigations of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                                      8-12

         As to various questions of fact relevant to this letter, we have relied, without independent investigation of their accuracy, upon certificates of public officials and/or officers of the Lessee, KHI, KHC or their respective designees, and representations and warranties in the Principal Documents of the parties thereto, all of which we assume to be true, correct and complete. We have made no investigation or review of any matters relating to the Lessee, KHI, KHC or any other Person other than as expressly listed herein. Further, we have made no special investigation of the business operations of the Lessee, KHI or KHC for the purpose of identifying laws or regulations to which any of the Lessee, KHI or KHC is subject. We wish to inform you that our knowledge is necessarily limited due to scope of our review.

         With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures (other than Lessee, KHI and KHC); (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties as to matters of fact contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of natural Persons; (e) the valid and due authorization, execution and delivery by each Person (other than the Lessee, KHI, and KHC), of the Principal Documents to which they are a party; (f) the good standing of the parties (other than the Lessee, KHI, and KHC) to the Principal Documents under the laws of all applicable jurisdictions; (g) the full corporate, trust, partnership, limited liability or other power of each of the parties to the Principal Documents (other than the Lessee, KHI, and KHC), to execute, deliver and perform its respective obligations under the Principal Documents; (h) each of the Principal Documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its respective terms; (i) the Lessee is and at all relevant times will be a "citizen of the United States" as defined in 49 United States Code Section 40102(a)(15), (j) the Lessee is and at all relevant times will be a Certificated Air Carrier, (k) the Lessee did not have, at any time prior to the Aircraft becoming subject to the Lease, any right, title or interest in the Aircraft and the only, right, title or interest of Lessee in the Aircraft at all relevant times is and will be that arising from the Lease and (l) no Person has any right, title or interest in or to the Aircraft, other than the Lessor and the Lessee.

         We have assumed, with your consent and without independent verification, for the purpose of the opinions expressed herein that no mutual mistake, misunderstanding or fraud exists with respect to any of the matters relevant to such opinions. We have also assumed, with your consent, that Lessee, KHI and KHC and their agents have acted in good faith and that consummation of the transactions contemplated by the Principal Documents has complied or will comply with any requirement of good faith, fair dealing and conscionability.

         We express no opinion as to matters governed by laws other than the Included Laws (as defined below). We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations, or judicial or administrative decisions ("Laws"), other than a review of (i) the laws of the State of Texas, (ii) the federal laws of the United States of America (except as excluded in the next sentence) and (iii) the General Corporation Law of the State of Delaware. For purposes of this opinion, the term "Included Laws" means the items described in clauses (i), (ii) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Principal Documents. The term Included Laws

                                      8-13
specifically excludes (a) Laws of any counties, cities towns, municipalities, and special political subdivisions and any agencies thereof, (b) Laws relating to land use, zoning, and building code issues, taxes, environmental issues, intellectual property Laws, antitrust issues, Federal Reserve Board margin regulation issues, federal or state antitrust Laws, federal or state Laws relating to taxation, and federal or state securities or blue sky Laws, (c) matters arising under the Federal Aviation Act of 1958, as amended ("FAA Act"), and Subtitle VII of Title 40, United States Code (the "Transportation Code") and the rules and regulations promulgated thereunder, including, without limitation, FARs, and (d) Laws, rules, and regulations relating to the regulation of the conduct of the business of Lessee.

         In rendering these opinions, as to all matters relating to the FAA Act and the rules and regulations promulgated thereunder, including, without limitation, FARs, we have assumed the correctness of the opinions contained in an opinion letter of FAA Counsel dated the date hereof, which is being delivered to you in connection with the transactions contemplated by the Principal Documents, and we express no opinion regarding matters addressed by FAA Counsel.

                   SPECIFIC LIMITATIONS AND QUALIFICATIONS ON
       OPINION REGARDING GOOD STANDING, POWER, AUTHORITY AND AUTHORIZATION

         Our opinion in paragraphs 1 and 2 below are based solely and exclusively upon our review of the Constituent Documents.

                   SPECIFIC LIMITATIONS AND QUALIFICATIONS ON
               OPINION REGARDING NO BREACHES, VIOLATIONS OR LIENS

         In giving the opinion set forth in paragraph 3 below, we have relied on certificates of officers of the Lessee, KHI and KHC as to the absence of any judgment, decree, injunction, writ or order of any court, arbitration board or other State of Texas or United States Government Entity which would be contravened by the execution, delivery or performance by the Lessee, KHI or KHC of any of the Principal Documents.

                   SPECIFIC LIMITATIONS AND QUALIFICATIONS ON
                    OPINION REGARDING CHOICE OF NEW YORK LAW

         The Lease provides that the laws of the State of New York shall govern all matters, including the construction, validity, and performance thereof.
Section 35.51 of the Texas UCC provides that if parties agree in writing that the law of a particular jurisdiction governs an issue relating to a "qualified transaction" (including the validity or enforceability of an agreement relating to the transaction or a provision of the agreement) and the transaction bears a "reasonable relation" to that jurisdiction, then the law, other than conflict of laws rules, of that jurisdiction governs the issue regardless of whether the application of that law is contrary to a fundamental or public policy of the State of Texas or of any other jurisdiction. A "qualified transaction" includes a transaction under which a party pays, or is obligated to pay, at least $1,000,000. Section 35.51 of the Texas UCC provides that a transaction bears a "reasonable relation" to a particular jurisdiction if the transaction, the subject matter of the transaction, or a

                                      8-14
party to the transaction is reasonably related to that jurisdiction. In addition, Section 35.51 of the Texas UCC contains specific factual criteria, and provides that the presence of any one of the criteria will satisfy the "reasonable relation" test. Accordingly, for purposes of the opinion set forth in paragraph 5 below, and in light of the factual criteria specified in Section
35.51 of the Texas UCC, we have, with your consent, assumed the following facts:

         (a) all payments by Lessee will be paid to Lessor in the State of New York;

         (b) a substantial part of the negotiations relating to the Transactions occurred in the State of New York; and

         (c) the choice of governing law contained in the Principal Documents was willingly and knowingly agreed to by all parties thereto.

         The Texas Legislature enacted SECTION 35.51 of the Texas UCC to allow "PARTIES ENTERING INTO CERTAIN BUSINESS TRANSACTIONS INVOLVING SUBSTANTIAL DOLLAR AMOUNTS TO CHOOSE, THROUGH WRITTEN AGREEMENT, THE LAW THAT WILL GOVERN THEIR CONTRACTUAL RELATIONS." Bill Analysis, H.B. 1113, Committee on Business and Industry. There is no evidence in the statute or any available legislative history to suggest that the legislature intended to allow a court to consider whether a choice of law was a sham or subterfuge if the transaction meets the literal terms of the statute. As a result, it is reasonable to conclude that a Texas court would give effect to the language of the statute and objectively apply the facts, as outlined above, to uphold the choice of New York law.

         We note that the determination of applicable law as to specific issues may vary from the choice of law expressed in the Principal Documents, where another statute of the State of Texas or a statute of the United States provides that such issue is governed by the law of a particular jurisdiction. For example, notwithstanding the choice of law contained in the Principal Documents, certain matters pertaining to the power and authority of corporations, partnerships, limited liability companies, and other entities will be governed by the law of the jurisdiction of incorporation, formation, or organization of each such entity.

                   SPECIFIC LIMITATIONS AND QUALIFICATIONS ON
                             OPINION REGARDING USURY

         In giving the opinion set forth in paragraph 7 below, we have assumed that the Lease is a true lease and not a financing lease.

                                    OPINIONS

         Based on such examination and having regard for legal considerations that we deem relevant and subject to the assumptions and qualifications set forth above and below, we are of the opinion that:

                                      8-15

1. The Lessee is a corporation validly existing and in good standing under the laws of the State of Texas. KHI is a corporation validly existing and in good standing under the laws of the State of Delaware. KHC is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. Each of the Lessee, KHI and KHC has all requisite corporate power and authority to execute and deliver the Principal Documents to which it is a party and to perform its respective obligations thereunder. The execution, delivery and performance of the Principal Documents to which it is a party by each of the Lessee, KHI and KHC, and the consummation by each of the Lessee, KHI and KHC of the transactions contemplated thereby have been authorized by all necessary corporate action on the part of the Lessee, KHI and KHC.

3. The execution and delivery by the Lessee, KHI and KHC of each of the Principal Documents to which it is a party and the performance by each of the Lessee, KHI and KHC of its respective obligations thereunder will not (a) contravene the Lessee Certificate of Incorporation, the Lessee Bylaws, the KHI Certificate of Incorporation, the KHI Bylaws, the KHC Certificate of Incorporation or the KHC Bylaws, (b) violate or result in the creation or imposition of any material Lien on any of the properties or revenues of the Lessee, KHI or KHC (except any Liens created pursuant to the Principal Documents) pursuant to (i) any Included Laws applicable to the Lessee, KHI or KHC or (ii) any Applicable Orders, or (c) constitute a breach of, constitute a default under or result in the creation or imposition of any material Lien on any of the properties or revenues of the Lessee, KHI or KHC (except any Liens created pursuant to the Principal Documents) pursuant to any of the Material Agreements.

4. Assuming (i) the registration of the Aircraft in the name of Lessor with the FAA pursuant to the Transportation Code (as defined below),
         (ii) the filing and recordation pursuant to the Transportation Code of the documents referenced in the opinion of _________________________________________, special FAA counsel ("FAA
         Counsel"), and (iii) the filing of a financing statement under Article 9 of the Uniform Commercial Code of the State of Texas (as to Lessee) naming Lessee as debtor and Lessor as secured party, with respect to such portion, if any, of the Aircraft as may not be covered by recording pursuant to the Transportation Code to the extent the Aircraft constitutes personal property for which perfection can be achieved through the filing of a financing statement, no further filing or recording of any document is necessary under applicable state Law in order to establish and perfect Lessor's interest in the Aircraft under the Lease as against Lessee and any third parties.

5. A Texas court, or a federal court sitting in the State of Texas as the forum state and applying State of Texas conflict of laws rules, would give effect to the choice of New York law set forth in the Lease with respect to general issues of contract validity, enforcement, and interpretation.

6. The Principal Documents to which Lessee is a party have been duly executed and delivered on behalf of Lessee. The Principal Documents to which KHI is a party have

                                      8-16
         been duly executed and delivered on behalf of KHI. The Principal Documents to which KHC is a party have been duly executed and delivered on behalf of KHC.

7. The Lease does not violate applicable usury statutes of the State of Texas.

         In addition, we hereby advise you that we are not aware of any statute of the State of Texas that would invalidate the Lessee's submission pursuant to
Section 15.8(b) of the Lease to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York state court sitting in the County of New York, New York, and all related appellate courts.

         This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing Laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. We have not undertaken to determine, or to inform any Person of, the occurrence or non-occurrence of any such actions, events, or changes. This opinion is solely for you in connection with the Transaction and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, any other Person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                        Very truly yours,

                                        Haynes and Boone, LLP

                                      8-17

                                  Attachment 1

          CERTIFICATE OF KITTY HAWK AIRCARGO, INC., A TEXAS CORPORATION ("LESSEE"), KITTY HAWK INC., A DELAWARE CORPORATION ("KHI"), AND KITTY
                HAWK CARGO, INC., A DELAWARE CORPORATION ("KHC")

         I, ______________, the duly authorized General Counsel of Kitty Hawk Aircargo, Inc., a Texas corporation ("Lessee"), Kitty Hawk, Inc., a Delaware corporation ("KHI"), and Kitty Hawk Cargo, Inc., a Delaware corporation ("KHC"), hereby certify for purposes of the opinion of Haynes and Boone, LLP (the "Opinion") in connection with that certain Aircraft Lease Agreement dated as of _______________ (the "Lease"), by and among the Lessee and [LESSOR] (the "Lessor"), that:

1. Attached hereto as Exhibit A is a list of all the material agreements, indentures, or instruments to which the Lessee, KHI or KHC is a party or by which either of them is bound (the "Material Agreements"). For purposes of this clause (a), an agreement, indenture or instrument must call for the payment of more than $9,000,000 in the aggregate to be considered material.

2. Attached hereto as Exhibit B is a list of all judgments, writs, decrees, and orders of any court or governmental agency to which the Lessee, KHI or KHC is a party or by which any of them is bound (the "Applicable Orders"). The execution and delivery by the Lessee, KHI and KHC of each of the Principal Documents to which it is a party and the performance by each of the Lessee, KHI and KHC of its respective obligations thereunder will not violate any Applicable Orders.

3. Attached hereto as Appendix 1 is a true, correct and complete copy of the Certificate of Incorporation of the Lessee and all amendments thereto, as of the date hereof, duly certified by the Secretary of State of the State of Texas. Such Certificate has not been modified, amended, rescinded, revoked or changed and remains in full force and effect as of the date hereof.

4. Attached hereto as Appendix 2 is a true, correct and complete copy of the Second Amended and Restated Certificate of Incorporation of KHI and all amendments thereto, as of the date hereof, duly certified by the Secretary of State of the State of Delaware. Such Certificate has not been modified, amended, rescinded, revoked or changed and remains in full force and effect as of the date hereof.

5. Attached hereto as Appendix 3 is a true, correct and complete copy of the Certificate of Incorporation of KHC and all amendments thereto, as of the date hereof, duly certified by the Secretary of State of the State of Delaware. Such Certificate has not been modified, amended, rescinded, revoked or changed and remains in full force and effect as of the date hereof.

                                      8-18

6. Attached hereto as Appendix 4 is a true, correct and complete copy of a written consent[s] of the Board of Directors of the Lessee dated May 3, 2004 and [__________, 20__], at which the Principal Documents to which Lessee is a party and the Transaction were approved. The resolutions therein have not been modified, amended, rescinded, revoked or changed and remain in full force and effect as of the date hereof.

7.       Attached hereto as Appendix 5 is a true, correct and complete copy of
         (A) the minutes of the meeting of the Board of Directors of KHI at meeting a held on April 25, 2004, at which the Aircraft Acquisition Committee was formed and delegated the authority to approve the Principal Documents and the Transaction, (B) the resolutions of the Aircraft Acquisition Committee of the Board of Directors of KHI dated as of May 3, 2004 at which the Principal Documents to which KHI is a party and the Transaction were approved and (C) the resolutions of _______________ dated as of [__________, 20__] at which _______________
         was approved. The resolutions therein have not been modified, amended, rescinded, revoked or changed and remain in full force and effect as of the date hereof.

8. Attached hereto as Appendix 6 is a true, correct and complete copy of written consent[s] of the Board of Directors of KHC dated May 3, 2004 and [____________, 20__], at which the Principal Documents to which KHC is a party and the Transaction were approved. The resolutions therein have not been modified, amended, rescinded, revoked or changed and remain in full force and effect as of the date hereof.

9. Attached hereto as Appendix 7 is a true, correct and complete copy of the current bylaws of the Lessee, as amended. Such bylaws have not been modified, amended, rescinded, revoked or changed and remain in full force and effect as of the date hereof.

10. Attached hereto as Appendix 8 is a true, correct and complete copy of the current bylaws of KHI, as amended. Such bylaws have not been modified, amended, rescinded, revoked or changed and remain in full force and effect as of the date hereof.

11. Attached hereto as Appendix 9 is a true, correct and complete copy of the current bylaws of KHC, as amended. Such bylaws have not been modified, amended, rescinded, revoked or changed and remain in full force and effect as of the date hereof.

12. Each of the officers and directors of the Lessee, KHI and KHC are duly elected and qualified officers and directors of their respective companies.

13. No proceedings for the dissolution, liquidation, consolidation or merger of the Lessee, KHI or KHC have been commenced or are threatened as of the date hereof.

14. Principal Documents were duly executed and delivered by the officers indicated thereon as executing same, and there are no extrinsic agreements or understandings concerning the Principal Documents or the transactions contemplated thereby that would modify or interpret the terms of the Principal Documents, or the respective rights or obligations of the parties thereunder.

                                      8-19

         Haynes and Boone, LLP is hereby authorized to rely on the Officer's Certificates and the Secretary's Certificates of Lessee, KHC and KHI, dated as of the date hereof, being delivered to the Lessor in connection with the Transaction, in connection with the rendering of the Opinion.

         Capitalized terms not otherwise defined herein are used as defined in the Opinion, a copy of which has been furnished to the undersigned.

                      [This Space Intentionally Left Blank]

                                      8-20

         IN WITNESS WHEREOF, the undersigned duly authorized officer of the Lessee, KHI and KHC has executed this Certificate this ___ day of
_______________.

                                        _________________________________
                                        Name:  ______________
                                        Title: ______________

                                      8-21

                                    EXHIBIT A
                               Material Agreements

                                      8-22

                                    EXHIBIT B
                            List of Applicable Orders

                                      [TBD]

                                      8-23

                                   APPENDIX 1

               Lessee Certificate of Incorporation and Amendments

                                 (see attached)

                                      8-24

                                   APPENDIX 2

                 KHI Certificate of Incorporation and Amendments

                                 (see attached)

                                      8-25

                                   APPENDIX 3

                 KHC Certificate of Incorporation and Amendments

                                 (see attached)

                                      8-26

                                   APPENDIX 4

                               Lessee Resolutions

                                 (see attached)

                                      8-27

                                   APPENDIX 5

                                 KHI Resolutions

                                 (see attached)

                                      8-28

                                   APPENDIX 6

                                 KHC Resolutions

                                 (see attached)

                                      8-29

                                   APPENDIX 7

                                  Lessee Bylaws

                                 (see attached)

                                      8-30

                                   APPENDIX 8

                                   KHI Bylaws

                                 (see attached)

                                      8-31

                                   APPENDIX 9

                                   KHC Bylaws

                                 (see attached)

                                      8-32

                                   SCHEDULE 9
                                EVENTS OF DEFAULT

Each of the following events or conditions constitutes an Event of Default:

(a) NON-PAYMENT: Lessee fails to make any payment of (i) Rent on the due date and such failure continues for three (3) Business Days or more;
         (ii) Supplemental Rent on the due date and such failure continues for five (5) Business Days or more; or (iii) any other amount payable under the Lease on the due date therefor and such failure continues for ten
         (10) Business Days or more; or

(b)      INSURANCE: Lessee fails to comply with any provision of Section 9 or
         Schedule 7, or any insurance required to be maintained under the Lease is cancelled or terminated, or a notice of cancellation is given in respect of any such insurance and replacement policies meeting the requirements of Section 9, Schedule 7 and the applicable Lease are not obtained on or prior to the effective date of such cancellation or termination; or

(c) BREACH: Lessee fails to comply with any other provision of the Lease not referenced in this Schedule 9 and, if such failure is in the reasonable opinion of Lessor capable of remedy, such failure continues for more and thirty (30) days after notice from Lessor to Lessee; or

(d) REPRESENTATION: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to the Lease or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated;

(e)      CROSS-DEFAULT:

         (i) any amount in respect of Financial Indebtedness of Lessee or any Lessee Affiliate having a principal amount in excess of ***** is not paid when due (after giving effect to any applicable grace period) and as a result of such failure, any such Financial Indebtedness becomes due or capable of being declared due prior to the date when it would otherwise have become due; or becomes due as a result of an event of default or termination event, howsoever described, on the part of Lessee or any other Person prior to the date when it would otherwise have become due; or

         (ii) the security for any such Financial Indebtedness becomes enforceable; or

         (iii) any event of default or termination event, howsoever described, occurs under any Other Agreement; or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                                      9-1

(f) APPROVALS: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity required to be obtained or maintained by Lessee in connection with the Lease and/or the operation of the Aircraft (including any airline license or air transport license including authority to operate the Aircraft under Part 121 of the FARs, a Certificate of Convenience and Necessity issued under the Act and an air carrier operating certificate issued under the Act) is modified in a materially prejudicial manner or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; or

(g)      INSOLVENCY:

         (i) Lessee or any Lessee Affiliate consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or a material part of its property or its consolidated property, or Lessee or any Lessee Affiliate admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee or any Lessee Affiliate files a voluntary petition in bankruptcy or voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency Laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee or any Lessee Affiliate by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar Law providing for the reorganization or winding-up of debtors, or provides for an agreement, composition, extension or adjustment with its creditors, or any board of directors or shareholder action is taken by Lessee or any Lessee Affiliate in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

         (ii) An order, judgment or decree is entered by any court appointing, without the consent of Lessee or any Lessee Affiliate, a custodian, receiver, trustee or liquidator of or sequestering any of Lessee's or any Lessee Affiliate's property, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof or at any time an order for relief is granted; or

         (iii) An involuntary petition against Lessee or any Lessee Affiliate or other proceeding under the United States Federal Bankruptcy Laws or other insolvency Laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within thirty (30) days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any Law providing for reorganization or winding-up of debtors which may apply to Lessee or any Lessee Affiliate, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or any Lessee Affiliate or of all or any material part of Lessee's or Lessee Affiliates' property, and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of sixty
                  (60) days or at any time an order for relief is granted in such proceeding; or

                                      9-2

(h) SUSPENSION OF BUSINESS: Lessee suspends or ceases or takes substantive steps to suspend or cease to carry on all or a material part of its business as a Certificated Air Carrier (other than as a result of a labor dispute with Lessee's employees); or

(i) RIGHTS AND REMEDIES: Lessee or any other Person claiming by or through Lessee challenges the existence, validity, enforceability or priority of the Lease or the rights of Lessor as lessor or of Owner as owner in respect of the Aircraft or Financing Parties' Representative as holder of a first priority Security Interest in the Aircraft and the Lease; or

(j) CHANGE OF CONTROL: any single person or group of persons acting in concert acquire control of Lessee or Guarantor without the previous consent in writing of Lessor, such consent not to be unreasonably withheld; or

(k) DELIVERY: Lessee fails to (i) comply with its obligation under Section 4 to accept delivery of the Aircraft after Lessor has fulfilled all of the Lessee Conditions Precedent or (ii) fulfill the Conditions Precedent to delivery of the Aircraft within the time periods provided for by the Lease; or

(l)      [INTENTIONALLY OMITTED], or

(m)      LETTER OF CREDIT:

         (i) the issuer of the Letter of Credit (if any) fails to make any payment under that Letter of Credit when due; or

         (ii) any such Letter of Credit is not in full force or, for any reason ceases to constitute the legal, valid and binding obligation of the issuer; or

         (iii) any of the events listed in paragraph (e)(i) or (ii) or paragraph (g) above applies to such issuer (references in those sub-paragraphs to Lessee being deemed to be to the issuer); or

         (iv) where applicable, any Letter of Credit is not renewed, extended or reissued within the time, or replaced when, required by Section 5.14;

         (v) and each reference in this paragraph (m) to "the issuer" shall include a reference to any confirming bank for the Letter of Credit.

(n) REDELIVERY: Lessee fails to return the Aircraft to Lessor on the Expiry Date in accordance with Section 12; or

(o) LITIGATION: a judgment for the payment of money not covered by insurance in excess of ***** (or the equivalent thereof in other currencies) shall be rendered against Lessee or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY KITTY HAWK, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "*****".

                                      9-3
         any Guarantor and the same remains undischarged for a period of forty-five (45) days, unless execution of such judgment shall have been effectively stayed by agreement of the parties involved or by court order or such judgment shall have been adequately bonded; or

(p)      GUARANTEE:

         (i) any representation or warranty made by Guarantor is or proves to have been incorrect in any material respect when made or deemed to be repeated or Guarantor fails to make any payment or comply with any other obligation under the Guarantee when due; or

         (ii) the Guarantor repudiates, revokes or claims that it has no further obligations under the Guarantee or the Guarantee ceases to be in full force or, for any reason, ceases to be the legal, valid and binding obligation of Guarantor; or

         (iii) any of the events listed in paragraph (e) or (g) above occurs in respect of Guarantor (and for purposes of this paragraph(s), references in those paragraphs to Lessee shall be deemed to be references to Guarantor); or

(q) UNLAWFUL: it becomes unlawful for Lessee to perform any of its obligations under the Lease or the Lease becomes wholly or partly invalid or unenforceable; or

(r) TRANSFER/LESSEE REQUIREMENTS: Lessee makes or permits any assignment or transfer of the Lease, or any interest herein, or of the right to possession of the Aircraft, the Airframe, or any Engine, or any obligations under the Lease, or Lessee subleases the Aircraft, in any case except as expressly permitted in the Lease; or Lessee breaches any provision of Section 8.7; or

(s) ENGINE LOSS: Lessee fails to timely comply with its obligations under Sections 8.11(a) and 8.11 (b) with respect to an Engine Event of Loss; or

(u) SUSPENSION OF PAYMENTS: Lessee announces generally or advises Lessor that Lessee (i) is declaring a moratorium on or suspension of any payments in respect of its Financial Indebtedness or aircraft or aircraft engine lease obligations or (ii) does not intend to pay all or any portion of a payment of Rent that is not yet due or which has become due but in respect of which the cure period has not expired under the Lease or of any rent or other amount payable under any Other Agreement that is not yet due or which has become due but in respect of which any applicable cure period has not expired under such Other Agreement. The foregoing Event of Default shall not in any way limit any and all rights or remedies otherwise available to Lessor under applicable Law in respect of any repudiation by Lessee of the Lease, or advisement or declaration by Lessee that it does not intend to perform any or all of its obligations under the Lease.

                                      9-4

                                   SCHEDULE 10

                                FORM OF GUARANTY
                                 LESSEE GUARANTY

                  THIS GUARANTY (the "Guaranty"), dated as of _____________, is given by ______________________________________________, a
_______________("Guarantor"), to _______________________________________
("Lessor"), for its benefit and the benefit of each of Owner and Financing Parties' Representative as defined in the Lease referred to below (individually, "Beneficiary" and, collectively, "Beneficiaries").

                                   WITNESSETH:

                  WHEREAS, in connection with the leasing of that certain ______________ Aircraft bearing the Manufacturer's Serial Number _____________ (together with the engines installed thereon, the "Aircraft"), Lessor and Kitty Hawk Aircargo, Inc., a Texas corporation ("Lessee"), are entering or have entered into that certain Aircraft Lease Agreement, dated as of ________,_______ (incorporating by reference the Common Terms Agreement referred to therein, and as amended, supplemented or modified from time to time, the "Lease"), providing for the lease by Lessor, as lessor, to Lessee, as lessee, of the Aircraft; and

                  WHEREAS, Beneficiaries desire support for the due and punctual payment, observance and performance of all of the obligations and liabilities of Lessee under or in respect of the Lease and any related documents (together with the Lease, as amended, supplemented or modified from time to time, the "Operative Documents") to which Lessee is a party (the "Obligations"); and

                  WHEREAS, inasmuch as Lessee and Guarantor are members of a unified group of companies conducting interrelated and mutually dependent businesses, Guarantor, in furtherance of its business objectives, is willing to provide such support on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing premises, and to induce Beneficiaries to enter into the Operative Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees for the benefit of Beneficiaries as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Lease.

2. Guaranty. For value received and to induce Beneficiaries to enter into the Operative Documents, Guarantor, as a primary obligor and not as a surety, does hereby absolutely, unconditionally and irrevocably guarantee to Beneficiaries the due and punctual payment, observance and performance by Lessee of all of the Obligations.

                                      10-1

         Accordingly, upon and during the occurrence and continuance of an Event of Default under the Lease, Guarantor shall forthwith without demand of any kind pay, perform and observe all of such Obligations to and for the benefit of Beneficiaries, strictly in accordance with the terms of the Lease and the other Operative Documents; provided, however, that demand on Guarantor may be made prior to the occurrence and continuance of the applicable Event of Default under the Lease but Guarantor's payment, performance, and observance shall not be due and owing until the occurrence and during the continuance of such Event of Default. Guarantor further agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and disbursements of legal counsel and other professional advisors) that may be paid or incurred by any Beneficiary in collecting any Obligations, exercising its rights and remedies hereunder or in preserving or enforcing any rights under this Guaranty or under the Obligations.

3. Absolute and Continuing Guaranty. The obligations of Guarantor under this Guaranty shall be absolute, continuing, unconditional and irrevocable and this Guaranty shall remain in full force and effect until such time as all of the Obligations are finally paid, performed and observed in full. The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Lease or any other Operative Documents limiting the liability of any Beneficiary or any other Person.

4. Strict Observance. To the maximum extent permitted by applicable Law, the obligations of Guarantor under this Guaranty shall not in any manner be affected by: (a) any termination, amendment or modification of, or deletion from, or addition or supplement to, or other change in the Lease or any other any of the Operative Documents (including an increase in the Rent or an extension of the Term), or any other instrument or agreement applicable to any of the parties to such agreements, or to the Aircraft or any part thereof, or any assignment, mortgage or transfer of any thereof, or of any interest therein, or any leasing of the Aircraft, or any furnishing or acceptance of any security, or any release of any security, for the obligations of Lessee under the Operative Documents, or the failure of any security or the failure of any Person to perfect any interest in any collateral security; (b) any failure, omission or delay on the part of Lessee or any other Person to conform or comply with any term of any Operative Document; (c) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any Operative Document; (d) any extension of time for payment of or settlement, compromise or subordination of, Rent or any other Obligation; (e) the exchange, surrender, substitution or modification of any collateral security or guarantee for any-of the Obligations; (f) any failure, omission or delay on the part of any of Beneficiaries to enforce, assert or exercise any right, power or remedy conferred on it in this Guaranty, or any such failure, omission or delay on the part of any of Beneficiaries in connection with any Operative Document, or any other action on the part of Beneficiaries; (g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to Lessee, Guarantor, any other Person, or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any

                                      10-2
         court in any such proceeding; (h) any invalidity, illegality or unenforceability, in whole or in part, of any of the Operative Documents; (i) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use of the Aircraft or any portion thereof by Lessee or any other Person for any reason whatsoever (including any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of contract or an Event of Loss), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person; (j) any permitted or non-permitted assignment of the Lease by Lessee or any merger or consolidation of Lessee or Guarantor or any Affiliate into or with any other corporation, or any sale, lease or transfer of any of the assets of Lessee or Guarantor or any Affiliate to any other Person; (k) any change in the ownership of any shares of capital stock of Lessee or any Lessee Affiliate, or any change in the corporate relationship between Lessee or any Lessee Affiliate and Guarantor, or any termination of such relationship; (l) any release or discharge, by operation of law, of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty, or any release, discharge or cancellation of the Obligations, other than payment or performance in full of the Obligations; (m) the imposition or operation of any currency exchange controls in any country; (n) any failure of any Person to mitigate its damages; (o) the effect of any foreign or domestic laws, rules, regulations or actions of a court or governmental body or entity; or (p) any other condition, event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor or otherwise, or which might otherwise limit recourse against Guarantor, it being agreed that the obligations of Guarantor hereunder shall not be discharged except by payment and performance in full as herein provided. No failure to make demand or delay in making demand on Guarantor for satisfaction of the obligations of Guarantor hereunder shall prejudice the right of Beneficiaries to enforce the obligations of Guarantor hereunder.

5. Waivers of Notice, Etc. To the maximum extent permitted by applicable Law, Guarantor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever (including (a) notice of acceptance of this Guaranty, notice of nonpayment or nonperformance of any of the Obligations, and (b) all notices required by statute, rule of law or otherwise now or hereafter in effect to preserve any rights against Guarantor), with respect to this Guaranty or the Obligations, including: (w) any right to the enforcement, assertion or exercise against Lessee or any other Person or the Aircraft or any other collateral security for the Obligations of any right, power, privilege or remedy conferred in any Agreement or otherwise, (x) any requirement to exhaust any remedies, (y) any requirement of promptness in commencing suit against any Person who may be or become liable thereon, and (z) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of Guarantor or any surety or which might otherwise limit recourse against Guarantor. Each of the Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Guaranty.

                                      10-3

6. Extensions, Etc. Guarantor consents and agrees that Beneficiaries, or any of them, may in their sole discretion, to the extent otherwise permitted by the Operative Documents and to the maximum extent permitted by applicable Law, at any time or from time to time, (i) extend or shorten the Term of the Lease and/or renew, extend, or increase or decrease or otherwise change or modify the amount, time, manner, place or terms of payment, performance or observance of any or all of the Obligations, (ii) apply payments by Lessee or Guarantor to any Obligations, (iii) exchange, release or surrender any security or property which may at any time be held by it, (iv) release any surety or guarantor for or of any of the Obligations, (v) settle or compromise any or all of the Obligations with Lessee or any other Person liable thereon or (vi) subordinate the payment, performance or observance of all or any part thereof to the payment, performance or observance of any other debts or obligations which may be due or owing to them or any other Person, all in such manner and upon such terms as Beneficiaries, or any of them, may deem proper, without further assent from Guarantor, who agrees to remain bound under this Guaranty notwithstanding any such extension, change, modification, amendment, release, surrender, settlement, compromise or subordination.

7. No Waiver. No failure on the part of any of Beneficiaries to exercise, and no delay in exercising, any right or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power, or of any remedy, of any Beneficiary under this Guaranty, the Operative Documents or applicable law.

8. Guaranty of Performance. This Guaranty is a guaranty of payment and performance and not of collection and Guarantor waives any right to require that any action against Lessee or any Lessee Affiliate be taken or exhausted prior to action being taken against Guarantor.

9. Representations and Warranties. Guarantor represents and warrants to and for the benefit of each Beneficiary that:

         (a) Due Organization. Guarantor is a company duly organized under the Laws of _______ and has the full power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Guaranty and each of the other Operative Documents to which it is or will be a party.

         (b) Due Authorization. This Guaranty and each of the other Operative Documents to which Guarantor is or will be a party have been duly authorized by all necessary corporate action on the part of Guarantor, and do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or other obligations of Guarantor, except such, if any, as have been duly obtained, and neither the execution and delivery hereof or thereof nor the consummation of the transactions contemplated hereby or thereby will contravene any United States federal or state Law applicable to Guarantor or result in any breach of, or constitute any default under, or result in the creation or imposition of any Security Interest upon any property of Guarantor under, any indenture, mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter,

                                      10-4
                  by-law, or other agreement or instrument to which Guarantor is a party or by which Guarantor or its properties' or assets may be bound or affected.

         (c) Enforceability. This Guaranty and each of the other Operative Documents to which Guarantor is or will be a party have been or on the Delivery Date will have been duly entered into and delivered by Guarantor and constitute or on the Delivery Date will constitute the valid, legal, and binding obligations of Guarantor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' or lessors' rights or remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) Consents. The execution and delivery by Guarantor of this Guaranty and each of the Operative Documents to which it is or will be a party, and each of the transactions by Guarantor contemplated hereby and thereby, have received, and Guarantor has complied with every necessary consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, any United States federal or state Government Entity or other Government Entity having jurisdiction with respect to the execution and delivery of this Guaranty or any other Operative Document to which it is a party or the validity and enforceability hereof or thereof or the satisfaction of all monetary or other obligations hereunder or thereunder.

         (e) No Litigation. There are no suits, arbitrations or legal proceedings (including any administrative proceeding) pending or threatened before any Government Entity against Guarantor or with respect to any property of Guarantor which, if adversely determined, would have a material adverse effect upon its ability to perform its obligations hereunder and each of the other Operative Documents to which it is or will be a party.

         (f) Investment Company. Guarantor is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (g) Submission to Jurisdiction. Guarantor has validly submitted to the jurisdiction of the courts of the County of New York, State of New York and the federal courts for the Southern District of New York.

         (h) No Broker. Except for one or more financial advisors to Guarantor, the fees for which the Beneficiaries shall have no liability, Guarantor has not retained or employed any broker, finder or financial advisor to act on its behalf in connection with the transactions contemplated hereby and it has not authorized any broker, finder or financial advisor retained or employed by any other Person to so act.

10. Certain Covenants. Guarantor covenants and agrees with each Beneficiary as follows:

         (a) Mergers, Consolidations and Sales. Guarantor shall not liquidate or dissolve; and Guarantor shall not consolidate with or merge with or into any other Person or

                                      10-5
                  convey, transfer, lease or otherwise dispose of all or substantially all of its property or other assets (in one or a series of transactions) to any Person, unless Guarantor provides Lessor with not less than thirty (30) days prior written notice of such transaction describing such transaction in reasonable detail and providing Lessor with evidence reasonably satisfactory to Lessor that such transaction will comply with the following requirements of this Section 10 and unless:

                  (i) the Person formed by such consolidation or with or into which Guarantor is merged or the Person that acquired all or substantially all of the property or other assets of Guarantor shall (A) be a corporation incorporated under the Laws of the United States or a state thereof, (B) immediately after giving effect to such transaction, shall be Guarantor or shall have acquired or succeeded to all or substantially all of the property and other assets of Guarantor (if such assets are being transferred) as an entirety, and shall have a tangible net worth (as determined in accordance with GAAP) of not less than Guarantor's tangible net worth (as determined in accordance with GAAP) immediately prior to such transaction, (C) execute and deliver to Lessor (y) an agreement in form and substance reasonably satisfactory to Lessor containing an effective confirmation of this Guaranty by Guarantor or assumption by such successor corporation or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by Guarantor under this Guaranty, and (z) such other documents as Lessor may reasonably request in connection with such consolidation, merger or transfer, and (D) shall have the requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby;

                  (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing or shall occur as a result thereof; and

                  (iii) Guarantor shall have delivered to each of Lessor (A) a certificate signed by an officer of Guarantor stating that (1) such consolidation, merger or transfer and the assumption agreement mentioned in subparagraph (i) of this Section 10(a) comply with this Section 10(a) and (2) all conditions precedent herein provided for relating to such transaction have been complied with and (B) an opinion of Guarantor's or the transferee's, as the case may be, counsel (which may be internal counsel) to the effect that the agreement referred to in such subparagraph (i) is the legal, valid and binding confirmation of this Guaranty by Guarantor or obligation of the successor corporation or transferee enforceable against such successor corporation or transferee, as the case may be, in accordance with its terms and otherwise in form and substance reasonably acceptable to Lessor.

         (b) Guarantor's Financial Statements. Guarantor agrees that it will furnish to Lessor, to the extent not otherwise readily available to Lessor via internet access to the databases of the Securities Exchange Commission:

                                      10-6

                  (i) within forty-five (45) days after the last day of each of its fiscal periods (other than the end of its fiscal year), a copy of the unaudited consolidated management accounts for Guarantor and its consolidated subsidiaries for such period, certified by an authorized officer of Guarantor to the effect that such accounts present fairly the consolidated financial condition of Guarantor and its consolidated subsidiaries as of such date in accordance with GAAP consistently applied except as noted and subject to year-end adjustments; and

                  (ii) within ninety (90) days after the last day of each of its fiscal years, a copy of the audited financial statements for Guarantor and its consolidated subsidiaries, together with a copy of the auditor's unqualified certification in respect thereof.

11. Bankruptcy, Etc. Guarantor agrees that if at any time all or any part of any payment or performance theretofore applied by any Beneficiary to any of the Obligations is or must be rescinded or returned by any Beneficiary for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Lessee), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment or performance is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Beneficiaries, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by a Beneficiary had not been made. If an Event of Default shall at any time have occurred and be continuing, or the exercise of any remedy pursuant to the Lease, shall at such time be prevented by reason of the pendency against Lessee or any other Person of a case or proceeding under a bankruptcy, insolvency or similar law, or if the Lease or any other Operative Document shall be terminated as a result of a rejection or disaffirmance in a bankruptcy, insolvency or similar proceeding involving Lessee, Guarantor or any Affiliate of either Lessee or Guarantor, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease or such other Operative Documents shall be deemed to be in default with the same effect as if the Lease or such other Operative Documents had been enforceable in accordance with the terms thereof, and Guarantor shall forthwith pay all amounts, or any of them, to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder or provided herein. In the circumstance described in the preceding sentence, any election of remedies and any determination of any such amount may be made solely for purposes of this Guaranty and any required notice or demand upon Lessee is hereby waived by the Guarantor and may, at the option of a Beneficiary, be given or made upon the Guarantor. Guarantor agrees that it shall be liable for the full amount of the Obligations guaranteed hereby, irrespective of and without regard to, any modification, limitation or discharge of liability, rejection or disaffirmance that may result from or in connection with any bankruptcy, insolvency or similar proceeding involving Lessee, Guarantor, any Affiliate, or any other Person.

12. Jurisdiction. Guarantor hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in New York County with respect to any

                                      10-7
         disputes arising out of or in connection with this Guaranty or any other Operative Document to which it is a party. Guarantor hereby designates, appoints and empowers C.T. Corporation at 1111 Eighth Avenue, 13th Floor, New York, New York 10011, or such other Person as may from time to time be designated by Guarantor, in writing to Lessor to receive for it and on its behalf service of process issued out of the courts referred to above in any legal action or proceedings arising out of or in connection with this Guaranty or other Operative Document to which it is a party. Guarantor further agrees that failure by its process agent to notify it of the process shall not invalidate the proceedings concerned and consents to the service of process relating to any such proceedings provided that such service of process complies with applicable Law. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of any Beneficiary to take proceedings against Guarantor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions, preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. Guarantor agrees that in any legal action or proceedings against it or its assets in connection with this Guaranty, no immunity from legal action or proceedings (which shall include, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

13. Judgments. A judgment against Guarantor, obtained in any suit in the courts of the State of New York in New York County or in the United States District Court for the Southern District of New York shall be conclusive, and, to the extent permitted by applicable law, may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Guarantor therein described; provided that the plaintiff at its option may bring suit, or institute other judicial proceedings against, the defendant or any of its assets in the courts of any country or place where the defendant or such assets may be found. Nothing herein shall be construed as a waiver of Guarantor's right to appeal any such judgment.

14. Assignment. Beneficiaries may at any time grant a Security Interest in or sell, assign, transfer, delegate or otherwise dispose of all or any part of their respective rights, titles and interests in and under this Guaranty and, in such event, this Guaranty shall inure to the benefit of, and be enforceable by, the applicable successors and assigns of Beneficiaries. Guarantor shall not permit to exist any Security Interest in respect of, or assign, delegate or otherwise transfer (voluntarily, involuntarily, by operation of law or otherwise) any of its rights or obligations hereunder, and any such action shall be null and void.

                                      10-8

15.      Guarantor's Obligations; Setoff.

         (a) Guarantor. Guarantor's obligation to make all payments due hereunder and to perform its other obligations hereunder shall be absolute and unconditional and shall in no event be subject to any right of setoff, recoupment, deduction or counterclaim or any other defense which Guarantor or any other Person may now or hereafter have against any Beneficiary or any other Person, which Guarantor hereby waives.

         (b) Lessor. Lessor may set off any Obligation of Guarantor hereunder against any obligation owed by Lessor or any of its Affiliates to Lessee or Guarantor or any of their Affiliates.

16. Limitations on Subrogation. (a) Guarantor shall become entitled to subrogation rights by reason of performance of any of its obligations hereunder, provided, that such rights are and shall be subject and subordinate to the rights of the Beneficiaries against Lessee under the Lease in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings related to Lessee, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Lessee, whether or not involving insolvency or bankruptcy proceedings, such that the Obligations shall be finally paid and performed in full before any payment in respect of a subrogation claim by Guarantor shall be made by or on behalf of Lessee and (b) notwithstanding the foregoing provisions, or any other provision of this Guaranty or the Lease, if an Event of Default is in existence, Guarantor hereby irrevocably waives and relinquishes any and all rights of subrogation, contribution, reimbursement or other payment from Lessee or Lessee's estate, whether arising by contract or operation of law (including any such right arising under the United States Bankruptcy Code) or otherwise arising out of, or on account of, any sums which have been claimed or are thereafter claimable against Guarantor under this Guaranty, which waiver shall be in effect unless and until all of the Obligations shall have been finally paid and performed in full. The waiver and relinquishment of rights provided for in the immediately preceding sentence shall be irrevocable and unconditional regardless of whether any such right is reduced to judgment liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. The provisions of this paragraph are made for the express benefit of Lessee as well as each Beneficiary and may be enforced independently by Lessee or any such Beneficiary, in each case, after the date of such Event of Default.

17. GOVERNING LAW. THIS GUARANTY HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

18. Severability of Provisions. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions

                                      10-9
         hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Amendments. This Guaranty and any provision hereof may be terminated, waived, amended, modified or supplemented only by an agreement or instrument in writing, specifying the provision (or, if applicable, the whole of this Guaranty) intended to be terminated, waived, amended, modified or supplemented, and executed by Guarantor and Lessor.

20. Government Authorizations. Guarantor will obtain from time to time all permits, licenses, approvals and authorizations of, and will file all registrations and declarations with, all governmental authorities, bureaus and agencies and will pay all stamp duties required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty (including, payments hereunder, in the lawful currency of the United States of America, of the Obligations) and will take all actions necessary to maintain each such permit, license approval authorization, registration or declaration in full force and effect.

21.      Withholding Taxes.

         (a) Any and all amounts required to be paid by Guarantor hereunder shall be paid in the lawful currency of the United States of America strictly in accordance with the terms and provisions of the Operative Documents, without set-off or counterclaim and without deduction or adjustment for and free and clear of any and all Taxes, provided, however, that Guarantor will not be required to pay and discharge (and, if required by law, shall withhold) any Taxes that it is not required to indemnify the recipient against pursuant to subsection (b) (as limited by subsection (c)) and (d). If any Taxes shall be required to be deducted or withheld from any amounts payable to any Beneficiary, Guarantor must deduct the minimum amount necessary to comply with the Law and if required pursuant to Subsection (b) (as limited by subsection (c)) below, pay Beneficiary an extra amount so that Beneficiary receives a net amount on the relevant payment date that is equal to the amount it would have received if the reduction had not been made. The amount of any such payment to Beneficiary must take into account the tax treatment of that payment to Beneficiary applying the principles of Section 5.10 of the Common Terms Agreement such that Beneficiary shall be in no worse position than it would have been if the deduction had not applied in the first place.

         (b) Guarantor further agrees that it will indemnify each Beneficiary against, and reimburse each of them upon demand for, Taxes levied or imposed against or upon or payable by such Beneficiary, Lessee or Guarantor and arising from the transactions pursuant to the Lease, including all Taxes relating or attributable to Lessee, the Lease or the Aircraft in connection with the importation, exportation, registration, ownership (but only to the extent relating to or attributable to or arising as a result of the possession, operation, use or maintenance of the Aircraft by Lessee), leasing, sub-leasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or

                                     10-10
                  redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income, indemnification payment or other amounts arising therefrom, or the making of any Equipment Change or the permanent replacement of any Engine. Guarantor further agrees that it will indemnify each Beneficiary against, and reimburse any of them upon demand for, any Taxes and any loss, liability, claim or expense (including interest, penalties and legal fees) that any of them may incur at any time arising from or in connection with any failure of Guarantor to make any payments of Taxes when due. All Taxes indemnified pursuant to this subsection (b) shall be paid by Guarantor directly to the appropriate taxing authority (to the extent permitted by applicable Law) at or before the time prescribed by applicable Law. After any payment by Guarantor of any Tax directly to a taxing authority, Guarantor shall furnish to the relevant Beneficiary, on request, a certified copy of a receipt for Guarantor's payment of such Tax or such other evidence of payment of such Tax as is reasonably obtainable by Guarantor and reasonably acceptable to Beneficiary. Any amount payable by Guarantor to a Beneficiary pursuant to this subsection shall be paid within ten Business Days after receipt of a written demand therefore from the relevant Beneficiary accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that if an amount of any indemnified Tax is being contested in accordance with Section
                  5.9 of the Common Terms Agreement included in the Lease and Guarantor shall have duly performed (and shall continue to perform) all its obligations under such Section 5.9 with respect to such contest, then payment of the indemnity with respect to such Tax under this subsection shall, at Guarantor's election, be deferred until the date the contest has been completed.

         (c) Guarantor is not required to indemnify any Beneficiary, for any Lessor Taxes.

         (d) Notwithstanding Subsection (c) above, the Guarantor will be required to indemnify any Beneficiary for any Tax imposed by any government or taxing authority of or in any jurisdiction if and to the extent that such tax would not have been imposed but for the sites of organization, any place of business or any activity of Guarantor in the jurisdiction imposing the tax.

         (e) The provisions of Section 5.9 of the Common Terms Agreement included in the Lease shall apply to Guarantor's indemnities in this Section 21, mutatis mutandis.

         (f) If a Beneficiary, in good faith, determines that it has realized a tax benefit (by way of deduction, credit or otherwise) as a result of any payment or Tax for which Guarantor is liable under Section 21(a), 21(b) or 21(c), such Beneficiary shall pay to Guarantor as soon as practicable after the tax benefit has been realized (but not before Guarantor has made all payments and indemnities to such Beneficiary required under Section 21(a), 21(b) or 21(c), as applicable), an amount which will ensure that (after taking account of the payment itself) Beneficiary is in no better and no worse position than it would have been if the deduction had not applied. Nothing in this subsection (f) shall (i) interfere with the right of Beneficiary to arrange its tax affairs in whatever manner it thinks fit; or (ii) oblige Beneficiary to

                                     10-11
                  disclose any information relating to its Tax affairs or any Tax computations (other than computations made with respect to any amounts claimed by Beneficiary from Guarantor pursuant to
                  Section 21(a), 21(b) or 21(c)); provided, however, that if any of the information related to the computations is contained in tax returns or other documents involving matters unrelated to the Lease or is otherwise confidential information, then such information shall be confirmed by Beneficiary's independent auditors.

22. Currency of Payment. Guarantor acknowledges and agrees that the lawful currency of the United States of America shall be the currency of account in any and all events and guarantees that the obligations will be paid in the lawful currency of the United States of America in accordance with the terms and provisions of the Operative Documents, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Obligations or the rights of any Beneficiary with respect thereto as against Lessee, or cause or permit to be invoked any alteration in the time, amount or manner of payment by Lessee of any of or all the Obligations. The obligation of Guarantor hereunder to make payment in the lawful currency of the United States of America shall not be discharged or satisfied by any tender or recovery pursuant to any judgment or otherwise expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by any Beneficiary of the full amount in the lawful currency of the United States of America payable to it under this Guaranty, and Guarantor shall indemnify each Beneficiary for any difference between such full amount and the amount effectively received by it pursuant to any such tender or recovery, and each Beneficiary shall have an additional claim against Guarantor for the additional amount necessary to yield the amount of the lawful currency of the United States of America due and owing to such Beneficiary, which difference Guarantor shall promptly pay to such Beneficiary. In the event that any conversion as aforesaid results in a Beneficiary receiving an amount in Dollars in excess of the amount unpaid under this Guaranty, such Beneficiary shall return to Guarantor the amount of such excess taking into account any tax on the currency exchange not identified as provided herein.

23. Headings. Paragraph headings used herein are for convenience only and shall not be used or construed to define, interpret, expand or limit any provision hereof.

24. Entire Agreement. This Guaranty constitutes, on and as of the date hereof, the entire agreement of Guarantor and Beneficiaries with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Guarantor and Beneficiaries with respect to the subject matter hereof.

25. Further Assurances. Guarantor shall execute and deliver all such instruments and take all such actions as a Beneficiary may from time to time reasonably request in order to effectuate and perfect fully the purposes of this Guaranty , and any or all of any Beneficiary's rights, titles, interest, benefits or remedies hereunder, including to effect or facilitate any action by a Beneficiary referred to in the first sentence of Section 13 hereof.

                                     10-12

26. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor, as and to the extent provided in this Guaranty.

27. Notices. Every notice, request, demand or other communication under this Guaranty shall be given and effective as set forth in the Lease. Guarantor's address for notices is:

                  [Name of Guarantor]
                  1515 West 20th Street
                  P.O. Box 612787
                  DFW Int'l Airport, Texas 75261

                  Attn: General Counsel
                  Fax:  [______________]

or to such other address or facsimile number as is notified by Guarantor to Lessor under this Guaranty.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

                                        [NAME OF GUARANTOR]

                                        By:__________________________

                                        Title:

    Accepted as of the

    date below written:

    ____________________________

    By:_________________________

    Title:

    Date:

                                     10-13

                                   SCHEDULE 11
                                    [OMITTED]

                                      11-1

                                   SCHEDULE 12
                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

         ******THIS SCHEDULE IS INTENDED LARGELY FOR PASSENGER AIRCRAFT.
           TO THE EXTENT THAT ITEMS LISTED HEREIN ARE NOT INSTALLED ON
         CARGO AIRCRAFT, THEN THESE ITEMS WILL BE IGNORED BY LESSEE AND
            LESSOR, AS APPLICABLE, IN THE DELIVERY AND REDELIVERY OF
                        DEDICATED CARGO AIRCRAFT********

1.       Introduction

The maintenance, repair and component manual requirements of the relevant manufacturer must be complied with at all times in respect of any repairs, replacements or repainting undertaken in the cabin interior of the Aircraft. Any repairs incorporated outside of those already approved in such manuals must have the approval of the relevant manufacturer and regulatory authority prior to the release of the Aircraft from the relevant maintenance facility.

Repairs to cabin interior decorative finishes (including seat tables) which do not restore the surface finish to an acceptable standard requires replacement of the specific item.

The adherence to the FAR / JAR material flammability requirements must be maintained at all times.

                                      12-1

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

A. FLIGHT DECK

01   Lining / Instrument     Inspect all flight deck panels and carry out
     Panels                  necessary repairs in accordance with the
                             Maintenance Manual.

02   Seat Inspection         Carry out detailed visual inspection of flight deck
                             seat structure, harness, fittings, linings, and coverings.
                             Carry out detailed visual inspection of the flight deck seat rails
                             Carry out a seat operational check in accordance with the Maintenance Manual.

03   Seat Repair             Carry out flight deck seat repairs in accordance
                             with the Component Maintenance Manual.
                             Replace worn seat covers / damaged foams.

04   Seat Painting           Following any required repainting ensure paint
                             condition is to a uniform shading standard.

05   Footrest Anti-Slip      Renew anti-slip protection on pilot and co-pilot
     Cover Replacement       footrests / rudder pedals (as applicable)

06   Floor Covering          Inspect floor covering and replace worn / torn /
                             stained segments.

07   Door Inspection         Carry out detailed visual inspection of the flight
                             deck door. Check for cracks, missing or damaged parts.
                             Check for correct door operation and locking function

08   Door Repair             Carry out all required repairs in accordance with
                             the Maintenance Manual.

09   Flight Deck Area Paint  Inspect the paint condition of the following :-
                             : All lining panels
                             : Instrument panels
                             : CB panels
                             : Door.
                             Following any required repainting ensure paint condition is to a uniform shading standard.

                                      12-2

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

B. ENTRANCE AREAS

01   Door / Frame Lining     Carry out a detailed visual inspection of door and
     Inspection              doorframe linings. Check for cracks, missing or
                             damaged parts.
                             Pay particular attention to the door and door lining pressure seals.

02   Door / Frame Lining     Repair or replace damaged or missing parts in
     Repair                  accordance with the Maintenance Manual

03   Door / Frame Lining     Inspect paint condition of all lining panels.
     Painting                Following any required repainting ensure paint
                             condition is to a uniform shading standard.
                             Replace damaged placards.

04   Doorframe Structure     Prepare and repaint doorframe structure from all
     Painting                exits.

05   Entrance Area Ceiling   Carry out a detailed visual inspection of entrance
     Panel Inspection        area ceiling panels. Check for cracks, missing or
                             damaged parts.

06   Entrance Area Ceiling   Carry out repair or replacement of damaged or
     Panel Repair            missing parts in accordance with the Maintenance
                             Manual.

07   Entrance Area Ceiling   Inspect paint condition of all ceiling panel outer
     Panel Painting          surfaces. Following any required repainting ensure
                             paint condition is to a uniform shading standard.

08   Entrance Area           Carry out a detailed visual inspection of entrance
     Floor Coverings         area floor coverings. Replace damaged, worn and
                             stained segments.

09   Fwd Airstairs           Replace worn stairway anti slip material
     (As Applicable)

10   Ventral Stairway        Carry out a detailed visual inspection of the
     Tunnel Inspection       ventral stairway lining panels for damaged and
     (DC-9 /MD80 series/     missing parts.
     B727 aircraft only)

11   Ventral Stairway        Carry out all required repairs according to the
     Tunnel Repair           Maintenance Manual.
     (DC-9 / MD80 series /   Replace worn stairway anti slip material
     B727 aircraft only)

12   Ventral Stairway        Inspect paint condition of all panel outer
     Tunnel Painting         surfaces.
     (DC-9 / MD80 series /   Following any required repainting ensure paint
     B727 aircraft only)     condition is to a uniform shading standard.

                                      12-3

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

C. SEATS

01   Attendant Seats         Carry out a detailed visual inspection of the
     Inspection              attendant seats for: -
                             : Structure
                             : Structural attachments
                             : Lining / Fairing panels
                             : Foams
                             : Dress covers
                             : Seatbelts.

02   Attendant Seats Repair  Carry out all required repairs in accordance with the Component Maintenance Manual.
                             Replace worn seat covers / damaged foams.
                             Ensure fire blocking labels on cushion and seat backs are present and in good legible condition.

03   Attendant Seats         Inspect paint condition of seat structure / lining
     Structure / Lining      surfaces. Following any required repainting ensure
     Panel Painting          paint condition is to a uniform shading standard.

04   Passenger Seats         Carry out a detailed visual inspection of the
     Inspection              passenger seats:-
                             : Structure / Structural attachments
                             : Lining / Fairing panels / Armrest caps
                             : Foams / Dress covers
                             : Seatbelts
                             : Ashtrays / Ashtray Blanking caps (As applicable)
                             : Ensure seatback break overload within recommended limits
                             : Seatbacks locked out bordering the overwing exits access aisles

05   Passenger Seats         Carry out a detailed visual inspection of the
     Tray Tables             passenger seat tray tables:-
     Hinged, In-arm and      : Cracked surfaces / Stains / Damaged trim /
     Plug-In                 Disbonding
     (As Applicable)         : Secure hinge arms / No excessive side play /
                             Freedom of movement
                             : Positive locking in the stowed position
                             : Table level horizontally in the down position

06   Passenger Seats Repair  Carry out all required repairs in accordance with the Component Maintenance Manual.
                             Replace worn seat covers / damaged foams.
                             Ensure fire blocking labels on cushion and seat backs are present and in good legible condition.

07   Passenger Seats         Inspect paint condition of seat structure / lining
     Structure / Lining      surfaces.
     Panel Painting          Following any required repainting ensure paint
                             condition is to a uniform shading standard.

                                      12-4

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

D. GALLEYS & STOWAGE UNITS

01   Galley Inspection       Carry out a detailed visual inspection of galley
                             and stowage compartments for:-
                             : Structural integrity
                             : Corrosion - particularly of floor attachment fittings (If accessible)
                             : Contamination
                             : Missing or damaged parts
                             : Perform an operational test on all doors, spring flaps, guides, latches and worktop lights in accordance with the Component Maintenance Manual.

02   Galley Wall Laminate    Carry out a detailed visual inspection of the
     Bulkhead Covering       galley and stowage compartment laminates and
     Inspection (As          bulkhead covering for:-
     Applicable)             : Cracking
                             : Scratches / Disbonding / Discoloration / Stains
                             : Tearing of Material covering

03   Galley Repair           Carry out repairs. Replace or renew damaged or
                             missing parts.
                             All work to be performed in accordance with the Component Maintenance Manual.

04   Galley Painting         Inspect paint condition of galley surfaces.
                             Following any required repainting ensure paint condition is to a uniform shading standard.

05   Galley Ovens - Deep     Carry out deep cleaning of all galley ovens and
     Cleaning                oven inserts

06   Galley Ovens / Coffee   Carry out a detailed visual inspection of these
     Makers / Water Boilers  installations and ensure all units are fully operational per the Maintenance Manual.

07   Galley Floor Coverings  Carry out a detailed visual inspection of galley area floor coverings. Replace damaged, worn and stained segments.

                                      12-5

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

E. LAVATORIES

01   Lavatory Inspection     Carry out a detailed visual inspection of all
                             lavatories for:-
                             : Structural integrity
                             : Corrosion - particularly of floor attachment fittings (If accessible)
                             : Contamination
                             : Missing or damaged parts
                             : Proper sealing of all waste bin compartments
                             : Perform an operational test on all doors and waste bin
                             : compartment spring flaps for correct operation
                               and locking in accordance with the Component
                               Maintenance Manual.

02   Lavatory  -             Carry out a detailed visual inspection of the
     Bulkheads               lavatory bulkheads and panel coverings for:-
     Ceiling Panels          : Cracking
     Sink Unit Panels        : Scratches
     Toilet Unit Fairing     : Disbonding
     Panels                  : Discoloration / Stains
                             : Tearing of Material covering

03   Lavatory Floor Pan      Carry out a detailed visual inspection of the
     / Floor covering        lavatory floor pan / floor covering for
     (As Applicable)         satisfactory condition.
                             Replace / repair as applicable.

04   Lavatory Mirrors        Carry out a detailed visual inspection of the
                             lavatory mirrors for:-
                             : Cracking
                             : Scratches
                             : Disbonding
                             : Discoloration

05   Lavatory Repair         Carry out repair or replacement of damaged or
                             missing parts in accordance with the Component
                             Maintenance Manual.

06   Lavatory Painting       Following any required repainting ensure paint
                             condition is to a uniform shading standard.

07   Lavatory Lights         Carry out an operational check on all lavatory
     and Return to Seat      lights.
     Indication              Ensure Return to Seat indication lettering is
                             complete illuminating properly

08   Toilet & Washbasin      Ensure washbasin and toilet bowl surfaces are clean
     Bowls                   and free of damage.
                             Polished surfaces should be free of discoloration

                                      12-6

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

F. PASSENGER CABIN LININGS & FURNISHINGS

01   Sidewall Panel          Carry out a detailed visual inspection of the cabin
     Inspection              sidewall panels for:-
                             : Cracked surfaces
                             : Damaged parts
                             : Surface discoloration
                             : Cleanliness
                             : Lower sidewall covering material for torn and worn areas

02   Sidewall Panel -        Carry out a detailed visual inspection of the
     Window Pane             window panes and scratch panels for:-
     & Scratch Panel         : Scratches
                             : Loss of ultraviolet protection film
                             (If Applicable)
                             Thoroughly clean inner pane and scratch panel

03   Sidewall Panel -        Carry out a detailed visual inspection of the
     Window Sun Blinds       window sun blinds for:-
                             : Creasing
                             : Torn surfaces
                             : Cleanliness and discoloration
                             : Check blind operation for full and free movement

04   Sidewall Panel Repair   Carry out repair or replacement of damaged or
                             missing parts in accordance with the Maintenance
                             Manual

05   Floor Level Air Inlet   Carry out a detailed visual inspection of all
     Grill                   grills for damage and security
                             Repair / Replace damaged parts

06   Ceiling Panel           Carry out a detailed visual inspection of all
     Inspection              ceiling panels for:-
                             : Damaged or missing parts
                             : Discoloration
                             : Paint condition

07   Ceiling Panel Repair    Carry out repair or replacement of damaged or
                             missing parts in accordance with the Maintenance
                             Manual.

08   Ceiling Panel Painting  Following any required repainting ensure paint condition is to a uniform shading standard.

                                      12-7

AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

09   Floor Carpet            Carry out a detailed visual inspection of all floor
     Inspection              carpets for:-
                             : Stains
                             : Tearing
                             : Worn Areas
                             : Proper Fit
                             : Uniform Shading
                             Ensure Landing Gear lock inspection cut-out panels are properly located and identified (If Applicable)

10   Cabin Ceiling and       Carry out a detailed visual inspection of the
     Sidewall Lights         ceiling and sidewall light covers for evidence of
                             burn marks and discoloration.
                             Ensure that all lights are operating correctly and that all florescent tubes are of the same color
                             (light intensity)

                                      12-8

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

G. OVERHEAD BINS

01   Bin Inspection          Carry out a detailed visual inspection of the
                             overhead bin interior and exterior structure for the following:-
                             : Cracked / torn surfaces
                             : Missing / damaged parts
                             : Surface discoloration
                             : Paint condition
                             : Cleanliness

02   Bin Door Inspection     Carry out a detailed visual inspection of the
                             overhead bin doors for the following:-
                             : Cracked / torn surfaces
                             : Surface distortion
                             : Missing / damaged parts
                             : Surface discoloration
                             : Paint condition
                             : Cleanliness

03   Bin Door Operation      Perform an operational check on the overhead bin
                             doors for the following:-
                             : Correct fit
                             : Positive damper snubbing
                             : Positive locking

04   Bin and Bin Door        Carry out repair or replacement of damaged or
     Repair                  missing parts in accordance with the Maintenance
                             Manual

04   Bin Painting            Following any required repainting ensure paint
                             condition is to a uniform shading standard.

05   Bin Filler Strip        Carry out a detailed visual inspection on bin
     Inspection              filler strips for damage.
     (As Applicable)

06   Bin Filler Strip        Following any required repainting ensure paint
     Painting                condition is to a uniform shading standard with
     (As Applicable)         surrounding bin panels.

07   Passenger Service       Carry out a detailed visual inspection of the
     Units (PSU) Inspection  following passenger service units components for condition and correct operation:-
                             : Air louvers
                             : Call buttons
                             : Reading lights
                             : No Smoking / Fasten Seat Belt lights

                                      12-9

                   AIRCRAFT PASSENGER CABIN INTERIOR STANDARD

H. MISCELLANEOUS

01   Passenger Cabin         Inspect all cabin interior placards
     Placards                Replace all placards that are damaged or with
                             illegible lettering
                             Ensure that all seat row number decals are correctly positioned on the overhead bin structure.

02   Seat Rail Covers        Ensure that all seat rail covers are the correct
                             fit and color throughout the cabin.

03   Flight Deck and         Ensure that all required emergency equipment is
     Passenger Cabin         located and secured in accordance with the approved
     Emergency Equipment     Location Chart.
                             Ensure all required equipment location decals / placards are correctly positioned.
                             Ensure all `Next due date' labels on Emergency
                             Equipment are clearly legible.

04   Emergency Escape        Ensure that installed system is fully operational
     Floor Path Marking      including all Emergency Exit lights.
                             Ensure all light covers are free from stains and cracking.
                             Also the track capping strips (If applicable) are fitting correctly with no gaps or exposed wiring.

05   Emergency Exit          Check for required level of luminescence and
     Photoluminescent        validity of expiry date
     Signs (If Installed)

                                     12-10

                                   SCHEDULE 13
              FORM OF ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

                  THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (MSN ___) (this "Agreement"), dated as of ________ is entered into by and between ______________, a company incorporated under the laws of _______ ("Assignor"), and __________, a ________ _________ ("Assignee").

                              W I T N E S S E T H:

                  WHEREAS, Kitty Hawk Aircargo, Inc., a company incorporated under the Laws of Texas ("Lessee") and Assignor have heretofore entered into that certain Aircraft Lease Agreement, dated as of ___________, 2004 ("ALA"), which incorporates by reference therein a Common Terms Agreement dated as of __________, 2004 between Aviation Financial Services Inc. and Lessee ("CTA"), as amended and supplemented from time to time (collectively, the "Lease"), as more particularly described in Annex 1 hereto (terms not otherwise defined herein shall have the meanings assigned to them in the Lease), which Lease relates to the Aircraft (as defined in Annex I hereto);

                  WHEREAS, Assignor and Assignee have entered into an aircraft sale and purchase agreement dated on or prior to the date hereof ("Purchase Agreement");

                  WHEREAS, pursuant to the Purchase Agreement, Assignor's interest in the Lease is being transferred to Assignee, as contemplated by
Section 14.2 of the CTA;

                  WHEREAS, in connection with the foregoing, Assignor desires to assign all of its right, title and interest in, to and under the Lease to Assignee, Assignee desires to assume certain of Assignor's obligations under the Lease, and, pursuant to the Lease, Lessee has agreed to release Assignor from Assignor's obligations under the Lease to the extent agreed to be assumed by Assignee hereunder, all on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

Article 1. Definitions.

                  For purposes of this Agreement, the following terms shall have the respective meanings set forth below.

                  "Effective Time" has the meaning given to such term in Section
6.4 below.

                  "Lien" shall mean a Security Interest as defined in the Lease (without giving effect to the exclusion of Lessor Liens set forth therein).

                                      13-1

                  "Permitted Lien" shall mean (i) any Lien which is created by or results from debts or liabilities or actions of Lessor or its Affiliates and
(ii) any Lien (other than a Lessor Lien) which Lessee is permitted under the Lease to allow to subsist (including rights conferred on Lessee or any third parties by the Lease) or which is otherwise attributable to or for which Lessee is responsible under the Lease.

                  "Prior Party" shall mean a prior lessor (other than Assignor) under the Lease, if applicable.

Article 2. Assignment and Assumption.

         2.1 Assignor for $10 and for other good and valuable consideration, receipt of which is hereby acknowledged, does hereby assign, transfer, sell and convey unto Assignee, without recourse or, except as provided below in this
Section 2.1, representation or warranty, all of Assignor's right, title and interest accruing on or after the Effective Time hereof in, to and under the Lease, free and clear of Liens other than Permitted Liens, to have and hold the said Lease unto Assignee, its successors and assigns, to and for its and their use forever; provided, however, that Assignor retains and does not assign to Assignee any rights or benefits accrued or arising pursuant to the Lease in respect of the period prior to the Effective Time hereof, including, Rent paid in advance prior to the date hereof and which is allocable to the period prior to the Effective Time, and Assignor retains and does not assign to Assignee hereby Assignor's (or if applicable, a Prior Party's) rights under Sections 5.6, 5.7, 5.8, 5.9, 5.10, 5.12, 9 (as an additional insured in their capacity as an Indemnitee for liability purposes only), 10 or 14.3 of the CTA as if Assignor and such Prior Parties continued to be named as a Tax Indemnitee or Indemnitee, as the case may be, thereunder in the capacity as "Lessor" (and/or Owner, Financing Parties' Representative and Financing Party, as the case may be) for the period prior to the Effective Time and in the capacity as a Prior Party for the period after the Effective Time (collectively, the "Retained Rights"). In furtherance of the foregoing, (i) Assignor shall pay to Assignee on the date of the Effective Time an amount equal to all Rent paid in advance and allocable to the period on or after the date of the Effective Time in accordance with the terms and conditions of the Purchase Agreement and (ii) from the Effective Time, Assignee shall be entitled to all rights, remedies and benefits of Lessor provided for under the Lease, including, the right to make all inspections and determinations and give all requests thereunder, the right to receive all payments and other performance by Lessee thereunder and the right to exercise all rights and remedies of Lessor with respect to Lessee or the Aircraft thereunder other than in respect of Retained Rights.

         2.2 Assignee hereby assumes all of the duties, liabilities, and obligations of Lessor under the Lease arising or accruing on or after the Effective Time, and agrees that it shall be bound by all the terms of, and shall undertake all of the obligations of Lessor contained in, the Lease, arising on or after the Effective Time hereof; provided, however, that Assignee does not assume, and Assignor shall be and shall remain obligated to Lessee for, all duties, liabilities and obligations of Lessor under the Lease arising or accruing prior to the Effective Time (the "Retained Obligations"). For avoidance of doubt, Assignee hereby confirms that, from the Effective Time, it is assuming all the obligations of Lessor under the Lease (other than the

                                      13-2

Retained Obligations) including, without limitation, the obligations, if any, of Lessor under Sections 5.11, 7.1 and 7.2 of the CTA.

         2.3 Assignee and Assignor hereby covenant and agree to execute and to deliver to each other and to Lessee from time to time such other documents, instruments and agreements as any of them reasonably may request in order to further evidence the assignment, assumption and substitution effected hereby or otherwise to carry out the purposes and intent of this Agreement. Assignee agrees that, in all matters relating to any Retained Rights, Assignee shall not amend the Lease or otherwise act in derogation of any Retained Rights.

         2.4 In furtherance of the foregoing, Assignor hereby agrees to [pay to Assignee an amount equal to the Deposit] [transfer to Assignee the Letter of Credit] [and pay an amount equal to Lessor's maximum potential Maintenance Contribution liability under Section 7.2 of the CTA as of the Effective Time]. [Assignor and Assignee shall execute and deliver a receipt for such payments, which receipt shall be acknowledged by Lessee pursuant to which acknowledgment Lessee shall agree that, upon Assignee's receipt of such payments, Assignor shall not have any further obligations under the Lease relating to the Deposit, Supplemental Rent or Maintenance Contributions or amounts payable in respect thereof and Assignee's obligations in respect thereof as of the date hereof shall be limited to the amounts set forth in such receipt.]

Article 3. Release.

         3.1 For the avoidance of doubt, pursuant to Section 14.2 of the Lease, Lessee shall be bound by the foregoing assignment and assumption, including, Assignor's reservation of rights and benefits provided for above, and Assignor (and all other Prior Parties) continuing as a "Tax Indemnitee" and an "Indemnitee", as the case may be, under and for purposes of Sections 5.6, 5.7, 5.8, 5.9, 5.10, 5.12, 9 (as an additional insured in their capacity as an Indemnitee for liability purposes only), 10 and 14.2 of the CTA as provided above. Except as provided above with respect to Retained Rights and Retained Obligations, on and as of the Effective Time, pursuant to Section 14.2 of the Lease, Lessee shall be deemed to have agreed that Assignor is hereby released and discharged from each and every obligation, liability (express or implied) or duty under or pursuant to the Lease (included under Sections 5.11, 7.1 and 7.2 of the CTA) arising or accruing on or after the Effective Time hereof and, for such purposes, Assignee shall be substituted in lieu of Assignor as the "Lessor" under the Lease.

Article 4. Assignee's Representations and Warranties. Assignee represents and warrants to Assignor and Lessee that:

         4.1 [Assignee is a "citizen of the United States" within the meaning of the Federal Aviation Act of 1958, as amended, and as recodifed in Subtitle VII of Title 49 of the United States Code, and the regulations thereunder (including with respect to voting trust or other voting rights arrangements).]

         4.2 Assignee is a [corporation][limited liability company][national banking association] organized and validly existing in good standing under the laws of [_______] and has

                                      13-3
the _______ power to own its assets and to carry on its business as presently conducted and to enter into and perform this Agreement.

         4.3 This Agreement has been duly authorized all necessary corporate action on the part of Assignee and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Assignee with any of the terms and provisions hereof does or will contravene any law applicable to Assignee, conflict with the constitutional documents of Assignee, or result in any breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of Assignee under, any material credit agreement or instruments or other agreement or instruments to which Assignee is a party or by which Assignee or its properties or assets are bound.

         4.4 Assignee has received every consent, approval or authorization of, and has given every notice to, each Government Entity having jurisdiction with respect to the execution, delivery or performance of this Agreement by Assignee.

         4.5 This Agreement has been duly executed and delivered by Assignee and constitutes a legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Article 5. Assignor's Representations and Warranties. Assignor represents and warrants to Assignee and Lessee that:

         5.1 Assignor is a [corporation][limited liability company][national banking association] organized and validly existing in good standing under the laws of [_______] and has the ______ power to own its assets and to carry on its business as presently conducted and to enter into and perform this Agreement.

         5.2 This Agreement has been duly authorized pursuant to all necessary corporate action on the part of Assignor and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Assignor with any of the terms and provisions hereof does or will contravene any law applicable to Assignor, conflict with the constitutional documents of Assignor, or result in any breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of Assignor under, any material credit agreement or instruments or other agreement or instruments to which Assignor is a party or by which Assignor or its properties or assets are bound.

         5.3 Assignor has received every consent, approval or authorization of, and has given every notice to, each Government Entity having jurisdiction with respect to the execution, delivery or performance of this Agreement by Assignor.

         5.4 This Agreement has been duly executed and delivered by Assignor and constitutes a legal, valid and binding obligation of Assignor, enforceable against Assignor in

                                      13-4
accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Article 6. Miscellaneous.

         6.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Assignor and Assignee agree that Lessee shall be a third party beneficiary of this Agreement.

         6.2 This Agreement has been executed and delivered in the State of New York, and this Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made in such State and to be performed entirely within such State.

         6.3 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         6.4 This Agreement shall become effective at the time of filing of this Agreement for recordation with the FAA (the "Effective Time"). Assignor and Assignee agree to notify Lessee of the Effective Time promptly after the occurrence thereof pursuant to a Notice of Assignment substantially in the form of Annex 2 hereto[, and to notify the applicable broker and/or insurers of the substance of Section 2.1 of the Assignment Notice promptly after the Effective Time].

                                      13-5

IN WITNESS WHEREOF, the parties hereto have each caused this Assignment, Assumption and Release Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

ASSIGNOR:                               ________________________________

                                        By:   __________________________

                                        Name:

                                        Title:

ASSIGNEE:                               _________________________________

                                        By:   ___________________________

                                        Name:

                                        Title:

                                      13-6

                                     ANNEX I
                             TO ASSIGNMENT AGREEMENT
                                    (MSN ___)

Description of Aircraft and Lease

Aircraft:

Lease:
Instrument                  Date of Instrument         Recording Date and Number

Aircraft Lease Agreement

Common Terms Agreement

                                    Annex I-1

                                    ANNEX II
                             TO ASSIGNMENT AGREEMENT
                                    (MSN ___)

Kitty Hawk Aircargo, Inc.
1515 West 20th Street
DFW International Airport
Dallas, Texas 75261, United States of America

NOTICE OF ASSIGNMENT RE: MSN ____________

Ladies and Gentlemen:

Please find attached hereto a fully executed Assignment, Assumption and Release Agreement (MSN ___) between the Assignor and Assignee named therein (the "Assignment Agreement") with respect to the lease of Aircraft bearing manufacturer's serial number ___________. Terms used herein and not otherwise defined have the meanings given to them in the Assignment Agreement.

1. Notice. Assignor and Assignee hereby notify Lessee of the assignment, assumption and release with respect to the Lease provided for in the attached Assignment Agreement, which assignment, assumption and release are in full force and effect. The "Effective Time" as defined therein occurred at ______.

2. Lease Amendments/Supplements. The following amendments and/or supplements to the Lease are hereby made effective automatically on and for the period from and after the Effective Time.

2.1 The definitions of the following terms in the CTA or the ALA, as applicable, are hereby amended and/or supplemented as set forth below:

         (a) The term "Indemnitees" in Schedule I to the CTA includes Assignee as Lessor, _______ as Owner, _______. All Indemnitees prior to the Effective Time remain as Indemnitees.

         (b) The term "Lessor" in the ALA is hereby amended to refer to Assignee.

         (c) [The term "Owner" in the ALA is hereby amended to refer to ____________].

         (d) The term "Tax Indemnitee" in Schedule I to the CTA includes Assignee as Lessor, _______ as Owner. All Tax Indemnitees in effect prior to the Effective Time shall remain Tax Indemnitees.

2.2. Section 5.5 of the CTA is hereby deleted in its entirety and replaced with the following:

         "All payments by Lessee to Lessor under the Lease will be made for value on the due date in Dollars and in immediately available funds by wire transfer to

         ______________________, ABA Number ____________, Swift Code
         ___________, for the account of ________________________, Account number ________________, or such other account as Lessor designates in writing from time to time"

                                   Annex II-1

2.3 Section 15.7 of the CTA is hereby amended by deleting Lessor's contact information appearing therein and replacing it in its entirety with the following:

         Lessor:

         Address:

         Attn:

         Facsimile:

         Telephone

3. Lessee's Representation of Warranties. Upon receipt hereof, and in consideration of Assignor's and Assignee's representations, warranties and covenants contained in the Assignment Agreement, Lessee shall be deemed to represent and warrant to Assignor of Assignee that:

3.1 Lessee is a corporation organized and validly existing in good standing under the laws of Texas and has the corporate power to own its assets and to carry on its business as presently conducted and to enter into and perform the Lease.

3.2 As of the Effective Time the representations and warranties set forth in Section 1.1 of Schedule 2 of the CTA were true and correct.

3.3 Except as notified in writing by Lessee to Assignee within ten (10) days from the date hereof, the Lease is in full force and effect, and a true, complete and current description of the Lease is attached hereto as Annex B (and is accurately described in the Assignment Agreement), which contains all written amendments, waivers or other modifications thereto as of the date hereof, and there have been no oral amendments, waivers or other modifications of any provisions of the Lease, in each case which continue in effect on or after the Effective Time.

3.4 Except as notified in writing by Lessee to Assignee within ten (10) days from the date hereof, Lessee has no disputes with Assignor, and, to the knowledge of Lessee, Lessee has no claims against Assignor, under or in respect of the Lease.

3.5 Except as notified in writing by Lessee to Assignee within ten (10) days from the date hereof, no prior notice of assignment of the Lease by Assignor has been received by Lessee [other than ______].

3.6 Except as notified in writing by Lessee to Assignee within ten (10) days from the date hereof, neither the Aircraft nor any Engine is subject to a requisition by any Government Entity, nor to any sublease, interchange or charter.

3.7 Except as notified in writing by Lessee to Assignee within ten (10) days from the date hereof, no unrepaired damage with the cost of repair or replacement in excess of the Damage Notification Threshold, and no Event of Loss or incipient Event of Loss, has occurred with respect to the Aircraft or any Engine.

3.8 Except as notified in writing by Lessee to Assignee within ten (10) days from the date hereof, no Default (including with respect to the payment of Rent) has occurred and is continuing.

3.9      Lessee has made no prepayments of Rent.

                                   Annex II-2

3.10 Except as notified in writing by Lessee to Assignee within ten (10) days from the date hereof, as of the date hereof, the Agreed Value, [and] the monthly Rent[, the Supplemental Rent amounts,][the Deposit][the Letter of Credit][, and the amount of Lessor's maximum Maintenance Contribution liability] are as set forth on Annex A attached hereto.

4. Plates. Upon Lessee's acknowledgement hereof, Lessee shall be deemed to have agreed that Lessee will, at Assignee's expense, procure that replacement fireproof plates are affixed to the Aircraft in compliance with Section 8.7(d) of the CTA at the next scheduled maintenance check of the Aircraft and Assignee agrees that no Default shall occur under the Lease due to Lessee's failure to install such replacement fireproof plates prior to such time.

5. Further Assurances. Each of the parties hereto agrees from time to time to do and perform such other and further acts and to execute and deliver any and all such instruments as may be required by law or reasonably requested by any other party hereto to establish, maintain and protect the rights and remedies of the parties hereto and to carry out and effect the intended purpose of the Assignment Agreement. In particular, Lessee agrees that it will use reasonable commercial efforts to obtain within ten (10) days from the date hereof an acknowledgment from the applicable insurance broker or insurer that it received the notice referred to in Section 6.4 of the Assignment Agreement.

                                   Annex II-3

Please acknowledge your receipt of this Notice of Assignment and confirmation of the foregoing terms hereof by executing a counterpart hereof and returning it to the Assignee.

[Assignor]                              [Assignee]

By:                                     By:

Name:                                   Name:

Title:                                  Title:

Acknowledged and Confirmed:

Kitty Hawk Aircargo, Inc.

By:

Name:

Title:

Dated: _____________________

                                   Annex II-4

                                     ANNEX A
                             TO NOTICE OF ASSIGNMENT
                                    (MSN ___)

Agreed Value: $__________
Rent: $__________
[Supplemental Rent: [amount payable by category]]
Deposit: $__________
Letter of Credit: __________

                                    Annex A-1

                                     ANNEX B
                             TO NOTICE OF ASSIGNMENT
                                    (MSN ___)

Copy of complete Lease

                                    Annex B-1

                                   SCHEDULE 14
                         FORM OF LEASE SUPPLEMENT NO. 1

LEASE SUPPLEMENT NO. 1, dated as of ___________, 200_, between
____________________________________________, [a corporation organized under the laws of ______________] [, not in its individual capacity, but solely as owner trustee] ("Lessor"), and Kitty Hawk Aircargo, Inc., a corporation organized under the laws of Texas ("Lessee").

Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of _____________________, including the Common Terms Agreement as defined therein (collectively, herein referred to as the "Agreement" and the defined terms therein being hereinafter used with the same meaning). The Agreement provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

The Agreement and this Lease Supplement relate to the Aircraft, Engines and Parts as more precisely described below and in the Certificate of Technical Acceptance. A counterpart of the Agreement is attached hereto and shall be filed together with this Lease Supplement with the FAA.

In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1. Lessor hereby delivers and leases to Lessee under and pursuant to the Agreement and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under and pursuant to the Agreement, that certain [manufacturer, model, msn, registry number] aircraft, and the [manufacturer, model, esn] Engines (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described in Schedule 1 hereto, together with the Aircraft Documents and Records described in the Agreement (the "Delivered Aircraft").

2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3. The Term for the Delivered Aircraft shall commence on the Delivery Date and shall end on the Expiry Date, with respect to which the Scheduled Expiry Date shall be [insert date].

4. The amount of Rent for the Delivered Aircraft is set forth in Schedule B to the Agreement.

5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each delivered Engine have been duly marked in accordance with the terms of Section 8.6(a) of the Agreement, (ii) the Aircraft is insured as required by the Agreement, (iii) the representations and warranties of Lessee referred to in
Section 2.1 of the Agreement are hereby repeated with effect as of the date first above written, (iv) having inspected the Delivered Aircraft, Lessee acknowledges that the Delivered Aircraft satisfies all conditions required for Lessee's acceptance of delivery as set

                                      14-1
forth in the Agreement, and (v) the execution and delivery of this Lease Supplement signifies absolute and irrevocable acceptance by Lessee of the Delivered Aircraft for all purposes hereof and of the Agreement.

6. This Lease Supplement shall be governed by and construed in accordance with the Laws of the State of New York. This Lease Supplement is hereby deemed executed and delivered pursuant to the Agreement in the State of New York.

7. This Lease Supplement may be executed in any number of counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement; provided, that to the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the "Original", which shall be identified by Lessor's receipt therefore indicated on the signature page thereof.

8. This Lease Supplement supplements and forms a part of the Agreement. The Agreement, as supplemented hereby, is hereby ratified, approved and confirmed in all respects.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. 1 to be duly executed as of the day and year first above written.

LESSOR,                                 LESSEE,

[Lessor]                                    KITTY HAWK AIRCARGO, INC.

By:_____________________________            By:_____________________________

Name:___________________________            Name:___________________________

Title:__________________________            Title:__________________________

                                      14-2

                                   SCHEDULE 15
                      FORM OF CERTIFICATE LEASE TERMINATION

The undersigned hereby certify that the Aircraft Lease Agreement dated as of _________, ____ between the undersigned Lessor and undersigned Lessee, and as further described in the Appendix attached hereto, has terminated (except as described in Section 15.13 thereof) and the aircraft and aircraft engines covered thereby are no longer subject to the terms thereof. This certificate may be executed in one or more counterparts each of which when taken together shall constitute one and the same instrument.

         DATED this __________ day of ____________________, __________

LESSOR                                   LESSEE

[LESSOR]                                 KITTY HAWK AIRCARGO, INC.

By:________________________________      By:_______________________________

Title:_____________________________      Title:____________________________

                                      15-1

                                   SCHEDULE 16
                            FORM OF LETTER OF CREDIT

GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, CT 06927

Dated _________

This Letter of Credit is provided in connection with the lease of that [AIRCRAFT TYPE] aircraft [SERIAL NO.] to [LESSEE] (the "Lease"). This letter of credit however creates primary obligations on us and is independent from the lease.

On the instructions of [LESSEE] and for its account, we hereby establish this irrevocable Letter of Credit to authorize GE Capital Aviation Services, as manager of the aircraft, to draw on [APPROPRIATE BRANCH/DEPARTMENT DETAILS/ADDRESS OF ISSUING BANK] an amount or amounts not exceeding a total of US$ [AMOUNT IN FIGURES (AMOUNT IN WORDS] United States Dollars) upon receipt by us of a signed demand certificate from you in the following format (with the square bracketed sections completed):

"On behalf of [LESSOR NAME], the undersigned as an authorized signatory or representative of GE Capital Aviation Services hereby (i) certifies that GE Capital Aviation Services is entitled to draw under you irrevocable Letter of Credit dated [DATE OF THIS LETTER OF CREDIT] pursuant to the terms of the Lease and (ii) draws upon your irrevocable Letter of Credit dated [DATE OF THIS LETTER OF CREDIT] and instructs you to transfer US$ [AMOUNT IN FIGURES] ([AMOUNT IN WORDS] United States Dollars) to [INSERT APPROPRIATE BANK DETAILS] immediately."

We will honor drawings under this Letter of Credit upon our receipt of such a demand certificate (by facsimile to fax number: [BANK FAX NUMBER], mail, courier service or by hand) and will make payment to the account specified in the demand certificate, for value no later than close of business on the next succeeding banking day following our receipt of the demand certificate. If any drawing hereunder does not conform with these terms, we shall promptly notify you of that, state the reason(s) why and hold the document(s) presented at your disposal (or return them to you if you so request).

Partial drawings are permitted.

This letter of credit expires on [INITIAL EXPIRY DATE] ("Expiry Date") but shall be automatically extended, without the need for amendment, for one year from the said Expiry Date and annually thereafter unless at least sixty (60) days prior to the then applicable Expiry Date we have notified you by registered mail that we will not renew the letter of credit for the following year.

This Letter of Credit is transferable and constitutes an obligation to make payment against documents.

                                      18-1

Except as provided above, this Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 and is governed by New York law. Unless you otherwise require, any disputes arising out of or in connection with this letter of credit shall be resolved before the United States District Court for the Southern District of New York and any New York state court sitting in the County of New York, New York, and all related appellate courts.

All bank charges, including, but not by way of limitation, fees or commissions, shall be for the applicant's account.

                                      18-2